                                               Filed Pursuant to Rule 424(b)(5)
                                                     Registration No. 333-26527


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 12, 1997)

                                  $733,125,000

                                [FIRSTPLUS LOGO]

                       FIRSTPLUS INVESTMENT CORPORATION,
                                    (SELLER)

                           FIRSTPLUS FINANCIAL, INC.
                           (TRANSFEROR AND SERVICER)

                     FIRSTPLUS HOME LOAN OWNER TRUST 1997-2

    The FIRSTPLUS HOME LOAN OWNER TRUST 1997-2 will be established pursuant to a Trust Agreement among FIRSTPLUS INVESTMENT CORPORATION, as Seller, Wilmington Trust Company, as Owner Trustee, and First Bank National Association, in its capacity as Co-Owner Trustee. The Trust will issue the twelve classes of Asset Backed Notes set forth below (the "Notes"), pursuant to an Indenture dated as of June 1, 1997, between the Trust and First Bank National Association, in its capacity as Indenture Trustee. The Trust will also issue a single class of Asset Backed Certificates (the "Certificates") pursuant to the Trust Agreement and instruments evidencing the residual interest in the assets of the Trust (the "Residual Interest"). The Notes and the Certificates are referred to together herein as the "Securities". Only the Notes will be offered hereby.

    It is a condition to the issuance of the Notes that they each be rated by the Rating Agencies as described herein under "Ratings".

     BEFORE PURCHASING ANY NOTES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH HEREIN AND IN THE PROSPECTUS, UNDER "RISK FACTORS" AT PAGE S-12 AND "PREPAYMENT AND YIELD CONSIDERATIONS" AT PAGE S-47 HEREIN, AND UNDER "RISK FACTORS" AT PAGE 11 IN THE PROSPECTUS.

    For the definitions of capitalized terms used herein, see the "Index of Terms" beginning on page S-63 herein and beginning on page 97 in the Prospectus.
                                                        (continued on next page)

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

========================================================================================================================
                                 ORIGINAL            INTEREST             PRICE TO          UNDERWRITING         PROCEEDS TO
                             PRINCIPAL BALANCE         RATE              PUBLIC(1)            DISCOUNT            SELLER(2)
------------------------------------------------------------------------------------------------------------------------
Class A-1 Notes............    $ 53,220,000            6.34%             99.99802%             0.1500%            99.84802%
------------------------------------------------------------------------------------------------------------------------
Class A-2 Notes............    $103,860,000            6.31%             99.99175%             0.2000%            99.79175%
------------------------------------------------------------------------------------------------------------------------
Class A-3 Notes............    $ 84,010,000            6.52%             99.99945%             0.2500%            99.74945%
------------------------------------------------------------------------------------------------------------------------
Class A-4 Notes............    $ 80,400,000            6.64%             99.98578%             0.3000%            99.68578%
------------------------------------------------------------------------------------------------------------------------
Class A-5 Notes............    $ 64,750,000            6.82%             99.99112%             0.3500%            99.64112%
------------------------------------------------------------------------------------------------------------------------
Class A-6 Notes............    $ 46,400,000            6.88%             99.99752%             0.4000%            99.59752%
------------------------------------------------------------------------------------------------------------------------
Class A-7 Notes............    $ 54,900,000            7.54%             101.97937%            0.5000%            101.47937%
------------------------------------------------------------------------------------------------------------------------
Class A-8 Notes............    $ 49,230,000            7.58%             101.95474%            0.5500%            101.40474%
------------------------------------------------------------------------------------------------------------------------
Class A-9 Notes............    $ 46,355,000            7.82%             101.91611%            0.6125%            101.30361%
------------------------------------------------------------------------------------------------------------------------
Class M-1 Notes............    $ 78,750,000            7.60%             101.00000%            0.7500%            100.25000%
------------------------------------------------------------------------------------------------------------------------
Class M-2 Notes............    $ 39,375,000            7.59%             99.95812%             0.8500%            99.10812%
------------------------------------------------------------------------------------------------------------------------
Class B-1 Notes............    $ 31,875,000            7.93%             99.95391%             1.0000%            98.95391%
------------------------------------------------------------------------------------------------------------------------
Total......................    $733,125,000                             $736,790,106         $3,224,252          $733,565,854
========================================================================================================================

(1) Plus accrued interest at the applicable rate from June 1, 1997.

(2) Before deducting expenses, estimated to be $350,000.

    The Notes are offered by the Underwriters when, as and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company on or about June 19, 1997 against payment therefor in immediately available funds.

PAINEWEBBER INCORPORATED

                   BANC ONE CAPITAL CORPORATION

                                      BEAR, STEARNS & CO. INC.

                                                   MERRILL LYNCH & CO.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 12, 1997.

(Continued from preceding page)

         The assets of the Trust will primarily consist of Home Loans, which will be secured by Mortgages. All of the Home Loans will be conventional loans (i.e., not insured or guaranteed by a governmental agency) ("Conventional Loans"). The Home Loans will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) debt consolidation, and
(iii) a combination of property improvements, debt consolidation, cash-out or other consumer purposes. Substantially all of the Mortgages for the Home Loans will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of
owner occupied single family residences.   In addition, substantially all of
the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity at the time of origination (i.e., the related combined loan-to-value ratios approach or exceed 100%). See "Risk Factors -- Adequacy of the Mortgaged Properties as Security for the Home Loans" and "--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans" herein.

         Payments on the Notes will be made to the holders of the Notes (the "Noteholders") on each Payment Date occurring on the 10th day of each month, or, if such day is not a Business Day, the next succeeding Business Day, beginning in July 1997. The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on all Classes of Notes will accrue at the respective fixed per annum interest rates specified on the cover hereof. On each Payment Date, the Noteholders will be entitled to receive, from and to the extent that funds are available therefor in the Note Payment Account, payments with respect to interest and principal calculated as described herein. See "Description of the Notes -- Payments and Distributions" herein. Payments of interest and principal on the Class M-1 and Class M-2 Notes (the "Mezzanine Notes") will be subordinated in priority to payments of interest and principal, respectively, on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A- 9 Notes (the "Senior Notes") as described herein. Payments of interest and principal on the Class B-1 Notes will be subordinated in priority to payments of interest and principal, respectively, on the Mezzanine Notes and the Senior Notes as described herein.

         The Certificates will represent undivided ownership interests in the Trust. On each Payment Date, the holders of the Certificates (the "Certificateholders") will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Distribution Account, distributions in respect of interest and principal calculated as described herein. Distributions of interest and principal on the Certificates will be subordinated in priority to payments of interest and principal, respectively, on the Notes. See "Description of the Notes -- Payments and Distributions" herein.

         Credit enhancement with respect to the Notes will be provided by (A) the subordination of (i) the Residual Interest and the Certificates to the Notes and (ii) the Class B-1, Class M-2 and Class M-1 Notes, respectively, to each Class of Notes having a higher priority and (B) the overcollateralization feature described herein. The Notes are NOT insured by any financial guaranty insurance policy. See "Description of Credit Enhancement" herein.

         The yields to maturity on the Notes will depend on (i) the rate and timing of reductions of the outstanding principal balances of the Notes as a result of the receipt of payments of principal and interest on, and other principal reductions of, the Home Loans (including scheduled payments, prepayments, delinquencies, liquidations, defaults, losses, substitutions, repurchases and modifications), (ii) the application of Allocable Loss Amounts to the Class B-1 Notes and the Mezzanine Notes and the repayment of Deferred Amounts in respect thereof as described herein, (iii) any reductions of the outstanding principal balances of the Notes from amounts remaining on deposit in the Pre-Funding Account after the termination of the Funding Period, and
(iv) the price paid for the Notes by the Noteholders. Because substantially all of the Home Loans will be secured by junior liens, the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities or unsecured consumer loans with equivalent interest rates and maturities. Prospective investors should carefully consider the associated risks. See "Risk Factors" and "Prepayment and Yield Considerations" herein and "Risk Factors" in the Prospectus.

         The Class M-1 Notes will be subordinate to the Senior Notes, the Class M-2 Notes will be subordinate to the Class M-1 Notes, the Class B-1 Notes will be subordinate to the Class M-2 Notes, and the Residual Interest and the Certificates will be subordinate to the Class B-1 Notes, in each case to the extent described herein. Investors should consider that, as a result of such subordination, the yields to maturity on the Mezzanine Notes and the Class B-1 Notes will be sensitive, in varying degrees (and will each be more sensitive than the yields to maturity on the Senior Notes), to delinquencies and losses on the Home Loans.

         PROCEEDS OF THE ASSETS IN THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE TRANSFEROR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE CO-OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE HOME LOANS ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SELLER OR THE TRANSFEROR OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OTHER PERSON.

                        ----------------------------

         This Prospectus Supplement does not contain complete information about the offering of the Notes. Additional information is contained in the Prospectus and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of the Notes may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING STABILIZING AND THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.


                        ----------------------------


                            AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding the Seller. The address of such web site is http://www.sec.gov.

                             REPORTS TO NOTEHOLDERS

         Unaudited monthly and annual reports concerning the Notes will be sent by the Indenture Trustee to the Noteholders. So long as any Note is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as the registered owner of such Notes pursuant to the Indenture. DTC will supply such reports to Note Owners in accordance with its procedures.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the accompanying Prospectus. Certain capitalized terms used herein may be defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Terms" included as an Appendix A to both this Prospectus Supplement and the Prospectus. Capitalized terms that are used but not defined herein will have the meanings assigned to such terms in the Prospectus.

Issuer  . . . . . . . . . . . . . . . . .    FIRSTPLUS Home Loan Owner Trust
                                             1997-2 (the "Trust" or the
                                             "Issuer"), a Delaware business
                                             trust, established pursuant to a
                                             trust agreement dated as of June
                                             1, 1997  (the "Trust Agreement"),
                                             among the Seller, the Owner
                                             Trustee, the Co-Owner Trustee and
                                             the Affiliated Holder.

Seller  . . . . . . . . . . . . . . . . .    FIRSTPLUS INVESTMENT CORPORATION
                                             (the "Seller"), a Nevada
                                             corporation, in its capacity as
                                             Seller of the Home Loans to the
                                             Trust.

Servicer and Transferor . . . . . . . . .    FIRSTPLUS FINANCIAL, INC. ("FFI"
                                             or the "Servicer" or the
                                             "Transferor"), a Texas
                                             corporation, in its capacity as
                                             Servicer and Transferor of the
                                             Home Loans.  FFI is a wholly owned
                                             subsidiary of FIRSTPLUS Financial
                                             Group, Inc.  ("FFG"), a Nevada
                                             corporation.

Indenture Trustee . . . . . . . . . . . .    First Bank National Association, a
                                             national banking association, as
                                             trustee under the Indenture (in
                                             such capacity, the "Indenture
                                             Trustee"), and as co- owner
                                             trustee under the Trust Agreement
                                             (in such capacity, the "Co-Owner
                                             Trustee").

Owner Trustee . . . . . . . . . . . . . .    Wilmington Trust Company, as owner
                                             trustee under the Trust Agreement
                                             (the "Owner Trustee").

Custodian . . . . . . . . . . . . . . . .    Bank One, Texas, N.A., as the
                                             custodian (the "Custodian") under
                                             the Custodial Agreement dated as
                                             of June 1, 1997 by and between the
                                             Owner Trustee, the Indenture
                                             Trustee and the Custodian.

Closing Date  . . . . . . . . . . . . . .    On or about June 19, 1997.

Cut-Off Date  . . . . . . . . . . . . . .    May 31, 1997 with respect to the
                                             Initial Home Loans and, with
                                             respect to the Subsequent Home
                                             Loans, the date specified as the
                                             cut-off date in the applicable
                                             Subsequent Transfer Agreement
                                             (each, a "Cut-Off Date").

Payment Date  . . . . . . . . . . . . . .    The 10th day of each month or, if
                                             such day is not a Business Day,
                                             then the next succeeding Business
                                             Day, commencing in July 1997
                                             (each, a "Payment Date").

Due Period  . . . . . . . . . . . . . . .    With respect to a Payment Date,
                                             the calendar month immediately
                                             preceding such Payment Date (each,
                                             a "Due Period").

Determination Date  . . . . . . . . . . .    The 3rd Business Day prior to each
                                             Payment Date (each, a
                                             "Determination Date").

Record Date . . . . . . . . . . . . . . .    With respect to each Payment Date,
                                             the close of business on the last
                                             Business Day of the month
                                             immediately preceding the month in
                                             which such Payment Date occurs
                                             (each, a "Record Date").

The Notes . . . . . . . . . . . . . . . .    The Trust will issue Asset Backed
                                             Notes (the "Notes") pursuant to an
                                             Indenture dated as of June 1, 1997
                                             (as amended and supplemented from
                                             time to time, the "Indenture"),
                                             between the Issuer and the
                                             Indenture Trustee.  The initial
                                             aggregate principal balance of
                                             each Class of Notes (the "Original
                                             Class Principal Balance" for each
                                             such Class) is set forth on the
                                             cover hereof.  The "Class
                                             Principal Balance" with respect to
                                             each Class of Notes, as of any
                                             date of determination, will be
                                             equal to the Original Class
                                             Principal Balance of each such
                                             Class reduced by (i) all amounts
                                             previously paid to Noteholders of
                                             such Class in reduction of the
                                             Class Principal Balance of such
                                             Class on all previous Payment
                                             Dates and (ii) any Allocable Loss
                                             Amounts applied thereto.  The
                                             Notes will be secured by the
                                             assets of the Trust pursuant to
                                             the Indenture and, as described
                                             herein, will be senior in right of
                                             payment to the Certificates and
                                             the Residual Interest.  In
                                             addition, as described herein, the
                                             Class M-1 Notes will be
                                             subordinate to the Senior Notes,
                                             the Class M-2 Notes will be
                                             subordinate to the Class M-1
                                             Notes, the Class B-1 Notes will be
                                             subordinate to the Class M-2
                                             Notes, the Certificates will be
                                             subordinate to the Class B-1
                                             Notes, and the Residual Interest
                                             will be subordinate to the
                                             Certificates, in each case to the
                                             extent described herein.  Interest
                                             will accrue on each Class of Notes
                                             at the respective rates set forth
                                             on the cover hereof (as to each
                                             Class, a "Note Interest Rate").

  Interest  . . . . . . . . . . . . . . .    Interest on each Class of Notes
                                             will be payable on each Payment
                                             Date in an amount equal to
                                             interest accrued for the related
                                             Due Period at the respective Note
                                             Interest Rate for such Class on
                                             the Class Principal Balance
                                             thereof immediately preceding such
                                             Payment Date after giving effect
                                             to all payments of principal to
                                             the Noteholders of such Class on
                                             or prior to the immediately
                                             preceding Payment Date.  See
                                             "Description of the Notes --
                                             Payments and Distributions"
                                             herein.

  Principal   . . . . . . . . . . . . . .    Principal of each Class of Notes
                                             will be payable on each Payment
                                             Date as described herein under
                                             "Description of the Notes --
                                             Payments and Distributions."

  Maturity Date   . . . . . . . . . . . .    The outstanding principal amount
                                             of, and all accrued and unpaid
                                             interest on, each Class of Notes,
                                             to the extent not previously paid,
                                             will be payable in full on  April
                                             10, 2023 (the "Maturity Date"),
                                             although it is anticipated that
                                             the actual final Payment Date for
                                             each Class of Notes may occur
                                             significantly earlier than the
                                             Maturity Date.

The Certificates  . . . . . . . . . . . .    The Trust will issue Class B-2
                                             Asset Backed Certificates (the
                                             "Certificates") with an aggregate
                                             initial certificate principal
                                             balance (the "Original Certificate
                                             Principal Balance") of
                                             $16,875,000.  On the Closing Date,
                                             the Original Certificate Principal
                                             Balance will equal the excess of
                                             the Assumed Pool Principal Balance
                                             over the sum of the Original Class
                                             Principal Balances of all Classes
                                             of the Notes as of the Closing
                                             Date.  The "Certificate Principal
                                             Balance" of the Certificates, as
                                             of any date of determination, will
                                             be equal to the Original
                                             Certificate

                                             Principal Balance of the
                                             Certificates reduced by (i) all
                                             amounts previously distributed to
                                             Certificateholders in reduction of
                                             the Certificate Principal Balance
                                             of the Certificates on all
                                             previous Payment Dates and (ii)
                                             any Allocable Loss Amounts applied
                                             thereto.  The Certificates will
                                             represent undivided ownership
                                             interests in the Trust and will be
                                             issued pursuant to the Trust
                                             Agreement.  The Certificates will
                                             be subordinate in right of payment
                                             to the Notes to the extent
                                             described herein but will be
                                             senior in right of payment to the
                                             Residual Interest.  Interest on
                                             the Certificates will accrue at a
                                             fixed rate of 8.54% per annum (the
                                             "Pass-Through Rate").  The
                                             Certificates are not offered
                                             hereby.  On the Closing Date, an
                                             affiliate of the Seller (the
                                             "Affiliated Holder") will purchase
                                             approximately 1% of the Original
                                             Certificate Principal Balance of
                                             the Certificates.

Priority of Payments

  Regular Payment Amount  . . . . . . . .    The Regular Payment Amount (as
                                             defined herein) will be applied on
                                             each Payment Date in the following
                                             order of priority:  (i) to pay
                                             accrued and unpaid interest on the
                                             Senior Notes, pro rata; (ii) to
                                             pay accrued and unpaid interest on
                                             the Class M-1 Notes ; (iii) to pay
                                             accrued and unpaid interest on the
                                             Class M-2 Notes; (iv) to pay
                                             accrued and unpaid interest on the
                                             Class B-1 Notes; (v) to distribute
                                             accrued and unpaid interest on the
                                             Certificates; (vi) to pay as
                                             principal of the Class A-1, Class
                                             A-2, Class A- 3, Class A-4, Class
                                             A-5, Class A-6, Class A-7, Class
                                             A-8 and Class A-9 Notes, in that
                                             order, until the respective Class
                                             Principal Balances thereof are
                                             reduced to zero, the amount
                                             necessary to reduce the aggregate
                                             of the Class Principal Balances of
                                             the Senior Notes to the Senior
                                             Optimal Principal Balance (as
                                             defined herein); (vii) to pay as
                                             principal of the Class M-1 Notes,
                                             until the Class Principal Balance
                                             thereof is reduced to the Class
                                             M-1 Optimal Principal Balance (as
                                             defined herein); (viii) to pay as
                                             principal of the Class M-2 Notes,
                                             until the Class Principal Balance
                                             thereof is reduced to the Class
                                             M-2 Optimal Principal Balance (as
                                             defined herein); (ix) to pay as
                                             principal of the Class B-1 Notes,
                                             until the Class Principal Balance
                                             thereof is reduced to the Class
                                             B-1 Optimal Principal Balance (as
                                             defined herein); (x) to distribute
                                             as principal of the Certificates,
                                             until the Certificate Principal
                                             Balance of the Certificates is
                                             reduced to the Certificate Optimal
                                             Principal Balance (as defined
                                             herein); (xi) to pay to the Class
                                             M-1 and Class M-2 Notes, in that
                                             order, their respective Deferred
                                             Amounts (as defined herein), if
                                             any, until such Deferred Amounts
                                             have been paid in full; (xii) to
                                             pay to the Class B-1 Notes the
                                             applicable Deferred Amount, if
                                             any, until such Deferred Amount
                                             has been paid in full; (xiii) to
                                             distribute to the Certificates
                                             amounts in respect of the Loss
                                             Reimbursement Deficiency (as
                                             defined herein), if any, until
                                             such Loss Reimbursement Deficiency
                                             has been paid in full; and (xiv)
                                             to distribute any remaining amount
                                             to the Residual Interest.

  Excess Spread   . . . . . . . . . . . .    The Excess Spread (as defined
                                             herein) will be applied on each
                                             Payment Date in the following
                                             order of priority (after giving
                                             effect to all payments specified
                                             above under "-- Regular Payment
                                             Amount"):  (i) in an amount equal
                                             to the Overcollateralization
                                             Deficiency Amount (as defined
                                             herein), if any, as follows:  (A)
                                             to pay as principal of the Class

                                             A-1, Class A-2, Class A-3, Class
                                             A-4, Class A-5, Class A-6, Class
                                             A-7, Class A-8 and Class A-9
                                             Notes, in that order, until the
                                             respective Class Principal
                                             Balances thereof are reduced to
                                             zero, the amount necessary to
                                             reduce the aggregate of the Class
                                             Principal Balances of the Senior
                                             Notes to the Senior Optimal
                                             Principal Balance; (B) to pay as
                                             principal of the Class M-1 Notes,
                                             until the Class Principal Balance
                                             thereof is reduced to the Class
                                             M-1 Optimal Principal Balance; (C)
                                             to pay as principal of the Class
                                             M-2 Notes, until the Class
                                             Principal Balance thereof is
                                             reduced to the Class M-2 Optimal
                                             Principal Balance; (D) to pay as
                                             principal of the Class B-1 Notes,
                                             until the Class Principal Balance
                                             thereof is reduced to the Class
                                             B-1 Optimal Principal Balance; and
                                             (E) to distribute as principal of
                                             the Certificates, until the
                                             Certificate Principal Balance
                                             thereof is reduced to the
                                             Certificate Optimal Principal
                                             Balance; (ii) to pay to the Class
                                             M-1 and Class M-2 Notes, in that
                                             order, their respective Deferred
                                             Amounts, if any, until such
                                             Deferred Amounts have been paid in
                                             full; (iii) to pay to the Class
                                             B-1 Notes the applicable Deferred
                                             Amount, if any, until such
                                             Deferred Amount has been paid in
                                             full; (iv) to distribute to the
                                             Certificates amounts in respect of
                                             the Loss Reimbursement Deficiency,
                                             if any, until such Loss
                                             Reimbursement Deficiency has been
                                             paid in full; and (v) to
                                             distribute the remaining amount to
                                             the Residual Interest.

Form and Registration of the
  Notes . . . . . . . . . . . . . . . . .    The Notes will initially be issued
                                             only in book-entry form.  Persons
                                             acquiring beneficial ownership
                                             interests in the Notes ("Note
                                             Owners") will hold such Notes
                                             through the book-entry facilities
                                             of The Depository Trust Company
                                             ("DTC").  Transfers within DTC
                                             will be in accordance with the
                                             usual rules and operating
                                             procedures of DTC.  So long as
                                             each Class of Notes is in
                                             book-entry form, each such Class
                                             of Notes will be evidenced by one
                                             or more certificates registered in
                                             the name of the nominee of DTC.
                                             The interests of such Note Owners
                                             will be represented by
                                             book-entries on the records of DTC
                                             and participating members thereof.
                                             No Note Owner will be entitled to
                                             receive a definitive certificate
                                             representing such person's
                                             interest, except in the event that
                                             Definitive Notes (as defined
                                             herein) are issued under the
                                             limited circumstances described
                                             herein.  All references in this
                                             Prospectus Supplement to any Class
                                             of Notes reflect the rights of the
                                             Note Owners  of such Class only as
                                             such rights may be exercised
                                             through DTC and its participating
                                             members so long as such Class of
                                             Notes is held by DTC.  See "Risk
                                             Factors -- Book-Entry
                                             Registration" and "Certain
                                             Information Regarding the
                                             Securities -- Book-Entry
                                             Registration" in the Prospectus.
                                             The Note Owners' interests in each
                                             Class of Notes will be held only
                                             in minimum denominations of
                                             $100,000 and integral multiples of
                                             $1,000 in excess thereof.

Assets of the Trust . . . . . . . . . . .    On the Closing Date, the Trust
                                             will purchase Home Loans (the
                                             "Initial Home Loans") having an
                                             aggregate principal balance of
                                             approximately $567,862,216 (the
                                             "Initial Pool Principal Balance")
                                             as of the May 31, 1997 Cut-Off
                                             Date from the Seller pursuant to a
                                             Sale and Servicing Agreement to be
                                             dated as of June 1, 1997 (the
                                             "Sale and Servicing Agreement")
                                             among the Trust, as Issuer, the
                                             Seller, as Seller, FFI, as
                                             Transferor and Servicer, and First
                                             Bank National Association, as

                                             Indenture Trustee and Co-Owner
                                             Trustee. In addition, on the
                                             Closing Date, the Seller is
                                             expected to deposit approximately
                                             $182,137,784 into a pre- funding
                                             account (the "Pre-Funding
                                             Account") for the purchase of
                                             additional Home Loans (the
                                             "Subsequent Home Loans") during
                                             the Funding Period.  The sum of
                                             the aggregate principal balance of
                                             the Initial Home Loans and the
                                             amount expected to be deposited
                                             into the Pre-Funding Account on
                                             the Closing Date equals
                                             $750,000,000.

                                             The assets of the Trust will
                                             primarily include a pool of home
                                             loans (the "Home Loan Pool")
                                             consisting of loans ("Home
                                             Loans"), which will be secured by
                                             mortgages, deeds of trust or other
                                             similar security instruments (the
                                             "Mortgages"). The assets of the
                                             Trust will also include (i)
                                             payments of interest and principal
                                             in respect of the Home Loans
                                             received after the applicable
                                             Cut-Off Date; (ii) amounts on
                                             deposit in the Pre-Funding Account
                                             and the Capitalized Interest
                                             Account until the expiration of
                                             the Funding Period, (iii) amounts
                                             on deposit in the Collection
                                             Account, Note Payment Account and
                                             Certificate Distribution Account;
                                             and (iv) certain other ancillary
                                             or incidental funds, rights and
                                             properties related to the
                                             foregoing.  See "Description of
                                             the Trust -- General" herein. The
                                             Trust will include the unpaid
                                             principal balance of each Home
                                             Loan as of the related Cut-Off
                                             Date (the "Cut-Off Date Principal
                                             Balance").  The "Principal
                                             Balance" of a Home Loan on any day
                                             is equal to its Cut-Off Date
                                             Principal Balance minus all
                                             principal reductions credited
                                             against the principal balance of
                                             such Home Loan since such Cut-Off
                                             Date; provided, however, that the
                                             Principal Balance of a Liquidated
                                             Home Loan shall be zero.  With
                                             respect to any date, the "Pool
                                             Principal Balance" will be equal
                                             to the aggregate of the Principal
                                             Balances of all Home Loans as of
                                             such date.

                                             The Trust will also issue
                                             instruments evidencing the
                                             residual interest in the assets of
                                             the Trust (the "Residual
                                             Interest"), which are not being
                                             offered hereby.  The Residual
                                             Interest will be subordinate in
                                             right of payment to the Securities.

The Home Loans  . . . . . . . . . . . . .    As further described herein, all
                                             of the Home Loans will be
                                             Conventional Loans and will be
                                             secured by Mortgages.
                                             Substantially all of the Mortgages
                                             for the Home Loans will be junior
                                             (i.e., second, third, etc.) in
                                             priority to one or more senior
                                             liens on the related mortgaged
                                             properties ("Mortgaged
                                             Properties"), which will consist
                                             primarily of owner occupied single
                                             family residences.  See "The Home
                                             Loan Pool" herein and "Description
                                             of the Trust Property -- Mortgage
                                             Loans" in the Prospectus.
                                             Substantially all of the Home
                                             Loans will be secured by liens on
                                             Mortgaged Properties in which the
                                             borrowers have little or no equity
                                             (i.e., the related combined
                                             loan-to-value ratios approach or
                                             exceed 100%) at the time of
                                             origination.  See "The Home Loan
                                             Pool" herein.

                                             "Combined loan-to-value ratio"
                                             means, with respect to any Home
                                             Loan, the fraction, expressed as a
                                             percentage, the numerator of which
                                             is the principal balance of such
                                             Home Loan at origination plus, in
                                             the case of a junior lien Home
                                             Loan, the aggregate outstanding
                                             principal balance of the related
                                             senior lien loans on the date of
                                             origination of such Home

                                             Loan, and the denominator of which
                                             is the appraised or stated value
                                             of the related Mortgaged Property
                                             at the time of origination of such
                                             Home Loan (determined as described
                                             herein under "The Transferor and
                                             the Servicer -- Underwriting
                                             Criteria").

                                             The Initial Home Loans will
                                             consist of approximately 18,554
                                             loans, having an Initial Pool
                                             Principal Balance of approximately
                                             $567,862,216. See "The Home Loan
                                             Pool" herein. The statistical
                                             information presented in this
                                             Prospectus Supplement regarding
                                             the Home Loan Pool is based only
                                             on the Initial Home Loans proposed
                                             to be included in the Home Loan
                                             Pool as of the date of this
                                             Prospectus Supplement, and does
                                             not take into account any
                                             Subsequent Home Loans that may be
                                             added to the Home Loan Pool during
                                             the Funding Period through
                                             application of amounts in the
                                             Pre-Funding Account.  In addition,
                                             prior to the Closing Date, the
                                             Transferor may remove any of the
                                             home loans intended for inclusion
                                             in the Home Loan Pool, substitute
                                             comparable loans therefor, or add
                                             comparable loans thereto; however,
                                             the aggregate principal balance of
                                             such loans so replaced, added or
                                             removed may not exceed 10% of the
                                             Initial Pool Principal Balance.
                                             If, prior to the Closing Date,
                                             loans are removed from (or added
                                             to) the Home Loan Pool as
                                             described herein, an amount equal
                                             to the aggregate principal
                                             balances of such loans will be
                                             added to (or deducted from) the
                                             Pre-Funding Account Deposit on the
                                             Closing Date.  As a result of the
                                             foregoing, the statistical
                                             information presented herein
                                             regarding the Home Loans expected
                                             to be included in the Home Loan
                                             Pool as of the date of this
                                             Prospectus Supplement (1) does not
                                             take into account any Subsequent
                                             Home Loans that may be added to
                                             the Home Loan Pool during the
                                             Funding Period through the
                                             application of amounts in the
                                             Pre-Funding Account and (2) may
                                             vary in certain respects from
                                             comparable information based on
                                             the actual composition of the Home
                                             Loan Pool at the Closing Date or
                                             any Subsequent Transfer Date.  See
                                             "Risk Factors -- Acquisition of
                                             Subsequent Home Loans" and "The
                                             Home Loan Pool" herein.

                                             As further described herein, the
                                             Transferor and the Servicer will
                                             each have the option after the
                                             Closing Date (i) to remove any
                                             Home Loans and substitute
                                             Qualified Substitute Home Loans
                                             therefor up to an aggregate amount
                                             not to exceed 10% of the Assumed
                                             Pool Principal Balance, and (ii)
                                             either to repurchase any Home Loan
                                             incident to foreclosure, default
                                             or imminent default thereof or to
                                             remove such Home Loan and
                                             substitute a Qualified Substitute
                                             Home Loan therefor.  The
                                             Transferor will also be obligated
                                             either to repurchase any Home Loan
                                             as to which a representation or
                                             warranty has been breached, which
                                             breach remains uncured for a
                                             period of 60 days and has a
                                             materially adverse effect on the
                                             interests of the Securityholders
                                             in such Home Loan (each, a
                                             "Defective Home Loan")  or to
                                             remove such Defective Home Loan
                                             and substitute a Qualified
                                             Substitute Home Loan.  As used
                                             herein, a "Qualified Substitute
                                             Home Loan" will have
                                             characteristics that are generally
                                             the same as or substantially
                                             similar to the characteristics of
                                             the Home Loan which it replaces.
                                             The repurchase of any Home Loan
                                             (rather than the replacement
                                             thereof through substitution) will
                                             result in accelerated principal
                                             payments on the Notes.

                                             See "The Transferor and Servicer --
                                             Repurchase or Substitution of Home
                                             Loans" herein.

The Pre-Funding Account . . . . . . . . .    On the Closing Date, the Seller is
                                             expected to deposit a portion of
                                             the proceeds from the sale of the
                                             Securities in an amount equal to
                                             approximately $182,137,784 (the
                                             "Pre-Funding Account Deposit")
                                             into the Pre-Funding Account
                                             maintained by the Indenture
                                             Trustee for the purpose of
                                             purchasing the Subsequent Home
                                             Loans after the Closing Date.  The
                                             Pre-Funding Account Deposit will
                                             be increased or decreased by an
                                             amount equal to the aggregate of
                                             the principal balances of any Home
                                             Loans removed from or added to,
                                             respectively, the Home Loan Pool
                                             prior to the Closing Date as
                                             described herein, provided that
                                             any such increase or decrease will
                                             not exceed 5% of the Initial Pool
                                             Principal Balance.  See
                                             "Description of the Transfer and
                                             Servicing Agreements --
                                             Pre-Funding Account" herein.
                                             During the period from the Closing
                                             Date until the earlier of (i) the
                                             date on which the amount in the
                                             Pre-Funding Account is reduced to
                                             $50,000 or less and the Transferor
                                             directs that the Funding Period
                                             end and (ii) September 19, 1997
                                             (the "Funding Period"), the amount
                                             on deposit in the Pre-Funding
                                             Account will be reduced in
                                             accordance with the terms of the
                                             Sale and Servicing Agreement by
                                             the amount used to purchase
                                             Subsequent Home Loans.  Subsequent
                                             Home Loans purchased by the Trust
                                             and added to the Home Loan Pool on
                                             any Subsequent Transfer Date must
                                             satisfy the criteria set forth in
                                             the Sale and Servicing Agreement.
                                             See "The Home Loan Pool --
                                             Conveyance of Subsequent Home
                                             Loans" herein.  A "Subsequent
                                             Transfer Date" is any date on
                                             which any such Subsequent Home
                                             Loans will be conveyed by the
                                             Seller to the Trust after the
                                             Closing Date.

                                             On the Payment Date following the
                                             Due Period in which the Funding
                                             Period ends, the portion of the
                                             Pre-Funding Account Deposit that
                                             is remaining will be applied to
                                             reduce, on a pro rata basis, the
                                             outstanding principal balance of
                                             each Class of Notes and the
                                             Certificates; provided, however,
                                             that if such remaining portion is
                                             less than or equal to $50,000,
                                             such amount will be included in
                                             the Regular Principal Payment
                                             Amount and will be paid
                                             sequentially to each Class of
                                             Notes in reduction of the
                                             respective Class Principal
                                             Balances thereof; and provided
                                             further that if an event of
                                             default has occurred under the
                                             Indenture, such amount will be
                                             paid on a pro rata basis in
                                             reduction of the Class Principal
                                             Balance of each Class of Notes.
                                             See "Risk Factors -- Acquisition
                                             of Subsequent Home Loans,"
                                             "Description of the Transfer and
                                             Servicing Agreements --
                                             Pre-Funding Account" and
                                             "Prepayment and Yield
                                             Considerations" herein.

Capitalized Interest Account  . . . . . .    On the Closing Date, an amount
                                             approved by the Rating Agencies
                                             (the "Capitalized Interest Account
                                             Deposit") will be deposited in an
                                             Eligible Account maintained by and
                                             in the name of the Indenture
                                             Trustee (the "Capitalized Interest
                                             Account") from a portion of the
                                             proceeds from the sale of the
                                             Securities.  The Capitalized
                                             Interest Account will be available
                                             to cover the projected interest
                                             shortfall in respect of amounts on
                                             deposit in the Pre-Funding Account
                                             during the Funding Period.  Any
                                             amounts remaining in the
                                             Capitalized Interest Account on
                                             any

                                             Determination Date that are not
                                             required to cover the interest
                                             shortfall for the related Payment
                                             Date and the anticipated interest
                                             shortfall during the remainder of
                                             the Funding Period as described
                                             herein will be distributed to the
                                             holders of the Residual Interest,
                                             including any net reinvestment
                                             income thereon on the related
                                             Payment Date.  See "Description of
                                             the Transfer and Servicing
                                             Agreements -- Capitalized Interest
                                             Account" herein.

Credit Enhancement  . . . . . . . . . . .    Credit enhancement with respect to
                                             the Notes will be provided by (A)
                                             the subordination of (i) the
                                             Residual Interest and the
                                             Certificates to the Notes and (ii)
                                             the Class B-1, Class M-2 and Class
                                             M-1 Notes, respectively, to each
                                             Class of Notes having a higher
                                             priority, and (B) the
                                             overcollateralization feature
                                             described herein.  The Notes are
                                             not insured by any financial
                                             guaranty insurance policy.  See
                                             "Risk Factors -- Adequacy of
                                             Credit Enhancement" and
                                             "Description of Credit
                                             Enhancement" herein.

  Subordination   . . . . . . . . . . . .    The rights of the holders of the
                                             Class M-1 Notes to receive
                                             payments of interest on each
                                             Payment Date will be subordinated
                                             to such rights of the holders of
                                             the Senior Notes, the rights of
                                             the holders of the Class M-2 Notes
                                             to receive payments of interest on
                                             each Payment Date will be
                                             subordinated to such rights of the
                                             holders of the Class M-1 Notes and
                                             the Senior Notes, the rights of
                                             the holders of the Class B-1 Notes
                                             to receive payments of interest on
                                             each Payment Date will be
                                             subordinated to such rights of the
                                             holders of the Mezzanine Notes and
                                             the Senior Notes, and the rights
                                             of the holders of the Certificates
                                             to receive distributions of
                                             interest on each Payment Date will
                                             be subordinated to the rights of
                                             the Noteholders to receive
                                             payments of interest on such
                                             Payment Date.  In addition, the
                                             rights of the holders of the Class
                                             M-1 Notes to receive payments of
                                             principal on each Payment Date
                                             will be subordinated to such
                                             rights of the holders of the
                                             Senior Notes, the rights of the
                                             holders of the Class M-2 Notes to
                                             receive payments of principal on
                                             each Payment Date will be
                                             subordinated to such rights of the
                                             holders of the Class M-1 Notes and
                                             the Senior Notes, the rights of
                                             the holders of the Class B-1 Notes
                                             to receive payments of principal
                                             on each Payment Date will be
                                             subordinated to such rights of the
                                             holders of the Mezzanine Notes and
                                             the Senior Notes, and the rights
                                             of the holders of the Certificates
                                             to receive distributions of
                                             principal on each Payment Date
                                             will be subordinated to the rights
                                             of the Noteholders to receive
                                             payments of principal on such
                                             Payment Date.  The rights of
                                             holders of the Residual Interest
                                             to receive distributions on each
                                             Payment Date will be subordinated
                                             to the rights of the Noteholders
                                             and the Certificateholders to
                                             receive payments and distributions
                                             on such Payment Date.  The
                                             subordination feature described
                                             above is intended to enhance the
                                             likelihood of regular receipt by
                                             the holders of the Senior Notes,
                                             the Class M-1 Notes, the Class M-2
                                             Notes and the Class B-1 Notes, in
                                             that order of priority, of the
                                             full amount of interest and
                                             principal payments due to such
                                             holders and to afford such holders
                                             protection against losses on the
                                             Home Loans.  See "Description of
                                             Credit Enhancement --
                                             Subordination and Allocation of
                                             Losses" herein.

Application of Allocable Loss
Amounts . . . . . . . . . . . . . . . . .    In the event that (a) the
                                             aggregate of the outstanding
                                             principal balances of the
                                             Securities on any Payment Date
                                             (after giving effect to all
                                             payments and distributions on such
                                             date) exceeds (b) the sum of (i)
                                             the Pool Principal Balance as of
                                             the end of the preceding Due
                                             Period and (ii) the amount, if
                                             any, on deposit in the Pre-Funding
                                             Account as of the end of such Due
                                             Period (such excess, an "Allocable
                                             Loss Amount"), such Allocable Loss
                                             Amount will be applied in
                                             reduction of the Certificate
                                             Principal Balance of the
                                             Certificates until the Certificate
                                             Principal Balance thereof has been
                                             reduced to zero, and then in
                                             reduction of the Class Principal
                                             Balances of the Class B-1 Notes,
                                             the Class M-2 Notes and the Class
                                             M-1 Notes, in that order, until
                                             the respective Class Principal
                                             Balances thereof have been reduced
                                             to zero.  Allocable Loss Amounts
                                             will not be applied to the
                                             reduction of the Class Principal
                                             Balance of any Class of Senior
                                             Notes.  With respect to any
                                             Allocable Loss Amounts so applied,
                                             holders of the Class B-1 Notes and
                                             the Mezzanine Notes will be
                                             entitled to receive payments of
                                             Deferred Amounts and holders of
                                             the Certificates will be entitled
                                             to receive payment of Loss
                                             Reimbursement Deficiencies under
                                             the circumstances and to the
                                             extent provided herein.  See
                                             "Description of the Notes --
                                             Application of Allocable Loss
                                             Amounts" herein.

  Overcollateralization   . . . . . . . .    As of each Payment Date, the
                                             "Overcollateralization Amount"
                                             will be an amount (not less than
                                             zero) equal to the excess of (a)
                                             the sum of (i) the Pool Principal
                                             Balance as of the end of the
                                             preceding Due Period and (ii) the
                                             amount, if any, on deposit in the
                                             Pre-Funding Account as of the end
                                             of such Due Period over (b) the
                                             aggregate of the Class Principal
                                             Balances of all Classes of Notes
                                             and the Certificate Principal
                                             Balance of the Certificates, after
                                             giving effect, unless otherwise
                                             specified, to all payments on the
                                             Notes and distributions in respect
                                             of the Certificates and the
                                             Residual Interest on such Payment
                                             Date.  On the Closing Date, the
                                             Overcollateralization Amount will
                                             be zero.  The application of
                                             Excess Spread in reduction of the
                                             outstanding principal balances of
                                             the Securities as described herein
                                             is intended to increase the
                                             Overcollateralization Amount over
                                             time until such amount is equal to
                                             the Required Overcollateralization
                                             Amount.

                                             Except as otherwise provided
                                             herein, the "Required
                                             Overcollateralization Amount"
                                             prior to the Overcollateralization
                                             Stepdown Date will be equal to the
                                             greater of (x) 4.25% of the
                                             Assumed Pool Principal Balance (as
                                             defined herein) and (y) the Net
                                             Delinquency Calculation Amount (as
                                             defined herein).  On and  after
                                             the Overcollateralization Stepdown
                                             Date, the Required
                                             Overcollateralization Amount will
                                             be equal to the greater of (x)
                                             8.50% of the Pool Principal
                                             Balance as of the end of the
                                             preceding Due Period and (y) the
                                             Net Delinquency Calculation
                                             Amount; provided however, that the
                                             Required Overcollateralization
                                             Amount will in no event be less
                                             than 0.50% of the Assumed Pool
                                             Principal Balance.

                                             While the payment of Excess Spread
                                             to holders of the Notes and the
                                             Certificates (the
                                             "Securityholders") has been
                                             designed to produce and maintain a
                                             given level of
                                             overcollateralization with respect
                                             to the

                                             Securities, there can be no
                                             assurance that Excess Spread will
                                             be generated in sufficient amounts
                                             to ensure that such
                                             overcollateralization level will
                                             be achieved or maintained at all
                                             times.  See "Description of Credit
                                             Enhancement -- Subordination and
                                             Allocation of Losses" and "Risk
                                             Factors -- Adequacy of Credit
                                             Enhancement" herein.

Servicing of the Home Loans . . . . . . .    The Servicer will perform the loan
                                             servicing functions with respect
                                             to the Home Loans pursuant to the
                                             Sale and Servicing Agreement and
                                             shall be entitled to receive a fee
                                             (the "Servicing Fee") and other
                                             servicing compensation
                                             (collectively, the "Servicing
                                             Compensation"), payable monthly,
                                             as described herein. See
                                             "Description of the Transfer and
                                             Servicing Agreements -- Servicing"
                                             herein.  The Servicer may
                                             subcontract its servicing
                                             obligations and duties with
                                             respect to certain Home Loans to
                                             certain unaffiliated lenders,
                                             pursuant to a subservicing
                                             agreement between the Servicer and
                                             such lender (each such lender, in
                                             this capacity, a "Subservicer").
                                             However, the Servicer will not be
                                             relieved of its servicing
                                             obligations and duties with
                                             respect to such Home Loans.  The
                                             Servicer will be responsible for
                                             paying the fees of each
                                             Subservicer.

Fees and Expenses of the Trust  . . . . .    In addition to the Servicing
                                             Compensation, on each Payment
                                             Date, prior to payments and
                                             distributions on the Securities,
                                             amounts from the Available
                                             Collection Amount will be applied
                                             to pay the following periodic
                                             fees: (1) the fees of the
                                             Indenture Trustee and the Co-Owner
                                             Trustee (the "Indenture Trustee
                                             Fee"); and (2) the fees of the
                                             Owner Trustee (the "Owner Trustee
                                             Fee") (collectively, such fees
                                             together with the Servicing
                                             Compensation and certain expenses
                                             of the Trust, the "Trust Fees and
                                             Expenses"); provided, however,
                                             that with respect to the first
                                             Payment Date, the payment of all
                                             such Trust Fees and Expenses will
                                             be prorated for the first Due
                                             Period from the Closing Date.  See
                                             "Description of the Transfer and
                                             Servicing Agreements -- Trust Fees
                                             and Expenses" and "Description of
                                             the Notes -- Payments and
                                             Distributions" herein.

Optional Termination  . . . . . . . . . .    The Affiliated Holder may, at its
                                             option, effect an early redemption
                                             of the Notes on or after any
                                             Payment Date on which the Pool
                                             Principal Balance declines to 17%
                                             or less of the Assumed Pool
                                             Principal Balance, in which case
                                             the Indenture Trustee will be
                                             directed to sell all of the Home
                                             Loans to a person that is not
                                             affiliated with the Affiliated
                                             Holder, the Seller or the Servicer
                                             at a price equal to or greater
                                             than the Termination Price and the
                                             proceeds from such sale will be
                                             distributed as described herein.
                                             In addition, the Affiliated Holder
                                             may, at its option, effect an
                                             early redemption of the Notes on
                                             or after any Payment Date on which
                                             the Pool Principal Balance
                                             declines to 10% or less of the
                                             Assumed Pool Principal Balance by
                                             providing for the payments
                                             described herein.  See
                                             "Description of the Notes --
                                             Optional Redemption of the Notes"
                                             herein.

Tax Status  . . . . . . . . . . . . . . .    In the opinion of Andrews & Kurth
                                             L.L.P. ("Tax Counsel"), for
                                             federal income tax purposes, the
                                             Notes will be characterized as
                                             debt, and the Trust will not be
                                             characterized as an association
                                             (or a publicly traded partnership)
                                             taxable as a corporation.  Each
                                             Noteholder, by the
                                             acceptance of a Note, will agree
                                             to treat the Notes as indebtedness
                                             for federal income tax purposes.
                                             See "Certain Federal Income Tax
                                             Consequences" herein and in the
                                             Prospectus for additional
                                             information concerning the
                                             application of federal income tax
                                             laws to the Notes.

ERISA Considerations  . . . . . . . . . .    Subject to the considerations
                                             discussed under "ERISA
                                             Considerations" herein and in the
                                             Prospectus, the Notes may be
                                             purchased by an employee benefit
                                             plan or an individual retirement
                                             account (a "Plan") subject to the
                                             Employee Retirement Income
                                             Security Act of 1974, as amended
                                             ("ERISA") or Section 4975 of the
                                             Internal Revenue Code of 1986, as
                                             amended (the "Code").  A fiduciary
                                             of a Plan must determine that the
                                             purchase of a Note is consistent
                                             with its fiduciary duties under
                                             ERISA and does not result in a
                                             nonexempt prohibited transaction
                                             as defined in Section 406 of ERISA
                                             or Section 4975 of the Code.

Legal Investment Considerations . . . . .    The Notes will not constitute
                                             "mortgage related securities" for
                                             purposes of the Secondary Mortgage
                                             Market Enhancement Act of 1984
                                             ("SMMEA"), because substantially
                                             all of the Mortgages securing the
                                             Home Loans are not first
                                             mortgages.  Accordingly, many
                                             institutions with legal authority
                                             to invest in comparably rated
                                             securities backed by first
                                             mortgages may not be legally
                                             authorized to invest in the Notes.
                                             See "Legal Investment Matters"
                                             herein and in the Prospectus.

Ratings of the Securities . . . . . . . .    It is a condition to the issuance
                                             of the Notes that (i) each of the
                                             Senior Notes be rated "AAA" by
                                             each of Standard & Poor's Rating
                                             Services, a division of The
                                             McGraw-Hill Companies, Inc.
                                             ("Standard & Poor's"), Duff &
                                             Phelps Credit Rating Co. ("DCR")
                                             and Fitch Investors Service, L.P.
                                             ("Fitch" and, together with
                                             Standard & Poor's and DCR, the
                                             "Rating Agencies"), (ii) the Class
                                             M-1 Notes be rated "AA" by each
                                             Rating Agency, (iii) the Class M-2
                                             Notes be rated "A" by each Rating
                                             Agency, and (iv) the Class B-1
                                             Notes be rated "BBB" by each
                                             Rating Agency.  A security rating
                                             does not address the frequency of
                                             principal prepayments or the
                                             corresponding effect on yield to
                                             Noteholders.  None of the Seller,
                                             the Transferor, the Servicer, the
                                             Indenture Trustee, the Owner
                                             Trustee or any other person is
                                             obligated to maintain the rating
                                             on any of the Notes.

                                  RISK FACTORS

         Prospective investors in the Notes should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of Notes. These factors are intended to identify certain significant sources of risk affecting an investment in the Notes. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Initial Home Loans proposed to be included in the Home Loan Pool as of the date of this Prospectus Supplement.

ACQUISITION OF SUBSEQUENT HOME LOANS

         VARIATION IN CREDIT QUALITY AND CHARACTERISTICS OF SUBSEQUENT HOME LOANS. Any conveyance of Subsequent Home Loans is subject to the conditions set forth in the Sale and Servicing Agreement, which conditions include among others: (i) each Subsequent Home Loan must satisfy the representations and warranties specified in the Sale and Servicing Agreement; (ii) the Transferor will not select Subsequent Home Loans in a manner that it believes is adverse to the interests of the Securityholders; and (iii) as of the related Cut-Off Date, all of the Home Loans, including the Subsequent Home Loans to be conveyed to the Trust by the Seller as of such Cut-Off Date, must satisfy certain statistical criteria set forth in the Sale and Servicing Agreement. Although each Subsequent Home Loan must satisfy the eligibility criteria referred to above at the time of its transfer to the Trust, the Subsequent Home Loans may have been originated or purchased by the Transferor using credit criteria different from those which were applied to the Initial Home Loans and may be of a different credit quality and have different loan characteristics from the Initial Home Loans. After the transfer of the Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loan Pool may vary from those of the Initial Home Loans as described herein. See "The Home Loan Pool -- Characteristics of Initial Home Loans," and "-- Conveyance of Subsequent Home Loans" herein.

         ABILITY OF TRANSFEROR TO ORIGINATE OR ACQUIRE SUBSEQUENT HOME LOANS. The ability of the Trust to acquire Subsequent Home Loans is dependent upon the ability of the Transferor to originate or acquire additional home loans that satisfy the eligibility criteria for the transfer of Subsequent Home Loans.
See "The Home Loan Pool -- Conveyance of Subsequent Home Loans" herein. The ability of the Transferor to originate or acquire additional home loans may be affected by a variety of social, economic and competitive factors, including prevailing interest rates, unemployment levels, the rate of inflation, consumer perceptions of economic conditions generally and the availability of home loan financing and similar types of consumer financing. The Transferor and the Seller are unable to determine and have no basis to predict whether and to what extent economic or social factors will affect the ability of the Transferor to originate and purchase Subsequent Home Loans.

         EFFECT OF PREPAYMENT FROM PRE-FUNDING ACCOUNT. If the Pre-Funding Account Deposit has not been fully applied to purchase Subsequent Home Loans by the end of the Funding Period, and the amount remaining in the Pre-Funding Account (net of reinvestment income, which will be transferred to the Capitalized Interest Account) is in excess of $50,000, then on the Payment Date following the Due Period in which the Funding Period ends, such amount will be applied to reduce, on a pro rata basis, the outstanding Class Principal Balance of each Class of the Notes and the outstanding Certificate Principal Balance of
the Certificates.   If such remaining amount is equal to or less than $50,000, such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Notes in reduction of the Class Principal Balance thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, then such remaining amount will be applied to reduce, on a pro rata basis, the Class Principal Balance of each Class of the Notes. See "Prepayment and Yield Considerations" herein. Although no assurances can be given, the Seller expects that the principal amount of the Subsequent Home Loans sold to the Trust will require the application of substantially all of the Pre-Funding Account Deposit and that there will be no material principal prepayment paid to the Noteholders from the amount remaining in the Pre-Funding Account at the termination of the Funding Period.

PREPAYMENT AND YIELD CONSIDERATIONS

         The Home Loans may generally be prepaid in whole or in part at any time; however, with respect to certain Home Loans, a prepayment charge, as permitted by applicable law, may apply to full and partial prepayments during the first three years after origination. The Servicer will be entitled to
retain any prepayment charges paid in respect of the Home Loans.   See
"Description of the Transfer and Servicing Agreements -- Trust Fees and Expenses" herein. Loans similar to the Home Loans have been originated in significant volume only during the past few years and neither the Transferor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of such loans, including the Home Loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, homeowner mobility, the combined loan-to-value ratios of the Home Loans and the receipt of proceeds from credit life and disability insurance policies in respect of the Home Loans. In addition, substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends, except under the circumstances described in the succeeding paragraph, to enforce such provisions unless (i) the Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Home Loan. See "Certain Legal Aspects of the Home Loans" in the Prospectus.

         In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Home Loan. In such event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         The extent to which the yield to maturity of a Note may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or discount, (ii) the degree to which the timing of payments or distributions to the holder thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Home Loans and to the payment or distribution of Excess Spread and amounts remaining in the Pre-Funding Account after the Funding Period ends, and (iii) to the application of Allocable Loss Amounts to the Class B-1 Notes and the Mezzanine Notes as described herein. In the case of any Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments to the Noteholders (including, without limitation, principal prepayments on the Home Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments to the Noteholders (including, without limitation, principal prepayments on the Home Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Payment Date, until the Overcollateralization Amount is at least equal to the Required Overcollateralization Amount, the allocation of the Excess Spread for such Payment Date as an additional payment of principal on the Notes will accelerate the amortization of the Notes relative to the amortization of the Home Loans; however, on the Overcollateralization Stepdown Date, the distribution of any Overcollateralization Reduction Amount to the holders of the Residual Interest, as described herein, can be expected to result in a slower amortization of the Notes and may delay principal payments to the Noteholders on a Payment Date. Further, in the event that significant principal payments are made to Noteholders as a result of prepayments, liquidations, repurchases and purchases of the Home Loans or payments of Excess Spread and amounts remaining in the Pre- Funding Account, there can be no assurance that Noteholders will be able to reinvest such payments in a comparable alternative investment having a comparable yield. See "Prepayment and Yield Considerations" herein.

ADEQUACY OF CREDIT ENHANCEMENT

         Credit enhancement with respect to the Notes will be provided by (A) the subordination of (i) the Residual Interest and the Certificates to the Class B-1 Notes and each Class of Notes having a higher priority, (ii) the Class B- 1 Notes to the Class M-2 Notes and each Class of Notes having a higher priority, (iii) the Class M-2 Notes to the Class M-1 Notes and the Senior Notes, and (iv) the Class M-1 Notes to the Senior Notes and (B) the overcollateralization feature described herein. The Notes are NOT insured by any financial guaranty insurance policy. If the Home Loans experience higher rates of delinquencies, defaults or losses (see "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans" below) than initially anticipated, there can be no assurance that the amounts available from the credit enhancement will be adequate to cover the delays or shortfalls in payments to the Noteholders that result from such higher delinquencies, defaults or losses. If the amounts available from the credit enhancement are inadequate, the Noteholders will bear the risk of any delays in payment and losses resulting from the delinquencies, defaults or losses on the Home Loans.

         The rights of the holders of the Class M-1 Notes to receive payments of interest on each Payment Date will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive payments of interest on each Payment Date will be subordinated to such rights of the holders of the Class M-1

Notes and the Senior Notes, and the rights of the holders of the Class B-1 Notes to receive payments of interest on each Payment Date will be subordinated to such rights of the holders of the Mezzanine Notes and the Senior Notes. In addition, the rights of the holders of the Class M-1 Notes to receive payments of principal on each Payment Date will be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive payments of principal on each Payment Date will be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, and the rights of the holders of the Class B-1 Notes to receive payments of principal on each Payment Date will be subordinated to such rights of the holders of the Mezzanine Notes and the Senior Notes. Consequently, holders of the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes will receive no payments of interest and no payments of principal on a Payment Date until all amounts due on account of interest and on account of principal, respectively, on Notes having a higher priority of payment have been paid to the related Noteholders. See "Description of Credit Enhancement -- Subordination and Allocation of Losses" herein and "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- No Servicer Delinquency Advances" below. As a result of such subordination, the yields to maturity on the Mezzanine Notes and the Class B-1 Notes will be more sensitive than the yields on the Senior Notes to delinquencies and losses on the Home Loans.

         While the payment of Excess Spread to the Securityholders in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Securities, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, as a result of delinquencies on the Home Loans during any Due Period, the amount of interest received on the Home Loans during such Due Period may be less than the amount of interest payable or distributable on the Securities on the related Payment Date. Such an occurrence would cause the aggregate principal balances of the Securities to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

         The holders of the Residual Interest will not be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements, including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Payment Date to pay all amounts then payable to the Noteholders.

ADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE HOME LOANS

         As of the May 31, 1997 Cut-Off Date, the combined loan-to-value ratios for substantially all of the Initial Home Loans ranged from approximately 85% to 125%, with approximately 77.76% of the Initial Pool Principal Balance consisting of Home Loans having combined loan-to-value ratios in excess of 100%. As of the May 31, 1997 Cut-Off Date, the weighted average combined loan-to-value ratio of the Initial Home Loans was 109.63%. As a result of the foregoing, the Mortgaged Properties are highly unlikely to provide adequate security for the Home Loans. Even assuming that a Mortgaged Property provides adequate security for the related Home Loan, substantial delays could be encountered in connection with the liquidation of a Home Loan that would result in current shortfalls in payments to Noteholders to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any Liquidated Home Loan (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the liquidation proceeds otherwise available for payment to Noteholders. In the event that any Mortgaged Property fails to provide adequate security for the related Home Loan, any losses in connection with such Home Loan will be borne by Noteholders as described herein to the extent that the applicable credit enhancement described herein is insufficient to absorb all such losses.

RECENT ORIGINATION OF INITIAL HOME LOANS

         None of the Initial Home Loans were 30 days or more delinquent in their scheduled monthly payments of principal and interest as of May 31, 1997. However, approximately 36.17% of the Initial Pool Principal Balance consists of Initial Home Loans that have a first scheduled monthly payment due date occurring after May 1, 1997, and therefore, it was not possible for such Initial Home Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of May 31, 1997. See "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- Limited Historical Delinquency, Loss and Prepayment Information" below.

ADDITIONAL FACTORS AFFECTING DELINQUENCIES, DEFAULTS AND LOSSES ON HOME LOANS

         UNDERWRITING GUIDELINES. Pursuant to the underwriting guidelines of the Transferor, the assessment of the creditworthiness of the related borrower is the primary consideration in underwriting a Home Loan. The evaluation of the adequacy of the value of the related Mortgaged Property in relation to the Home Loan, together with the amount of all liens senior to the lien of the Home Loan (i.e., the related "combined loan-to-value ratio") is given less consideration, and in certain cases no consideration, in underwriting the Home Loans. See "The Transferor and Servicer -- Underwriting Criteria" herein.
The credit quality of some of the borrowers under the Home Loans is lower than that of borrowers under mortgage loans conforming to the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. See "The Home Loan Pool -- Characteristics of Initial Home Loans" herein. Consequently, the Home Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar types of loans underwritten in conformity with the FNMA or FHLMC underwriting guidelines for first-lien, single family mortgage loans. In addition, the losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses) because the costs incurred in the collection and liquidation of defaulted Home Loans in relation to the smaller principal balances thereof are proportionately higher than for first-lien, single family mortgage loans, and because substantially all of the Home Loans are secured by junior liens on Mortgaged Properties in which the borrowers had little or no equity at the time of origination of such Home Loans (i.e., the related combined loan-to-value ratios approach or exceed 100%). Furthermore, with respect to a significant number of the Home Loans, the loan-to-value determinations are based upon the borrower's representations as to the value of the underlying property; accordingly, there can be no assurance that such values accurately reflect prevailing market prices. See "-- Adequacy of Credit Enhancement" above.

         Although the creditworthiness of the related borrower is the primary consideration in the underwriting of the Home Loans, no assurance can be given that the creditworthiness of such borrower will not deteriorate as a result of future economic and social factors, which deterioration may result in a delinquency or default by such borrower on the related Home Loan. Furthermore, because the adequacy of the value of the related Mortgaged Property is given less or no consideration in underwriting the Home Loan, no assurance can be given that any proceeds will be recovered from the foreclosure or liquidation of the Mortgaged Property for a defaulted Home Loan. See "-- Realization Upon Defaulted Home Loans" below.

         In response to changes and developments in the consumer finance area as well as the refinement of the Transferor's credit evaluation methodology, the Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in more stringent and, in other instances, less stringent underwriting requirements. Depending upon the date on which the Home Loans were originated or purchased by the Transferor, such Home Loans included in the Home Loan Pool may have been originated or purchased by the Transferor under different underwriting requirements, and accordingly, certain Home Loans included in the Home Loan Pool may be of a different credit quality and have different loan characteristics than other Home Loans. Furthermore, to the extent that certain Home Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Home Loans originated or purchased under more stringent underwriting requirements.

         NO SERVICER DELINQUENCY ADVANCES. In the event of a delinquency or a default with respect to a Home Loan, neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. As a result of the foregoing, the amount of principal and interest received on the Home Loans during any particular Due Period may be less than the amount of principal and interest payable or distributable on the Securities on the related Payment Date. Such an occurrence would cause the aggregate principal balance of the Securities to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. However, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Home Loans in accordance with their servicing obligations. See "Description of the Transfer and Servicing Agreements -- Servicing" herein.

         RELOCATION AND RELOADING OF DEBT. With respect to Home Loans which in combination with superior liens have loan-to-value ratios in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to discharge the Home Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Home Loans could experience higher rates of delinquencies, defaults and losses. With respect to Home Loans the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Home Loans.

         ACQUISITIONS FROM THIRD PARTIES. A significant portion of the Home Loans will have been acquired by the Transferor through purchases from a network of correspondent lenders or through a portfolio acquisition program. See "The Home Loan Pool -- General" herein. All of such Home Loans will have been re-underwritten and reviewed for compliance with the Transferor's underwriting guidelines. The Transferor may have acquired certain Home Loans which were originated by an originator that, at the time of origination thereof, was not an approved FHA lender or an approved FNMA or FHLMC seller/servicer, and therefore did not have an internal quality control program substantially similar to the FNMA or FHLMC required quality control programs with respect to the underwriting and origination of such Home Loans. Such Home Loans may be subject to a higher incidence of delinquency or default.

         LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION.
Since January 1995, the Servicer has substantially increased the volume of conventional home loans that it has originated, purchased, sold and/or serviced, and thus, it has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these conventional home loans, with respect to its entire portfolio of loans and in particular with respect to such increased volume. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under "The Transferor and Servicer -- Servicing Experience" herein or under "The Servicer and the Transferor" in the Prospectus, nor the prepayment scenarios set forth under "Prepayment and Yield Considerations -- Weighted Average Life of the Notes" herein, may be indicative of the performance of the Home Loans included in the Home Loan Pool. Prospective investors should make their investment determination based on the Home Loan underwriting criteria, the availability of the credit enhancement described herein, the characteristics of the Initial Home Loans and other information provided herein, and not based on any prior delinquency experience and loan loss and liquidation experience information set forth herein or any rate of prepayments assumed herein.

         GEOGRAPHIC CONCENTRATION. Approximately 41.27% of the Initial Pool Principal Balance will consist of Home Loans that either are secured by Mortgaged Properties located or have the related borrowers residing in the State of California. Because of the relative geographic concentration of Mortgaged Properties and borrowers within California, delinquencies and losses on the Home Loans may be higher than would be the case if the Home Loans were more geographically diversified. Adverse economic conditions, including a recession, in California (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Home Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, with respect to the Home Loans secured by Mortgaged Properties located in California, certain of such Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in the California residential real estate market may adversely affect the values of Mortgaged Properties located in California such that the outstanding principal balances of such Home Loans, together with the outstanding principal amount of any senior liens on such Mortgaged Properties, will equal or exceed the value of such Mortgaged Properties. Accordingly, the actual rates of defaults and losses on such Home Loans secured by Mortgaged Properties located in California could be higher than those currently experienced in the home lending and consumer finance industry in general.

         DEPENDENCE ON SERVICER FOR SERVICING HOME LOANS. Pursuant to the Sale and Servicing Agreement, the Servicer, or each Subservicer on behalf of the Servicer, will perform the daily loan servicing functions for the Home Loans that include, without limitation, the collection of payments on the Home Loans, the remittance of funds from such collections for payment and distribution to the Securityholders, the bookkeeping and accounting for such collections and payments and distributions, all other servicing activities relating to the Home Loans, the preparation of the monthly servicing and remittance reports pursuant to the Sale and Servicing Agreement and the maintenance of all records and files pertaining to such servicing activities. Upon the Servicer's failure to remedy an Event of Default under the Sale and Servicing Agreement, a majority of the Securityholders or the Indenture Trustee or the Owner Trustee may remove the Servicer and appoint a successor servicer pursuant to the terms of the Sale and Servicing Agreement. Absent such a replacement, the Noteholders will be dependent upon the Servicer to adequately and timely perform its servicing obligations and remit to the Indenture Trustee the funds from the payments of principal and interest received on the Home Loans, and with respect to Home Loans being serviced by a Subservicer, the Servicer will be dependent upon such Subservicer to adequately and timely perform its servicing obligations and remit to the Servicer the funds from the payments of principal and interest received on such Home Loans. The manner in which the Servicer, and each Subservicer, as applicable, performs its servicing obligations will affect the amount and timing of the principal and interest payments received on the Home Loans. The principal and interest payments received on the Home Loans are the primary source of funds for the payments due to the Noteholders. Accordingly, the Noteholders will be dependent upon the Servicer, and each Subservicer, as applicable, to adequately and timely perform its servicing obligations and such performance will affect the amount and timing of payments to the Noteholders. See "The Transferor and Servicer -- Servicing Experience" herein.

         REALIZATION UPON DEFAULTED HOME LOANS. Substantially all of the Home Loans are secured by junior liens, and the loans secured by the related senior liens are not included in the Home Loan Pool. The primary risk to holders of Home Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the indebtedness secured by the related senior lien(s) and the related Home Loan. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets -- Limitations on Realization of Junior Liens" in the Prospectus. In accordance with the loan servicing practices of the Servicer and any Subservicer for home loans secured by junior liens in their respective portfolios and based upon a determination that the realization from a defaulted junior lien Home Loan may not be an economically viable alternative, neither the Servicer nor any Subservicer, in most cases, will (i) pursue the foreclosure of a junior lien defaulted Home Loan, (ii) satisfy the senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or (iii) advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and, therefore, Noteholders should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any junior lien Home Loan. See "Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens" in the Prospectus. Furthermore, it is unlikely that any of the foregoing methods of realizing upon a junior lien defaulted Home Loan will be an economically viable alternative with respect to any Home Loans having a combined loan-to-value ratio that exceeds 100% at the time of default. As a result, the Servicer may pursue alternative methods of realizing proceeds from junior lien defaulted Home Loans, including without limitation, the whole loan sale of such Home Loans and the modification of such Home Loans, which, among other things, may include the abatement of accrued interest or the reduction of a portion of the outstanding Principal Balances of such Home Loans. Because substantially all of the Home Loans will have combined loan-to-value ratios at the time of origination that approach or exceed 100%, losses sustained from defaulted Home Loans are likely to be more severe (and will frequently be total losses). In fact, no assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of defaulted Home Loans.

         Generally, the underwriting requirements of the Transferor do not require that a borrower obtain fire and casualty insurance or title insurance as a condition to approving the Home Loan. Accordingly, if a Mortgaged Property suffers any uninsured hazard or casualty losses, or if the borrower is found not to have clear title to such Mortgaged Property, Noteholders may bear the risk of loss resulting from a default by the related borrower to the extent such losses are not recovered by foreclosure or liquidation proceeds on such defaulted Home Loans or from amounts available from the credit enhancement provided for such Notes.

         ECONOMIC CONDITIONS. For the limited period of time during which loans in the nature of the Home Loans have been originated, economic conditions nationally and in most regions of the country have been generally favorable. A deterioration in economic conditions could be expected to adversely affect the ability and willingness of borrowers to repay their Home Loans; however, because of lenders' limited experience with loans similar to the Home Loans, no prediction can be made as to the severity of the effect of a general economic downturn on the rate of delinquencies and defaults on the Home Loans. Because borrowers under the Home Loans generally have little or no equity in the related Mortgaged Properties, any significant increase in the rate of delinquencies and defaults could result in substantial losses to holders of Notes, in particular the Class B-1 Notes and the Mezzanine Notes. See "-- Adequacy of the Mortgaged Properties as Security for the Home Loans" and "-- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans" above and "Prepayment and Yield Considerations" herein.

         NON-RECORDATION OF ASSIGNMENTS. Subject to confirmation by the Rating Agencies, with respect to the Home Loans secured by Mortgaged Properties located in certain states, the Transferor will not be required to record assignments to the Indenture Trustee of the Mortgages in the real property records of these states for such Home Loans, but rather the Transferor, in its capacity as the Servicer, will retain record title to such Mortgages on behalf of the

Indenture Trustee and the Noteholders. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of the Home Loans" herein.

         Although the recordation of the assignments of the Mortgages in favor of the Indenture Trustee is not necessary to effect a transfer of the Home Loans to the Indenture Trustee, if the Transferor or the Seller were to sell, assign, satisfy or discharge any Home Loan prior to recording the related assignment in favor of the Indenture Trustee, the other parties to such sale, assignment, satisfaction or discharge may have rights superior to those of the Indenture Trustee. In some states, in the absence of such recordation of the assignments of the Mortgages, the transfer to the Indenture Trustee of the Home Loans may not be effective against certain creditors or purchasers from the Transferor or a trustee in bankruptcy of the Transferor. If such other parties, creditors or purchasers have rights to the Home Loans that are superior to those of the Indenture Trustee, then the Noteholders could lose the right to future payments of principal and interest from such Home Loans and could suffer a loss of principal and interest to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for such Notes.

         OTHER LEGAL CONSIDERATIONS. The underwriting, origination, servicing and collection of the Home Loans are subject to a variety of state and federal
laws, public policies and principles of equity.   For example, the Federal
District Court for the Eastern District of Virginia recently announced a decision indicating that Federal law prohibits lenders from paying independent mortgage brokers a premium for loans with above-market interest rates. The Transferor will be required to repurchase or replace any Home Loan which did not comply with applicable state and federal laws and regulations as of the Closing Date for any Initial Home Loan and as of the Subsequent Transfer Date for any Subsequent Home Loan. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal or interest on the Home Loans, may entitle the borrower to a refund of amounts previously paid or a rescission of the related Home Loan, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Home Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed or unable to make all payments owed to the Noteholders to the extent any related delays or losses are not otherwise covered by amounts available from the applicable credit enhancement provided for the Notes. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, any Subservicer or the Transferor, such violations may materially impact (i) the financial ability of the Servicer or Subservicer to continue to act in such capacity or (ii) the ability of the Transferor to repurchase or replace Defective Home Loans if such violation constitutes a breach of a representation
or warranty contained in the Sale and Servicing Agreement.   See "--
Limitations on Repurchase or Replacement of Defective Home Loans by Transferor" below and "Risk Factors -- Certain Factors Affecting Delinquencies, Defaults and Losses on Loan Assets -- Certain Legal Considerations of the Loan Assets" in the Prospectus.

         The National Bankruptcy Review Commission (the "Bankruptcy Commission"), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the United States Bankruptcy Code (the "Bankruptcy Code"), recently indicated that it may recommend that debtors in proceedings under Chapter 13 of the Bankruptcy Code be permitted to treat the portion of any mortgage debt that exceeds the value of the real property securing such debt as an unsecured claim if such mortgage is not a first lien mortgage. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Home Loans would likely be treated as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Home Loans, and the likelihood that the Trust Fund would recover any amounts in respect of the related Home Loans would be remote.

         The Bankruptcy Commission is required to submit a report on its findings, including recommendations for legislation to effect changes to the Bankruptcy Code, to the President and Congress no later than October 20, 1997. The Bankruptcy Commission's recommendations will be advisory only; any change in the Bankruptcy Code must be effected through Congressional action.

LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE HOME LOANS BY TRANSFEROR

         Pursuant to the Sale and Servicing Agreement, the Transferor has agreed to cure in all material respects any breach of the Transferor's representations and warranties set forth in the Sale and Servicing Agreement with respect to Defective Home Loans. If the Transferor cannot cure such breach within a specified period of time, the Transferor is required to repurchase such Defective Home Loans from the Trust or substitute other loans for such Defective Home Loans. Although a significant portion of the Home Loans will have been acquired from unaffiliated correspondent lenders, the Transferor will make the same representations and warranties for all such Home Loans. To the extent that the Transferor has obtained any representations and warranties from such unaffiliated correspondent lenders, the Transferor, and the Trust, on behalf of the Securityholders, as the successors to the Transferor's rights with respect thereto, will have an additional party that is liable for the repurchase of any Home Loan in breach of the applicable representations and warranties made by such party. For a summary description of the Transferor's representations and warranties, see "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Loan Assets" in the Prospectus.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans from the Trust or replacing Defective Home Loans in the manner described above, or that, at any particular time, any unaffiliated lender from whom the Transferor obtained the Defective Home Loans will be capable, financially or otherwise, of repurchasing any Defective Home Loans from the Transferor. If the Transferor repurchases, or is obligated to repurchase, defective home loans from any other series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its home lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation, the termination of its borrowing arrangements that provide funding for its assets or operations, or the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, and if applicable, an unaffiliated lender is unable to repurchase or replace a Defective Home Loan it sold to the Transferor, then the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan, and any resulting delay or loss will be borne by the Noteholders to the extent that such delay or loss is not otherwise covered by amounts available from the credit enhancement provided for the Notes. See "-- Adequacy of Credit Enhancement" above and "The Transferor and Servicer" herein.

LIMITATIONS ON LIQUIDITY OF TRANSFEROR AND SERVICER

         As a result of the Transferor's increasing volume of loan originations and purchases, and its expanding securitization activities, the Transferor requires substantial capital to fund its operations and has operated, and expects to continue to operate, on a negative operating cash flow basis. Currently, the Transferor funds substantially all of its operations, including its loan originations and purchases, from the capital contributed by FFG, its parent, and from borrowings under the Transferor's arrangements with certain third parties, including warehouse and term credit facilities. See "The Transferor and Servicer" herein. There can be no assurance that FFG will be able to contribute additional capital or that, as the Transferor's existing borrowing arrangements mature, the Transferor will have access to the financing necessary for its operations or that such financing will be available to the Transferor on favorable terms. To the extent that FFG and the Transferor are unable to arrange new or alternative methods of financing on favorable terms, the Transferor may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on the Transferor's financial condition and, in turn, its ability to service the Home Loans and to repurchase or replace any Defective Home Loans.

DISSOLUTION OF TRUST DUE TO INSOLVENCY OF AFFILIATED HOLDER

         On the Closing Date, the Affiliated Holder will be an affiliate of the Seller and will purchase approximately 1% of the Original Certificate Principal Balance and approximately 1% of the Residual Interest. The Trust Agreement will provide that if an Insolvency Event with respect to the Affiliated Holder occurs, subject to certain conditions, the Trust will dissolve. The Seller has taken certain steps in structuring the transactions contemplated hereby that are intended to help ensure that an Insolvency Event with respect to the Affiliated Holder will not occur. These steps include the formation of the Affiliated Holder as a separate limited-purpose entity pursuant to formation documents that contain certain limitations (including restrictions on the nature of the Affiliated Holder's business and restriction on the

Affiliated Holder's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws")). However, there can be no assurance that the activities of the Affiliated Holder will not result in an Insolvency Event. If an Insolvency Event with respect to the Affiliated Holder occurs, except as described under "Description of the Transfer and Servicing Agreements -- Insolvency Event" herein, the Indenture Trustee will promptly sell, dispose of or otherwise liquidate the Home Loans in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Home Loans will be treated as collections on the Home Loans, deposited in the Collection Account and paid to the Noteholders in accordance with the terms and priority of payment described herein.

                                USE OF PROCEEDS

         The proceeds from the sale of the Securities, net of certain expenses, will be used by the Trust for the purchase of the Initial Home Loans from the Seller and to fund the Pre-Funding Account and the Capitalized Interest Account. The Seller will use all such proceeds from the sale of the Initial Home Loans to the Trust for the purchase of the Initial Home Loans from the Transferor. The Transferor in turn will use all or a substantial portion of such proceeds from the sale of the Initial Home Loans to repay certain indebtedness under one or more warehouse financing arrangements, which have been utilized to finance the acquisition of such Initial Home Loans and are secured by such Initial Home Loans, and the remainder will be used for working capital. See "Underwriting" herein.


                            DESCRIPTION OF THE TRUST

GENERAL

         The Issuer, FIRSTPLUS Home Loan Owner Trust 1997-2, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Home Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities and the Residual Interest, (iii) making payments on the Notes and distributions in respect of the Certificates and the Residual Interest, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Certificates represent undivided ownership interests in the Trust. The Residual Interest will represent the residual interest in the assets of the Trust. It is expected that approximately 1% of the Original Certificate Principal Balance of the Certificates will be purchased by the Affiliated Holder. In addition, on the Closing Date, such Affiliated Holder will purchase approximately 1% of the Residual Interest and the Transferor will retain the remaining 99% of the Residual Interest. After the Closing Date, the Affiliated Holder may sell the Certificates and Residual Interest acquired by it to another entity that satisfies the special purpose entity requirements of the Rating Agencies and certain other requirements set forth in the Trust Agreement.

         On the Closing Date, the Trust will purchase Home Loans (the "Initial Home Loans") having an aggregate principal balance of approximately $567,862,216 (the "Initial Pool Principal Balance") as of the May 31, 1997 Cut-Off Date from the Seller pursuant to a Sale and Servicing Agreement to be dated as of June 1, 1997 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Trust, the Seller, the Servicer and the Indenture Trustee. In addition, on the Closing Date, the Seller is expected to deposit approximately $182,137,784 into the Pre-Funding Account for the purchase of Subsequent Home Loans during the Funding Period. The sum of the aggregate principal balance of the Initial Home Loans and the amount expected to be deposited into the Pre-Funding Account on the Closing Date equals $750,000,000.

         The assets of the Trust will primarily consist of Home Loans which will be secured by Mortgages. See "The Home Loan Pool" herein. The assets of the Trust will also include (i) payments of interest and principal in respect of the Home Loans received after the applicable Cut-Off Date; (ii) amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account until the expiration of the Funding Period, (iii) amounts on deposit in the Collection Account, Note Payment Account and Certificate Distribution Account; and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. The Trust will include the unpaid principal balance of each Home Loan as of its related Cut-Off Date (the "Cut-Off Date Principal Balance"). The "Principal Balance"of a Home Loan on any day is equal to its Cut-Off Date Principal Balance, minus all principal reductions credited against the Principal Balance of such Home Loan since such Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan shall be zero. With respect to any date, the "Pool Principal Balance" will be equal to the aggregate Principal Balances of all Home Loans as of such date.

         The Servicer will service the Home Loans pursuant to the Sale and Servicing Agreement (collectively, with the Indenture, the Administration Agreement and the Trust Agreement, the "Transfer and Servicing Agreements") and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements -- Servicing" herein.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "-- The Owner Trustee and Co-Owner Trustee."

CAPITALIZATION OF THE TRUST

         The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:

                 Class A-1 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  53,220,000
                 Class A-2 Notes  . . . . . . . . . . . . . . . . . . . . . . . . $ 103,860,000
                 Class A-3 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  84,010,000
                 Class A-4 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  80,400,000
                 Class A-5 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  64,750,000
                 Class A-6 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  46,400,000
                 Class A-7 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  54,900,000
                 Class A-8 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  49,230,000
                 Class A-9 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  46,355,000
                 Class M-1 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  78,750,000
                 Class M-2 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  39,375,000
                 Class B-1 Notes  . . . . . . . . . . . . . . . . . . . . . . .   $  31,875,000
                 Class B-2 Certificates . . . . . . . . . . . . . . . . . . . .   $  16,875,000
                                                                                  -------------
                          Total . . . . . . . . . . . . . . . . . . . . . . . . . $ 750,000,000
                                                                                  =============

THE OWNER TRUSTEE AND CO-OWNER TRUSTEE

         Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

         Certain functions of the Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement will be performed by First Bank National Association, in its capacity as Co-Owner Trustee under the Trust Agreement and the Sale and Servicing Agreement, including maintaining the Certificate Distribution Account and making distributions therefrom.

         First Bank National Association and the Servicer will also perform certain additional administrative functions on behalf of the Trust pursuant to the terms of an administration agreement (the "Administration Agreement") among the Trust, First Bank National Association and the Servicer.


                               THE HOME LOAN POOL

GENERAL

         The Home Loan Pool will consist of the collective pool of the Initial Home Loans together with any Subsequent Home Loans conveyed to the Trust after the Closing Date. All of the Home Loans will be Conventional Loans. The Home Loans will consist of loans for which the related net proceeds were used to finance (i) property improvements,

(ii) debt consolidation, and (iii) a combination of property improvements, debt consolidation, cash-out or other consumer purposes. A de minimis number of Home Loans may be evidenced by retail installment sales contracts that are secured by Mortgages. Substantially all of the Mortgages for the Home Loans will be junior (i.e., second, third, etc.) in priority to one or more senior liens on the related Mortgaged Properties, which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity (i.e., the related combined loan-to-value ratios approach or exceed 100%) at the time of origination of such Home Loans.

         Generally, the Home Loans will have been originated or acquired by the Transferor in one of four ways: (i) the wholesale purchase of loans, on a flow basis, originated by unaffiliated lenders, as correspondents ("correspondent originations"), including delegated underwriting correspondents; (ii) the origination of loans directly to consumers, including but not limited to solicitations through direct mail and telemarketing and referrals from home improvement contractors ("direct originations"); (iii) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers that professionally install the related property improvements ("indirect originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). All of the Home Loans will have been underwritten or re-underwritten to determine whether such Home Loans comply with the underwriting standards of the Transferor.

         For a description of the underwriting criteria applicable to the Home Loans, see "The Transferor and Servicer -- Underwriting Criteria" herein. All of the Home Loans will be originated or acquired by the Transferor and sold by the Transferor to the Seller and, pursuant to the Sale and Servicing Agreement, the Seller will sell the Home Loans to the Trust. Pursuant to the Indenture, the Trust will pledge and assign the Home Loans to the Indenture Trustee for the benefit of the Noteholders. The Trust will be entitled to all payments of interest and principal and all proceeds received in respect of the Home Loans after (i) the May 31, 1997 Cut-Off Date with respect to the Initial Home Loans and (ii) the related Cut-Off Date with respect to the Subsequent Home Loans.

PAYMENTS ON THE HOME LOANS

         The Home Loans provide for a schedule of payments which will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The Home Loans have scheduled monthly payment dates which occur throughout a month. Each Home Loan bears interest at a fixed rate of interest (the "Home Loan Rate"). Interest with respect to the Home Loans will accrue on either an "actuarial interest" method or a "simple interest" method. No Home Loan provides for deferred interest or negative amortization.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day of each month which is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. For example, a scheduled payment on a Home Loan received either earlier or later (other than delinquent) than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Home Loan.

         The simple interest method provides for the amortization of the amount of a Home Loan over a series of equal Scheduled Payments. However, unlike the monthly actuarial interest method, each Scheduled Payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the related Home Loan at the stated Home Loan Rate and based upon the period elapsed since the preceding payment of principal was made, using the method permitted by applicable law. As payments are received on the Home Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a Home Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on such a Home Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly lowered. In addition, in certain states a late charge may be imposed with respect to the past due amount.

         With respect to a Home Loan for which interest accrues pursuant to the simple interest method, if a payment is received on such Home Loan less than one month after the previous payment, more of such payment will be used on the related Payment Date to pay principal on the Notes than if such payment was received on such scheduled monthly due date. Conversely, if a payment is received on such Home Loan more than one month after the previous payment, less of such payment will be used on the related Payment Date to pay principal on the Notes than if such payment was received on its scheduled due date. This will not affect the total amount of principal to be received by the Notes over the life of the transaction, but it may affect the weighted average lives of the Notes. See "Prepayment and Yield Considerations" herein.

         Certain of the borrowers with respect to the Home Loans may be covered by credit life and/or disability insurance policies, which provide for payment in full of the outstanding principal balance of the related Home Loans in the event of the accidental death, disability or (in some cases) unemployment of the related borrower. If a borrower covered by such a policy elects to cancel the policy, the amount of the premium refund payable in connection with such cancellation will be applied as a principal payment on the related Home Loan. Any proceeds received by the Trust in respect of such insurance policies will affect the rate of prepayments on the Home Loans. See "Prepayment and Yield Considerations" herein.

CHARACTERISTICS OF INITIAL HOME LOANS

         Set forth below is certain statistical information regarding characteristics of the Initial Home Loans expected to be included in the Home Loan Pool as of the date of this Prospectus Supplement. This description does not take into account any Subsequent Home Loans that may be added to the Home Loan Pool during the Funding Period through the application of amounts on deposit in the Pre-Funding Account. Prior to the Closing Date, the Transferor may remove any of the Initial Home Loans intended for inclusion in the Home Loan Pool, substitute comparable loans therefor, or add comparable loans thereto; provided, however, that the aggregate principal balance of Initial Home Loans so replaced, added or removed will not exceed 10% of the Initial Pool Principal Balance. To the extent that, prior to the Closing Date, Home Loans are removed from or added to the Home Loan Pool, an amount equal to the aggregate principal balances of such Home Loans will be added to or deducted from, respectively, the Pre-Funding Account Deposit on the Closing Date. As a result, the statistical information presented below regarding the characteristics of the Initial Home Loans expected to be included in the Home Loan Pool as of the date of this Prospectus Supplement may vary in certain respects from comparable information based on the actual composition of the Home Loan Pool at the Closing Date. In addition, after the May 31, 1997 Cut-Off Date, the characteristics of the actual Home Loan Pool may vary from the information below due to a number of factors, including prepayments after the May 31, 1997 Cut-Off Date or the purchase of any Subsequent Home Loans after the Closing Date. See "-- Conveyance of Subsequent Home Loans" below. A schedule of the Initial Home Loans included in the Home Loan Pool as of the Closing Date will be attached to the Sale and Servicing Agreement. A current report on Form 8-K containing a description of the Home Loans included in the final Home Loan Pool as of the end of the Funding Period will be filed with the Commission.

         The Initial Home Loans included in the initial Home Loan Pool will consist of approximately 18,554 loans having an Initial Pool Principal Balance of approximately $567,862,216. Except as provided above, the Initial Home Loans (by aggregate Cut-Off Date Principal Balance) will have the characteristics set forth in the tables beginning on the following page. The sums of the amounts and percentages in the following tables may not equal the totals shown due to rounding.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 HOME LOAN RATE

    RANGE OF                                                                                PERCENT OF TOTAL
  HOME LOAN                                             NUMBER OF          AGGREGATE          BY AGGREGATE
    RATES (%)                                           HOME LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
 ----------------                                       ----------     -----------------    -----------------
  9.000 to  9.999  . . . . . . . . . . . . . . . .              2         $    114,648               0.02%
 10.000 to 10.999  . . . . . . . . . . . . . . . .            242            7,585,681               1.34
 11.000 to 11.999  . . . . . . . . . . . . . . . .          2,301           76,680,024              13.50
 12.000 to 12.999  . . . . . . . . . . . . . . . .          4,434          145,586,542              25.64
 13.000 to 13.999  . . . . . . . . . . . . . . . .          4,233          131,884,065              23.22
 14.000 to 14.999  . . . . . . . . . . . . . . . .          3,797          111,351,027              19.61
 15.000 to 15.999  . . . . . . . . . . . . . . . .          2,196           60,511,493              10.66
 16.000 to 16.999  . . . . . . . . . . . . . . . .          1,005           26,156,240               4.61
 17.000 to 17.999  . . . . . . . . . . . . . . . .            293            6,798,768               1.20
 18.000 to 18.999  . . . . . . . . . . . . . . . .             47            1,100,684               0.19
 19.000 to 19.999  . . . . . . . . . . . . . . . .              4               93,044               0.02
                                                           ------         ------------             ------
          Total  . . . . . . . . . . . . . . . . .         18,554         $567,862,216             100.00%
                                                           ======         ============             ======

The weighted average Home Loan Rate of the Initial Home Loans as of the May 31, 1997 Cut-Off Date was approximately 13.75% per annum.


                     CURRENT PRINCIPAL BALANCE DISTRIBUTION

       RANGE OF                                                                             PERCENT OF TOTAL
     CUT-OFF DATE                                       NUMBER OF         AGGREGATE           BY AGGREGATE
 PRINCIPAL BALANCES ($)                                HOME LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
 ----------------------                              ------------     -----------------    -----------------
 Up to 10,000                                                166         $  1,538,322               0.27%
 10,000.01 to 20,000 . . . . . . . . . . . . . . .         3,144           52,155,910               9.18
 20,000.01 to 30,000 . . . . . . . . . . . . . . .         7,231          183,702,377              32.35
 30,000.01 to 40,000 . . . . . . . . . . . . . . .         4,938          173,698,052              30.59
 40,000.01 to 50,000 . . . . . . . . . . . . . . .         2,127           98,752,530              17.39
 50,000.01 to 60,000 . . . . . . . . . . . . . . .           572           32,023,225               5.64
 60,000.01 to 70,000 . . . . . . . . . . . . . . .           268           17,616,513               3.10
 70,000.01 to 80,000 . . . . . . . . . . . . . . .           108            8,375,286               1.47
                                                          ------         ------------             ------
             Total . . . . . . . . . . . . . . . .        18,554         $567,862,216             100.00%
                                                          ======         ============             ======


The average principal balance of the Initial Home Loans as of the May 31, 1997 Cut-Off Date was approximately $30,606.

                        ORIGINAL LOAN PRINCIPAL BALANCES

        RANGE OF                                                                            PERCENT OF TOTAL
 PRINCIPAL BALANCES                                    NUMBER OF          AGGREGATE           BY AGGREGATE
 AT ORIGINATION ($)                                   HOME LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
 ------------------                                   -----------     -----------------    -----------------
 Up to 10,000                                                158         $  1,467,753               0.26%
 10,000.01 to 20,000 . . . . . . . . . . . . . .           3,110           51,422,737               9.06
 20,000.01 to 30,000 . . . . . . . . . . . . . .           7,252          183,911,351              32.39
 30,000.01 to 40,000 . . . . . . . . . . . . . .           4,947          173,847,269              30.61
 40,000.01 to 50,000 . . . . . . . . . . . . . .           2,137           99,098,986              17.45
 50,000.01 to 60,000 . . . . . . . . . . . . . .             572           32,002,506               5.64
 60,000.01 to 70,000 . . . . . . . . . . . . . .             270           17,736,329               3.12
 70,000.01 to 80,000 . . . . . . . . . . . . . .             108            8,375,286               1.47
                                                          ------         ------------             ------
             Total . . . . . . . . . . . . . . .          18,554         $567,862,216             100.00%
                                                          ======         ============             ======


The average principal balance of the Initial Home Loans at origination was approximately $30,778.


                           REMAINING TERM TO MATURITY

          RANGE OF                                                                          PERCENT OF TOTAL
   REMAINING TERMS                                     NUMBER OF          AGGREGATE           BY AGGREGATE
 TO MATURITY (MONTHS)                                  HOME LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
 --------------------                                  ----------     -----------------     -----------------
  Up to 60 . . . . . . . . . . . . . . . . . . .            310         $  6,053,401                1.07%
   61 to 90  . . . . . . . . . . . . . . . . . .            200            4,276,214                0.75
   91 to 120 . . . . . . . . . . . . . . . . . .          1,890           46,262,043                8.15
 121 to 150  . . . . . . . . . . . . . . . . . .             67            1,709,934                0.30
 151 to 180  . . . . . . . . . . . . . . . . . .          6,218          180,757,625               31.83
 181 to 210  . . . . . . . . . . . . . . . . . .             11              381,855                0.07
 211 to 240  . . . . . . . . . . . . . . . . . .          3,206          100,652,910               17.72
 241 to 270  . . . . . . . . . . . . . . . . . .              1               11,833                0.00
 271 to 300  . . . . . . . . . . . . . . . . . .          6,651          227,756,402               40.11
                                                         ------         ------------              ------
         Total . . . . . . . . . . . . . . . . .         18,554         $567,862,216              100.00%
                                                         ======         ============              ======


The weighted average remaining term to maturity of the Initial Home Loans as of the May 31, 1997 Cut-Off Date was approximately 229 months.


                            MONTHS SINCE ORIGINATION

                                                                                            PERCENT OF TOTAL
       AGE                                             NUMBER OF          AGGREGATE           BY AGGREGATE
 (IN MONTHS)                                          HOME LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
 -----------                                          -----------     -----------------    -----------------
 Up to 12  . . . . . . . . . . . . . . . . . . .         18,104         $557,000,348               98.09%
 13 to 24  . . . . . . . . . . . . . . . . . . .            447           10,752,047                1.89
 Over 24 . . . . . . . . . . . . . . . . . . . .              3              109,821                0.02
                                                         ------         ------------              ------
          Total  . . . . . . . . . . . . . . . .         18,554         $567,862,216              100.00%
                                                         ======         ============              ======

The weighted average age of the Initial Home Loans as of the May 31, 1997 Cut-Off Date was approximately 3 months.

                           GEOGRAPHIC CONCENTRATION
                                                                                            PERCENT OF TOTAL
                                                     NUMBER OF            AGGREGATE           BY AGGREGATE
 STATE                                               HOME LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
 -----                                               ----------       -----------------    -----------------
 Alabama . . . . . . . . . . . . . . . . . . .            13           $    337,838                  0.06%
 Alaska  . . . . . . . . . . . . . . . . . . .            12                529,374                  0.09
 Arkansas  . . . . . . . . . . . . . . . . . .            71              2,117,602                  0.37
 Arizona . . . . . . . . . . . . . . . . . . .           796             23,075,015                  4.06
 California  . . . . . . . . . . . . . . . . .         7,056            234,347,620                 41.27
 Colorado  . . . . . . . . . . . . . . . . . .           861             25,480,069                  4.49
 Connecticut . . . . . . . . . . . . . . . . .            41              1,124,114                  0.20
 Delaware  . . . . . . . . . . . . . . . . . .             9                302,443                  0.05
 District of Columbia  . . . . . . . . . . . .             7                234,592                  0.04
 Florida . . . . . . . . . . . . . . . . . . .         1,308             37,361,471                  6.58
 Georgia . . . . . . . . . . . . . . . . . . .           757             21,649,990                  3.81
 Hawaii  . . . . . . . . . . . . . . . . . . .             1                 34,747                  0.01
 Idaho . . . . . . . . . . . . . . . . . . . .           233              6,866,851                  1.21
 Illinois  . . . . . . . . . . . . . . . . . .           364             10,652,358                  1.88
 Indiana . . . . . . . . . . . . . . . . . . .           411             11,712,458                  2.06
 Iowa  . . . . . . . . . . . . . . . . . . . .            54              1,506,896                  0.27
 Kansas  . . . . . . . . . . . . . . . . . . .           151              4,708,931                  0.83
 Kentucky  . . . . . . . . . . . . . . . . . .           105              2,683,790                  0.47
 Louisiana . . . . . . . . . . . . . . . . . .            70              2,102,899                  0.37
 Maryland  . . . . . . . . . . . . . . . . . .           453             13,874,536                  2.44
 Massachusetts . . . . . . . . . . . . . . . .           140              4,534,272                  0.80
 Michigan  . . . . . . . . . . . . . . . . . .           367             10,167,589                  1.79
 Minnesota . . . . . . . . . . . . . . . . . .           305              9,319,905                  1.64
 Mississippi . . . . . . . . . . . . . . . . .            67              1,817,353                  0.32
 Missouri  . . . . . . . . . . . . . . . . . .           260              7,050,042                  1.24
 Montana . . . . . . . . . . . . . . . . . . .            36              1,117,767                  0.20
 North Carolina  . . . . . . . . . . . . . . .           370             10,365,509                  1.83
 North Dakota  . . . . . . . . . . . . . . . .             6                150,459                  0.03
 Nebraska  . . . . . . . . . . . . . . . . . .            53              1,467,959                  0.26
 New Hampshire . . . . . . . . . . . . . . . .            32                953,818                  0.17
 New Jersey  . . . . . . . . . . . . . . . . .           127              3,449,055                  0.61
 New Mexico  . . . . . . . . . . . . . . . . .           138              4,331,387                  0.76
 New York  . . . . . . . . . . . . . . . . . .            53              1,453,282                  0.26
 Nevada  . . . . . . . . . . . . . . . . . . .           585             17,665,426                  3.11
 Ohio  . . . . . . . . . . . . . . . . . . . .           324              8,186,443                  1.44
 Oklahoma  . . . . . . . . . . . . . . . . . .           221              6,074,756                  1.07
 Oregon  . . . . . . . . . . . . . . . . . . .           236              7,011,559                  1.23
 Pennsylvania  . . . . . . . . . . . . . . . .           172              4,794,510                  0.84
 Rhode Island  . . . . . . . . . . . . . . . .            24                671,779                  0.12
 South Carolina  . . . . . . . . . . . . . . .           278              7,633,129                  1.34
 South Dakota  . . . . . . . . . . . . . . . .            10                318,167                  0.06
 Tennessee . . . . . . . . . . . . . . . . . .           377             10,265,703                  1.81
 Texas . . . . . . . . . . . . . . . . . . . .            11                120,631                  0.02
 Utah  . . . . . . . . . . . . . . . . . . . .           286              8,625,124                  1.52
 Vermont . . . . . . . . . . . . . . . . . . .             4                134,007                  0.02
 Virginia  . . . . . . . . . . . . . . . . . .           465             13,344,989                  2.35
 Washington  . . . . . . . . . . . . . . . . .           686             21,838,934                  3.85
 West Virginia . . . . . . . . . . . . . . . .            15                366,868                  0.06
 Wisconsin . . . . . . . . . . . . . . . . . .            93              2,662,388                  0.47
 Wyoming . . . . . . . . . . . . . . . . . . .            40              1,265,811                  0.22
                                                      ------           ------------                ------
          TOTAL                                       18,554           $567,862,216                100.00%
                                                      ======           ============                ======

                                  CREDIT SCORE

                                                                                             PERCENT OF TOTAL
    RANGE OF                                           NUMBER OF           AGGREGATE           BY AGGREGATE
 CREDIT SCOREs                                         HOME LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
 -------------                                         ----------      -----------------    -----------------
 600 to 619  . . . . . . . . . . . . . . . . . .              121         $  2,906,993                0.51%
 620 to 639  . . . . . . . . . . . . . . . . . .            2,278           55,330,430                9.74
 640 to 659  . . . . . . . . . . . . . . . . . .            3,792          107,450,245               18.92
 660 to 679  . . . . . . . . . . . . . . . . . .            3,625          114,747,911               20.21
 680 to 699  . . . . . . . . . . . . . . . . . .            3,507          115,619,343               20.36
 700 to 719  . . . . . . . . . . . . . . . . . .            2,700           90,722,121               15.98
 720 to 739  . . . . . . . . . . . . . . . . . .            1,470           47,020,647                8.28
 740 to 759  . . . . . . . . . . . . . . . . . .              711           22,542,307                3.97
 760 to 779  . . . . . . . . . . . . . . . . . .              272            8,960,674                1.58
 780 or More . . . . . . . . . . . . . . . . . .               78            2,561,545                0.45
                                                           ------         ------------              ------
          Total  . . . . . . . . . . . . . . . .           18,554         $567,862,216              100.00%
                                                           ======         ============              ======

The weighted average Credit Score of the Initial Home Loans as of the May 31, 1997 Cut-Off Date was approximately 681.


                              DEBT-TO-INCOME RATIO

                                                                                             PERCENT OF TOTAL
            RANGE OF                                    NUMBER OF          AGGREGATE           BY AGGREGATE
 DEBT-TO-INCOME RATIOS                                 HOME LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
 ---------------------                                ------------     -----------------    -----------------
 20.00 and Under . . . . . . . . . . . . . . . . .            440         $ 12,594,078                2.22%
 20.01 to 25.00  . . . . . . . . . . . . . . . . .          1,323           38,260,055                6.74
 25.01 to 30.00  . . . . . . . . . . . . . . . . .          2,568           76,253,550               13.43
 30.01 to 35.00  . . . . . . . . . . . . . . . . .          3,975          118,696,592               20.90
 35.01 to 40.00  . . . . . . . . . . . . . . . . .          4,578          138,293,516               24.35
 40.01 to 45.00  . . . . . . . . . . . . . . . . .          4,348          136,744,565               24.08
 45.01 to 50.00  . . . . . . . . . . . . . . . . .          1,287           45,941,895                8.09
 Greater than 50 . . . . . . . . . . . . . . . . .             35            1,077,965                0.19
                                                           ------         ------------              ------
           Total . . . . . . . . . . . . . . . . .         18,554         $567,862,216              100.00%
                                                           ======         ============              ======

The weighted average debt-to-income ratio of the Initial Home Loans as of the May 31, 1997 Cut-Off Date was approximately 36%.

CONVEYANCE OF SUBSEQUENT HOME LOANS

         Under the Sale and Servicing Agreement, the obligation of the Trust to purchase Subsequent Home Loans on a Subsequent Transfer Date is subject to the requirements described under "Description of the Transfer and Servicing Agreements -- Conveyance of Subsequent Loan Assets" in the Prospectus, as well as the following additional requirements: (i) such Subsequent Home Loans may not be 30 or more days contractually delinquent as of the related Cut-Off Date,
(ii) the original term to stated maturity of such Subsequent Home Loans may not exceed 25 years, and the scheduled maturity may not be later than September 19, 2022; (iii) each such Subsequent Home Loan will have an interest rate of not less than 9.99%; (iv) such Subsequent Home Loans will be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Transferor in effect at such time (see "The Transferor and Servicer -- Underwriting Criteria") or originated in a manner similar to the Initial Home Loans; and (v) following the purchase of such Subsequent Home Loans by the Trust, the Home Loans included in the Home Loan Pool (including the Subsequent Home Loans) will have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Home Loans included in the initial Home Loan Pool. Following the transfer of such Subsequent Home Loans to the Trust, the aggregate statistical characteristics of the Home Loans then held in the Home Loan Pool may, and likely will, vary from those of the Initial Home Loans included in the Initial Home Loan Pool. See "Risk Factors -- Acquisition of Subsequent Home Loans from Pre- Funding Account" herein.


                                   THE SELLER

         FIRSTPLUS INVESTMENT CORPORATION (the "Seller") is a Nevada corporation, formerly known as Remodelers Investment Corporation, organized in 1995 and is a wholly owned subsidiary of FFG. The Seller was formed as a limited purpose finance company to effect the securitization of conventional property improvement, debt consolidation and other consumer loans, property improvement and manufactured housing loans partially insured by the FHA under the Title I Program, and other types of assets.

         The Seller will acquire from the Transferor all of its right, title and interest in and to the Home Loans. In turn, the Seller will sell the Home Loans to the Trust pursuant to the Sale and Servicing Agreement for the benefit of the Securityholders.


                          THE TRANSFEROR AND SERVICER

GENERAL

         FIRSTPLUS FINANCIAL, INC., a Texas corporation, was organized in 1986. FFI, in its capacity as Transferor, will transfer the Home Loans to the Seller. FFI, in its capacity as Servicer, also will service the Home Loans under the Sale and Servicing Agreement. FFI is a wholly-owned subsidiary of FFG and is primarily engaged in the business of originating, purchasing, underwriting, selling and/or servicing loans including property improvement, debt consolidation and other consumer loans. As of March 31, 1997, the Transferor employed 1,255 persons, including 174 persons who work in loan servicing. As of March 31, 1997, FFI administered and serviced approximately $2.7 billion in principal balance of property improvement, debt consolidation and other consumer loans (including loans subserviced by others).

         FFG is a publicly held, NASDAQ listed company that completed an initial public offering of its common stock in February 1996 and an additional public offering of its common stock in January 1997. As of March 31, 1997, the FFG Consolidated Financial Statements, as unaudited, which included FFG and its principal subsidiary, FFI, set forth total assets of $1,469,206,000, total liabilities of $1,161,568,000 and total stockholders' equity of $307,638,000, and for the three months ended March 31, 1997 set forth net income of $29,870,000. As of September 30, 1996, the FFG Consolidated Financial Statements, as audited, which included FFG and FFI, set forth total assets of $710,384,000, total liabilities of $615,815,000 and total stockholders' equity of $94,569,000, and for the fiscal year ended September 30, 1996 set forth net income of $34,212,000. As of September 30, 1996, the financial statements of FFI, as audited, set forth total assets of $655,203,000, total liabilities of $472,183,000, and total stockholder's equity of $183,020,000. Any credit or other problems associated with the large number of loans originated in the recent past will not become apparent until sometime in the future. Consequently, historical results of operations of FFG and its affiliates may be of limited relevance to an investor seeking to predict the future financial condition of FFG and its affiliates. See "Risk Factors -- Limitations on Liquidity of Transferor and Servicer" herein.

         FFI, as the Servicer, will service the Home Loans pursuant to the Sale and Servicing Agreement and will be entitled to the Servicing Fee and to certain additional servicing compensation. See "-- Servicing Experience" below and "Description of the Transfer and Servicing Agreements -- Servicing" herein.

UNDERWRITING CRITERIA

         The Transferor believes that all Home Loans underwritten by it will have been underwritten pursuant to the Transferor's underwriting requirements. Generally, the underwriting standards of the Transferor place a greater emphasis on the creditworthiness of the borrower than on the value of the underlying collateral in evaluating the likelihood that a borrower will be able to repay a Conventional Loan.

         In many cases, the Home Loans will have been made to borrowers that typically have limited access to consumer financing for a variety of reasons, such as high levels of debt-to-income, unfavorable past credit experience, insufficient home equity value, lower income or a limited credit history. The collection of loan payments from each borrower with respect to a Home Loan is subject to various risks, including, without limitation, the risk that such borrower will not be able to make payments of interest and principal on the loan and that the realizable value of the related mortgaged property will not be sufficient to repay the outstanding interest and principal owed on such loan. The Transferor uses its own credit evaluation criteria to classify the loans by risk class. These criteria include, as a significant component, the credit score (the "Credit Score") derived based on a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default
predictive models through scoring mechanisms.   The Credit Scores, which are
obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and generally range from a low of 200 to a high of 800. A borrower with a Credit Score of 700 or higher would be assigned the highest classification for credit quality by the Transferor. Additional criteria include the borrower's debt-to-income ratio, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure and repossessions. The Transferor believes that the most important credit characteristics are the borrower's Credit Score and debt-to-income ratio. The range of the Credit Scores and debt-to-income ratios of the borrowers under the Home Loans is set forth under "The Home Loan Pool -- Characteristics of the Initial Home Loans" herein.

         With regard to valuation of prospective Mortgaged Properties, for loans of $35,000 or less the Transferor relies on the value stated by the borrower in the loan application; for loans of more than $35,000 and less than or equal to $50,000 the Transferor obtains a drive-by appraisal, broker price opinion or comparable determination of value; and for loans in excess of $50,000 the Transferor requires a full appraisal or a statistical appraisal based on the value of similar mortgaged properties in the same geographical area.

         The Transferor has put into place a credit policy that provides a number of guidelines to assist underwriters in the credit review and decision process and that provides for the computer automation of certain underwriting procedures during the credit review and decision process. The Transferor's underwriting guidelines provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. The borrower's income is generally verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. A borrower must generally demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. Notwithstanding the foregoing, the Transferor offers a "no income verification" program to certain high credit quality borrowers that have Credit Scores in excess of 680 and that satisfy a minimum disposable income requirement. Under the no income verification program, the borrower's employment, but not income, is verified.

         In response to changes and developments in the consumer finance area as well as the refinement of the Transferor's credit evaluation methodology, the Transferor's underwriting requirements for certain types of home loans may change from time to time, which in certain instances may result in more stringent and in other instances less stringent underwriting requirements. Depending upon the date on which the Home Loans were originated or purchased by the Transferor, such Home Loans included in the Home Loan Pool may have been originated or purchased by the Transferor under different underwriting requirements, and accordingly, certain Home Loans included in the Home Loan Pool may be of a different credit quality and have different loan characteristics from other Home Loans. Furthermore, to the extent that certain Home Loans were originated or purchased by the Transferor under less stringent underwriting requirements, such Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Home Loans originated or purchased under more stringent underwriting requirements.

REPURCHASE OR SUBSTITUTION OF HOME LOANS

         The Transferor and the Servicer will each have the option after the Closing Date (i) to remove any Home Loans and substitute Qualified Substitute Home Loans therefor up to an aggregate amount not to exceed 10% of the Assumed Pool Principal Balance, and (ii) either to repurchase any Home Loan incident to foreclosure, default or imminent default thereof or to remove such Home Loan and substitute a Qualified Substitute Home Loan therefor. The Transferor will also be obligated either to repurchase any Defective Home Loan or to remove such Defective Home Loan and substitute a Qualified Substitute Home Loan. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets" in the Prospectus.

         The Transferor is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties made with respect to a Defective Home Loan, or
(ii) on or before the Determination Date next succeeding the end of such 60-day period, to repurchase such Defective Home Loan at a price (the "Purchase Price") equal to the Principal Balance of such Defective Home Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Home Loan to and including the date of repurchase computed at the applicable Home Loan Rate. In lieu of repurchasing a Defective Home Loan, the Transferor may replace such Defective Home Loan with one or more Qualified Substitute Home Loans. If the aggregate outstanding principal balance of the Qualified Substitute Home Loan(s) is less than the outstanding principal balance of the Defective Home Loan(s), the Transferor will also remit for payment to the Securityholders an amount (a "Substitution Adjustment") equal to such shortfall, which will result in a prepayment of principal on the Securities for the amount of such shortfall. As used herein, a "Qualified Substitute Home Loan" is a home loan that (i) has an interest rate which differs from the Home Loan Rate for the Defective Home Loan which it replaces (each, a "Deleted Home Loan") by no more than one percentage point, (ii) matures not more than one year later than and not more than one year earlier than the Deleted Home Loan,
(iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Home Loan as of such date, (iv) has a lien priority no lower than the Deleted Home Loan, (v) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Home Loans, and (vi) has a borrower with a comparable credit grade classification to that of the borrower with respect to the Deleted Home Loan; provided that with respect to a substitution of multiple loans, items (i), (ii), (iii) and (vi) above may be considered on an aggregate or weighted average basis.

         No assurance can be given that, at any particular time, the Transferor will be capable, financially or otherwise, of repurchasing Defective Home Loans or substituting Qualified Substitute Home Loans for Defective Home Loans in the manner described above. If the Transferor repurchases, or is obligated to repurchase, Defective Home Loans from any additional series of asset backed securities, the financial ability of the Transferor to repurchase Defective Home Loans from the Trust may be adversely affected. In addition, other events relating to the Transferor and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Transferor to repurchase Defective Home Loans from the Trust, including without limitation the sale or other disposition of all or any significant portion of its assets. If the Transferor is unable to repurchase or replace a Defective Home Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Home Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Home Loan, the resulting loss will be borne by the Noteholders to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for such Notes. See "Risk Factors -- Adequacy of Credit Enhancement" and "-- Limitations on Repurchase or Replacement of Defective Home Loans by Transferor" herein.

SERVICING EXPERIENCE

         Since January 1995, the Servicer has substantially increased the volume of conventional home loans that it has originated, purchased, sold and/or serviced. The Servicer has limited historical data with respect to the performance, including the delinquency and loss experience and the rate of prepayments, of the Conventional Loans included in its portfolio of loans. See "Prepayment and Yield Considerations" herein. Accordingly, the delinquency experience and loan loss and liquidation experience set forth in the Prospectus may not be indicative of the performance of the Home Loans included in the Home Loan Pool. See "The Servicer and the Transferor" in the Prospectus for delinquency and loss experience with respect to the loans serviced by FFI prior to and through December 31, 1996 and certain factors affecting the delinquency and loss experience of FFI.

         A substantial portion of the Servicer's entire loan servicing portfolio consists of loans securitized by the Servicer in its capacity as the Transferor and sold to various trusts in connection with several prior series of asset backed securities issued and sold through public offerings and private placements. The applicable pooling and servicing agreement or sale and servicing agreement for each of these trusts provides that the trustee of the related trust may terminate the Servicer's servicing rights if the related loan delinquency or loss experience exceeds certain standards. As of May 31, 1997, no servicing rights have been terminated under the related pooling and servicing agreements or sale and servicing agreements. However, there can be no assurance that the loan delinquency and loss experience for any of these trusts will not exceed the applicable standard in the future, and if such standard is exceeded that the servicing rights of the Servicer will not be terminated with respect to such trusts.

                       DESCRIPTION OF CREDIT ENHANCEMENT

         Credit enhancement with respect to the Notes will be provided by (A) the subordination of (i) the Residual Interest to the Certificates, (ii) the Certificates to the Class B-1 Notes, (iii) the Class B-1 Notes to the Class M-2 Notes, (iv) the Class M-2 Notes to the Class M-1 Notes, and (v) the Class M-1 Notes to the Senior Notes to the extent described below under "-- Subordination and Allocation of Losses" and (B) the overcollateralization feature described below under "-- Overcollateralization."

SUBORDINATION AND ALLOCATION OF LOSSES

         On each Payment Date, payments of interest on the Notes will be made first to the Senior Notes, second to the Class M-1 Notes, third to the Class M-2 Notes and fourth to the Class B-1 Notes, such that no interest will be paid on the Class M-1 Notes until all required interest payments have been made on the Senior Notes, no interest will be paid on the Class M-2 Notes until all required interest payments have been made on the Senior Notes and the Class M-1 Notes and no interest will be paid on the Class B-1 Notes until all required interest payments have been made on the Senior Notes and the Mezzanine Notes. In addition, payments of principal of the Notes will be made sequentially, such that on each Payment Date no Class of Notes will receive any payments of principal until the Class Principal Balances of all Classes of Notes of higher priority (in the case of Class M-1 Notes, all Classes of Senior Notes, in the case of the Class M-2 Notes, the Class M-1 Notes and all Classes of Senior Notes, and in the case of the Class B-1 Notes, all Classes of Senior Notes and Mezzanine Notes) have received all required payments of principal. In addition, all Allocable Loss Amounts not applied to the Certificate Principal Balance of the Certificates as described below will be applied first in reduction of the Class Principal Balance of the Class B-1 Notes, second in reduction of the Class Principal Balance of the Class M-2 Notes, and third in reduction of the Class Principal Balance of the Class M-1 Notes, until their respective Class Principal Balances have been reduced to zero. Allocable Loss Amounts will not be applied to the Senior Notes. The rights of the holders of the Certificates to receive distributions of interest and principal on each Payment Date generally will be subordinated to the rights of the Noteholders to receive payments of interest and principal, respectively, on each Payment Date. In addition, no Allocable Loss Amounts will be applied to the reduction of the Class Principal Balance of the Class B-1 Notes or of any Class of Mezzanine Notes until the application thereof to the Certificate Principal Balance of the Certificates has reduced such Certificate Principal Balance to zero. The rights of the holders of the Residual Interest to receive any distributions on any Payment Date will be subordinated to such rights of the Certificateholders and the Noteholders. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of certain Classes of Notes and to afford such holders protection against losses on the Home Loans, with the greatest amount of such enhancement and protection being provided to the Senior Notes, a lesser amount of such enhancement and protection being provided to the Class M-1 and, in particular, the Class M-2 Notes, and the least amount of such enhancement and protection being provided to the Class B-1 Notes. See "Risk Factors -- Adequacy of Credit Enhancement" herein.

         On each Payment Date, the "Allocable Loss Amount" will be equal to the excess, if any, of (a) the aggregate of the outstanding principal balances of the Securities (after giving effect to all payments and distributions on such Payment Date) over (b) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period. As described herein, the "Pool Principal Balance" at any time will be equal to the aggregate of the Principal Balances of all Home Loans as of the last day of the immediately preceding Due Period, and the "Principal Balance" of a Home Loan on any day is equal to its Cut- Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Home Loan since the Cut-Off Date; provided, however, that the Principal Balance of a Liquidated Home Loan shall be zero.

OVERCOLLATERALIZATION

         As of each Payment Date, the "Overcollateralization Amount" will be an amount (not less than zero) equal to the excess of (a) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period over (b) the aggregate of the Class Principal Balances of all Classes of Notes and the Certificate Principal Balance of the Certificates, after giving effect, unless otherwise specified, to all payments on the Notes and distributions in respect of the Certificates and the Residual Interest on such Payment Date. On the Closing Date, the Overcollateralization Amount will be equal to zero. A limited acceleration of the principal amortization of the Securities relative to the principal amortization of the Home Loans has been designed to increase the Overcollateralization Amount over time by making additional sequential payments and distributions of principal to the Securityholders from the payment of Excess Spread, until the Overcollateralization Amount is equal to the Required Overcollateralization Amount. The "Required Overcollateralization Amount" for any Payment Date occurring prior to the Overcollateralization Stepdown Date will equal the greater of (x) 4.25% of the Assumed Pool Principal Balance and
(y) the Net Delinquency Calculation Amount (as defined herein). On and after the Overcollateralization Stepdown Date, the Required Overcollateralization Amount will be equal to the greater of (x) 8.50% of the Pool Principal Balance as of the end of the preceding Due Period and (y) the Net Delinquency Calculation Amount; provided however, that the Required Overcollateralization Amount will in no event be less than 0.50% of the Assumed Pool Principal Balance.

         If on any Payment Date, an Overcollateralization Deficiency Amount (as defined herein) exists, Excess Spread, if any, with respect to such Payment Date will be applied to make additional payments or distributions of principal to the Securities in the order of priority set forth under "Description of the Notes -- Payments and Distributions" herein. Such payments of Excess Spread are intended to accelerate the amortization of the Class Principal Balances of all Classes of Notes and the Certificate Principal Balance of the Certificates relative to the amortization of the Home Loans, thereby increasing the Overcollateralization Amount. The percentage obtained by dividing the sum of
(a) the Class Principal Balances of Notes and (b) the Certificate Principal Balance of the Certificates by (c) the Pool Principal Balance will decrease as a result of the application of Excess Spread to reduce the Class Principal Balance of the Notes and the Certificate Principal Balance of the Certificates.

         On any Payment Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest rather than as principal to the Securityholders, thereby ceasing the acceleration of the principal amortization of the Securities in relation to the principal amortization of the Home Loan Pool, until such time as the Overcollateralization Deficiency Amount is greater than zero (i.e., due to a reduction in the Overcollateralization Amount as a result of loan losses or delinquencies, or due to an increase in the Required Overcollateralization Amount as a result of the failure to satisfy certain delinquency criteria).

         On the Overcollateralization Stepdown Date, the holders of the Residual Interest will be entitled to distributions of all or a portion of the Regular Principal Payment Amount that would otherwise be distributed to Securityholders as described below. Such amount, the "Overcollateralization Reduction Amount," with respect to the Overcollateralization Stepdown Date will equal the lesser of (x) the Overcollateralization Surplus Amount (as defined herein) for such Payment Date (after giving effect to all other payments and distributions on such Payment Date), and (y) the Regular Principal Payment Amount (as determined without the deduction of the Overcollateralization Reduction Amount therefrom) on such Payment Date. Prior to the occurrence of the Overcollateralization Stepdown Date, the Overcollateralization Reduction Amount will equal zero.

         While the payment or distribution of Excess Spread to the Securityholders and the distribution of any Overcollateralization Reduction Amount to the holders of the Residual Interest in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the Home Loans during any Due Period could cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest payable or distributable on the Securities on the related Payment Date. In such a case, the Class Principal Balances of the Notes and the Certificate Principal Balance of the Certificates would decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. In addition, losses on the Home Loans will reduce the Overcollateralization Amount to zero before Allocable Loss Amounts are applied in reduction of the Certificate Principal Balance of the Certificates or the Class Principal Balances of the Class B-1 Notes and the Mezzanine Notes. See "Risk Factors -- Adequacy of Credit Enhancement" herein.

                            DESCRIPTION OF THE NOTES

GENERAL

         The Trust will issue the Notes pursuant to the Indenture dated as of June 1, 1997 (the "Indenture"), between the Trust and the Indenture Trustee. The Trust will also issue the Certificates pursuant to the terms of a Trust Agreement dated as of June 1, 1997 (the "Trust Agreement"), among the Seller, the Owner Trustee, the Co-Owner Trustee and the Affiliated Holder. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Certificates will represent an undivided ownership interest in the Trust.

         On the 10th day of each month, or, if such day is not a Business Day, the first Business Day immediately following, commencing in July 1997 (each such date, a "Payment Date"), the Indenture Trustee or its designee and the Owner Trustee or its designee will pay to the persons in whose names the Notes are registered on the last day of the month immediately preceding the month of the related Payment Date (the "Record Date"), the portion of the aggregate payment to be made to each Noteholder as described below. Prior to Book-Entry Termination, payments on the Notes will be made to Beneficial Owners only through DTC and its DTC Participants. See "Certain Information Regarding the Securities -- Book-Entry Registration" in the Prospectus.

         Beneficial ownership interests in each Class of Notes will be held in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

PAYMENTS AND DISTRIBUTIONS

         For the definitions of certain of the defined terms used in the following subsection, see "-- Related Definitions" below.

         AVAILABLE COLLECTION AMOUNT. Payments and distributions on the Securities on each Payment Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the 3rd Business Day prior to each Payment Date (each such day, a "Determination Date"). With respect to each Payment Date, the "Available Collection Amount" is the sum of (i) all amounts received in respect of the Home Loans or paid by the Servicer, the Transferor or the Seller (exclusive of amounts not required to be deposited in the Collection Account) during the related Due Period (and, in the case of amounts required to be paid by the Transferor in connection with the purchase or substitution of a Defective Home Loan, deposited in the Collection Account on or before the related Determination Date), as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, (ii) in the case of a Payment Date relating to a Due Period that ends prior to the end of the Funding Period, an amount from the Capitalized Interest Account sufficient to fund any shortfall in the Interest Payment Amount attributable to the amounts in the Pre-Funding Account, (iii) in the case of the Payment Date following the Due Period in which the Funding Period ends, amounts, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income, which must be transferred to the Capitalized Interest Account), and
(iv) with respect to the final Payment Date, or an early redemption or termination of the Securities by the Affiliated Holder, the Termination Price (as defined herein) or the proceeds from the sale of the Home Loans.

         PAYMENTS AND DISTRIBUTIONS OF INTEREST. Interest on the Class Principal Balance of each Class of Notes and the Certificate Principal Balance of the Certificates will accrue during each Due Period at the respective per annum Note Interest Rates or Pass-Through Rate, as applicable, and will be payable to the Noteholders and distributable to the Certificateholders on each Payment Date, commencing in July 1997. Interest on each Class of Notes and the Certificates will be calculated on the basis of a 360-day year of twelve 30-day months.

         Payments and distributions of interest on the Securities will be made from the Available Collection Amount remaining after the payment of the Trust Fees and Expenses (the "Available Funds"). On each Payment Date, interest payments will be made first, to the Classes of Senior Notes, pro rata, second, to the Class M-1 Notes, third, to the Class M-2 Notes, fourth, to the Class B-1 Notes, and fifth, interest will be distributed to the Certificates. Under certain circumstances the amount available for interest payments and distributions on any Payment Date could be less than the amount of interest payable on all of the Notes and distributable in respect of the Certificates on such date. Such an interest shortfall could occur, for example, if delinquencies or losses realized on the Home Loans were exceptionally high or were concentrated in a particular month. In such event, any such interest deficiency with respect to any Class of Notes or the Certificates will be carried forward as a Noteholders' Interest Carry-Forward Amount or a Certificateholders' Interest Carry-Forward Amount, as applicable, and will be paid or distributed to holders of each affected Class of Notes or Certificates on subsequent Payment Dates to the extent that sufficient funds are available therefor. The Issuer will remain obligated to pay interest deficiencies on the Notes that are carried forward until such deficiencies have been paid. See "-- Rights of Noteholders Upon Occurrence of Event of Default" herein.

PAYMENTS AND DISTRIBUTIONS OF PRINCIPAL. Principal payments and distributions will be made to the
Securityholders on each Payment Date in an amount generally equal to the excess of (a) the sum of (i) the Regular Principal Payment Amount and (ii) any Excess Spread for such Payment Date paid or distributed to Securityholders in respect of principal, as described below, over (b) the Overcollateralization Surplus Amount, if any. Furthermore, in the case of the Payment Date following the Due Period in which the Funding Period ends, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income, which shall be transferred to the Capitalized Interest Account) is greater than $50,000, such amount will be paid or distributed to reduce, on a pro rata basis, the outstanding Class Principal Balances of each Class of Notes and the Certificate Principal Balance of the Certificates. If such amount is less than or equal to $50,000, such amount will be applied sequentially to each Class of Notes to reduce the respective Class Principal Balances thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, such remaining amount will be included in the Regular Principal Payment Amount and will be paid on a pro rata basis to the Classes of Notes in reduction of their Class Principal Balances. Principal payments on the Notes will be made from the Available Funds remaining after the payment of the Noteholders' Interest Payable Amount and the Certificateholders' Interest Distributable Amount.

         On each Payment Date, principal distributions on the Certificates will be made from the Available Funds remaining after all principal and interest payable on the Notes on such Payment Date has been paid in full.

         PAYMENT AND DISTRIBUTION PRIORITIES

         A. On each Payment Date, the Regular Payment Amount will be applied in the following order of priority:

                 (i) to pay to the holders of the Senior Notes, pro rata, the applicable portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Senior Notes on such Payment Date;

                 (ii) to pay to the holders of the Class M-1 Notes the applicable portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Class M-1 Notes on such Payment Date;

                 (iii)    to pay to the holders of the Class M-2 Notes the
         applicable portion of the Noteholders' Interest         Payable Amount
         required to be paid in respect of the Class M-2 Notes on such Payment Date;

                 (iv) to pay to the holders of the Class B-1 Notes the applicable portion of the Noteholders' Interest Payable Amount required to be paid in respect of the Class B-1 Notes on such Payment Date;

                 (v) to distribute to the holders of the Certificates the Certificateholders' Interest Distributable Amount for such Payment Date;

                 (vi) to pay to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Class Principal Balances of the Senior Notes to the Senior Optimal Principal Balance;

                 (vii) to pay to the holders of the Class M-1 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

                 (viii) to pay to the holders of the Class M-2 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

                 (ix) to pay to the holders of the Class B-1 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class B-1 Optimal Principal Balance;

                 (x) to distribute to the holders of the Certificates the amount necessary to reduce the Certificate Principal Balance of the Certificates to the Certificate Optimal Principal Balance;

                 (xi) to pay to the holders of the Class M-1 Notes and the Class M-2 Notes, in that order, their respective Deferred Amounts, if any, until such Deferred Amounts have been paid in full;

                 (xii) to pay to the holders of the Class B-1 Notes the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

                 (xiii) to distribute to the holders of the Certificates amounts in respect of the Loss Reimbursement Deficiency, if any, until such Loss Reimbursement Deficiency has been paid in full; and

                 (xiv) to distribute any remaining amount to the holders of the Residual Interest.

         B. On each Payment Date, the Excess Spread, if any, will be applied in the following order of priority (in each case after giving effect to all payments and distributions specified in paragraph A. above):

         (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

                 (A) to pay to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Notes, in that order, until the respective Class Principal Balances thereof are reduced to zero, the amount necessary to reduce the aggregate of the Class Principal Balances of the Senior Notes to the Senior Optimal Principal Balance;

                 (B) to pay to the holders of the Class M-1 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-1 Optimal Principal Balance;

                 (C) to pay to the holders of the Class M-2 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class M-2 Optimal Principal Balance;

                 (D) to pay to the holders of the Class B-1 Notes the amount necessary to reduce the Class Principal Balance thereof to the Class B-1 Optimal Principal Balance;

                 (E) to distribute to the holders of the Certificates, the amount necessary to reduce the Certificate Principal Balance thereof to the Certificate Optimal Principal Balance;

         (ii) to pay to the holders of the Class M-1 and Class M-2 Notes, in that order, their respective Deferred Amounts, if any, until such Deferred Amounts have been paid in full;

         (iii) to pay to the holders of the Class B-1 Notes the applicable Deferred Amount, if any, until such Deferred Amount has been paid in full;

         (iv) to distribute to the holders of the Certificates amounts in respect of the Loss Reimbursement Deficiency, if any, until such Loss Reimbursement Deficiency has been paid in full; and

         (v) to distribute any remaining amount to the holders of the Residual Interest.

RELATED DEFINITIONS

         "Assumed Pool Principal Balance" means, as of any date of determination, the sum of (i) the Initial Pool Principal Balance, (ii) the Cut-Off Date Principal Balance of each Subsequent Home Loan and (iii) the amount, if any, on deposit in the Pre-Funding Account as of such date (not including any such amount representing investment earnings).

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

         "Certificateholders' Interest Carry-Forward Amount" means, with respect to any Payment Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Certificateholders' Interest Carry-Forward Amount on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Payment Date.

         "Certificateholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Payment Date and the Certificateholders' Interest Carry-Forward Amount for such Payment Date; provided however, that on the Payment Date, if any, on which the Certificate Principal Balance of the Certificates is reduced to zero through application of the Allocable Loss Amount, the amount of the Certificateholders' Interest Distributable Amount will be equal to the Certificateholders' Interest Distributable Amount calculated without giving effect to this proviso, minus the portion, if any, of the Allocable Loss Amount that otherwise would be applied to the Class B-1 Notes or the Mezzanine Notes on such Payment Date in the absence of this proviso.

         "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, interest accrued for the related Due Period at the Pass-Through Rate on the Certificate Principal Balance of the Certificates immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date).

         "Certificate Optimal Principal Balance" means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of the Notes (after taking into account any payments made on such Payment Date in reduction of the Class Principal Balances of the Notes) and
(ii) the Required Overcollateralization Amount for such Payment Date.

         "Class B-1 Optimal Principal Balance" means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of each Class of the Senior Notes and the Mezzanine Notes (after taking into account payments made on such Payment Date in reduction of such Class Principal Balances) and (ii) the greater of (x) 4.50% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Assumed Pool Principal Balance.

         "Class M-1 Optimal Principal Balance" means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of each Class of the Senior Notes (after taking into account payments made on such Payment Date in reduction of such Class Principal Balances) and (ii) the greater of (x) 23.50% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Assumed Pool Principal Balance.

         "Class M-2 Optimal Principal Balance" means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; and with respect to any other Payment Date, the Pool Principal Balance as of the preceding Determination Date minus the sum of (i) the aggregate of the Class Principal Balances of each Class of the Senior Notes and the Class M-1 Notes (after taking into account any payments made on such Payment Date in reduction of such Class Principal Balances) and (ii) the greater of (x) 13.00% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the Assumed Pool Principal Balance.

         "Deferred Amount" means, as of any Payment Date and as to any Class B-1 Notes or any Class of Mezzanine Notes, the amount of Allocable Loss Amounts previously applied in reduction of the Class Principal Balance thereof (and not previously reimbursed) plus interest accrued on the unreimbursed portion thereof at the applicable Note Interest Rate from the date when so applied through the end of the Due Period immediately preceding such Payment Date.

         "Excess Spread" means, with respect to any Payment Date, the excess of
(a) the Available Funds over (b) the Regular Payment Amount.

         "Insurance Proceeds" on each Payment Date will be equal to, with respect to any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Home Loan, net of any expenses which are incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Indenture Trustee or the Servicer, but excluding the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

         "Interest Payment Amount" means the sum of the Noteholders' Interest Payable Amount and the Certificateholders' Interest Distributable Amount.

         A "Liquidated Home Loan" is a defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related security, or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

         "Loss Reimbursement Deficiency" means, as of any Payment Date and as to the Certificates, the amount of Allocable Loss Amounts previously applied in reduction of the Certificate Principal Balance thereof (and not previously reimbursed).

         "Net Delinquency Calculation Amount" means, with respect to any Payment Date, the excess, if any, of (x) the product of 1.7 and the Rolling Six-Month Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Payment Dates.

         "Net Liquidation Proceeds" on each Payment Date will be equal to any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO, whole loan sales or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

         "Noteholders' Interest Carry-Forward Amount" means, with respect to any Payment Date, the excess of the Noteholders' Monthly Interest Payable Amount for the preceding Payment Date and any outstanding Noteholders' Interest Carry-Forward Amount on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date.

         "Noteholders' Interest Payable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Monthly Interest Payable Amount for such Payment Date and the Noteholders' Interest Carry-Forward Amount for such Payment Date.

         "Noteholders' Monthly Interest Payable Amount" means, with respect to any Payment Date, interest accrued for the related Due Period on each Class of Notes at the respective Note Interest Rate for such Class on the Class

Principal Balance thereof immediately preceding such Payment Date (or, in the case of the first Payment Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such Class on or prior to the immediately preceding Payment Date.

         "Overcollateralization Amount" means, with respect to any Payment Date, an amount (not less than zero) equal to the excess of (a) the sum of (i) the Pool Principal Balance as of the end of the preceding Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account as of the end of such Due Period over (b) the aggregate of the Class Principal Balances of all Classes of Notes and the Certificate Principal Balance of the Certificates, after giving effect, unless otherwise specified, to all payments on the Notes and distributions in respect of the Certificates and the Residual Interest on such Payment Date.

         "Overcollateralization Deficiency Amount" means, with respect to any Payment Date, the excess, if any, of the Required Overcollateralization Amount for such Payment Date over the Overcollateralization Amount (the Overcollateralization Amount to be determined, for purposes of this definition, before giving effect to payments and distributions on such Payment Date pursuant to paragraph B. under "--Payment and Distribution Priorities" above).

         "Overcollateralization Stepdown Date" means the first Payment Date occurring after June 10, 2000 as to which the aggregate of the Class Principal Balances of each Class of the Senior Notes has been reduced to the excess of
(i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) 44.50% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (calculated without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Assumed Pool Principal Balance.

         "Overcollateralization Surplus Amount" means, with respect to any Payment Date, the excess, if any, of the Overcollateralization Amount for such Payment Date over the Required Overcollateralization Amount.

         "Regular Payment Amount" means, with respect to any Payment Date, the lesser of (a) the Available Funds and (b) the sum of (i) the Noteholders' Interest Payable Amount, (ii) the Certificateholders' Interest Distributable Amount and (iii) the Regular Principal Payment Amount.

         "Regular Principal Payment Amount" means, with respect to each Payment Date, an amount equal to the lesser of:

         (A) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during the related Due Period in respect of any Home Loan, to the extent received on or prior to the date on which such Home Loan became a Liquidated Home Loan, (iv) that portion of the Purchase Price of any repurchased Home Loan which represents principal and (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

         (B) the aggregate of the outstanding principal balances of the Securities immediately prior to such Payment Date.

         "Released Mortgaged Property Proceeds" on each Payment Date will be equal to, with respect to any Home Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Sale and Servicing Agreement.

         "Required Overcollateralization Amount" means, with respect to any Payment Date occurring prior to the Overcollateralization Stepdown Date, an amount equal to the greater of (x) 4.25% of the Assumed Pool Principal Balance and (y) the Net Delinquency Calculation Amount; with respect to any other Payment Date, an amount equal to the greater of (x) 8.50% of the Pool Principal Balance as of the end of the related Due Period and (y) the Net

Delinquency Calculation Amount; provided, however, that the Required Overcollateralization Amount will in no event be less than 0.50% of the Assumed Pool Principal Balance.

         "Rolling Six-Month Delinquency Average" means, with respect to any Payment Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods. As used herein, the "60-Day Delinquency Amount" for any Due Period is the aggregate of the Principal Balances of all Home Loans that are 60 or more days delinquent, in foreclosure or REO Property as of the end of such Due Period, excluding any Liquidated Home Loan.

         "Senior Optimal Principal Balance" means, with respect to any Payment Date prior to the Overcollateralization Stepdown Date, zero; with respect to any other Payment Date, an amount equal to the Pool Principal Balance as of the preceding Determination Date minus the greater of (a) 44.50% of the Pool Principal Balance as of the preceding Determination Date plus the Required Overcollateralization Amount for such Payment Date (without giving effect to the proviso in the definition thereof) and (b) 0.50% of the Assumed Pool Principal Balance.

         "Termination Price" means an amount equal to the sum of (i) the then outstanding aggregate Class Principal Balances of the Notes plus all accrued and unpaid interest thereon at the applicable Note Interest Rates, (ii) the then outstanding Certificate Principal Balance of the Certificates plus all accrued and unpaid interest thereon at the Pass- Through Rate, (iii) any Trust Fees and Expenses due and unpaid on such date, and (iv) any unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

         Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied in reduction of the Certificate Principal Balance of the Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then, sequentially, to the Class Principal Balances of the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until their respective Class Principal Balances have been reduced to zero. The Class Principal Balances of the Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Class Principal Balance of the Class B-1 Notes or either Class of Mezzanine Notes by the application of Allocable Loss Amounts will entitle such Class to reimbursement in an amount equal to the applicable Deferred Amount, in accordance with the payment priorities specified herein. The reduction of the Certificate Principal Balance of the Certificates by the application of Allocable Loss Amounts will entitle the Certificates to reimbursement in an amount equal to the Loss Reimbursement Deficiency in accordance with the payment priorities set forth herein. Payments in respect of Loss Reimbursement Deficiencies will not reduce the Certificate Principal Balance of the Certificates and payments of Deferred Amounts will not reduce the Class Principal Balance of the Class B-1 Notes or either Class of the Mezzanine Notes.

         The Deferred Amount with respect to the Class B-1 Notes or either Class of the Mezzanine Notes will remain outstanding and the Issuer will remain obligated to pay such Deferred Amount until such amount has been paid in full to the holders of such Class.

PAYMENT OF DEFERRED AMOUNTS AND LOSS REIMBURSEMENT DEFICIENCIES

         Any Deferred Amounts payable to the holders of the Class B-1 Notes or either Class of the Mezzanine Notes and any amounts in respect of a Loss Reimbursement Deficiency distributable to the holders of the Certificates as specified under "-- Payment and Distribution Priorities" above will be paid to the holder of record of the related Class B-1 Notes, Mezzanine Notes or Certificates, respectively, as of the applicable Record Date, or, in the case of Mezzanine Notes, Class B-1 Notes, or Certificates that have been redeemed or retired, to the last holder of record, without regard to when the losses for which such reimbursement is being paid actually occurred. In making the foregoing payments in respect of Deferred Amounts, amounts attributable to accrued and unpaid interest in respect of such Deferred Amounts shall be paid prior to amounts attributable to principal.

OPTIONAL REDEMPTION OF THE NOTES

         The Affiliated Holder may, at its option, effect an early redemption of the Notes on any Payment Date on or after which the Pool Principal Balance declines to 17% or less of the Pool Principal Balance of the Initial Home Loans and Subsequent Home Loans conveyed to the Trust as of the respective Cut-Off Dates, in which case the Indenture Trustee will be directed to sell all of the Home Loans to a person that is not affiliated with the Affiliated Holder, the Seller or the Servicer at a price equal to or greater than the Termination Price. In addition, the Affiliated Holder may, at its option, effect an early redemption of the Notes on any Payment Date on or after which the Pool Principal Balance declines to 10% or less of the Pool Principal Balance of the Initial Home Loans and Subsequent Home Loans conveyed to the Trust as of the respective Cut-Off Dates, by purchasing the Home Loans for a price equal to or greater than the Termination Price. All proceeds from any such sale of the Home Loans will be paid or distributed (i) first, to the Indenture Trustee for payment of the outstanding Trust Fees and Expenses, (ii) second, to the Servicer for payment of unreimbursed Servicing Advances, including such Servicing Advances deemed to be nonrecoverable, (iii) third, to the Noteholders in an amount equal to the then outstanding aggregate of the Class Principal Balances of the Notes, plus all accrued and unpaid interest thereon at the applicable Note Interest Rate, (iv) fourth, to the Certificateholders in an amount equal to the then outstanding Certificate Principal Balance of the Certificates, plus all accrued and unpaid interest thereon at the Pass-Through Rate, and (v) fifth, to the holders of the Residual Interest, in an amount equal to the amount of proceeds remaining, if any, after the payments and distributions specified in clauses (i) through (iv) above. In connection with any such optional termination, to the extent that sufficient proceeds are not available from the sale of the Home Loans or the termination of the Trust, the Affiliated Holder will pay the outstanding fees and expenses, if any, of the Indenture Trustee, the Owner Trustee, the Custodian, and the Servicer.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

         Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payable Amount payable to the Senior Notes or, if the Senior Notes have been paid in full, a failure to pay the portion of such amount payable to the Class of Notes then outstanding that has the highest priority of payment (the "Highest Priority Class") within five days of the Payment Date on which such payment is due (without regard to the amount of Available Funds) will constitute an Event of Default. However, an Event of Default will not occur solely due (i) to the failure to pay the full amount of the Noteholders' Interest Payable Amount allocable to any Class of Notes then outstanding not then having the highest priority of payment (a "Non-Priority Class") or (ii) to an allocation of Allocable Loss Amounts to a Non-Priority Class, until all the Classes of Notes having a higher priority of payment have been paid in full (including all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable with respect thereto), and then only if all Noteholders' Interest Carry-Forward Amounts and Deferred Amounts payable to such Non-Priority Class have not been paid. Until the Notes have been declared due and payable upon an Event of Default, the holders of any Non-Priority Class may not request the Indenture Trustee to take any action, other than the application of Available Funds to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on such Non-Priority Class.

         Upon the occurrence of an Event of Default, holders of Senior Notes representing more than 50% of the aggregate of the Class Principal Balances of the Senior Notes then outstanding may exercise their remedies pursuant to the terms of the Indenture; provided however, if the aggregate outstanding Class Principal Balance of the Senior Notes has been reduced to zero, the holders of the Highest Priority Class representing more than 50% of the Class Principal Balance of such Class of Notes may exercise their remedies pursuant to the terms of the Indenture. These remedies include the right to cause the payments of accrued interest to be paid pro rata in accordance with the amount of unpaid accrued interest, and to cause payments of principal on the outstanding Notes to be paid (either in lump sum from proceeds of the sale of the assets pledged to secure the Notes or from monthly collections on the Home Loans), pro rata out of remaining Available Funds, regardless of the allocation, or sequential nature, of principal payments which would otherwise apply as described above, based upon the Principal Balance of the Notes on the related Determination Date (an "acceleration"). On each Payment Date on and after any such acceleration of the Notes, and following the reduction to zero of the Principal Balance of all Classes of Notes, any remaining Available Funds will be applied in repayment first, of Deferred Amounts on the Notes, and then of any remaining amounts due on the Certificates, pro rata. Such remedies also will include the right to direct the Indenture Trustee's actions under the Indenture unless such right is otherwise granted to holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. Should an Event of Default occur, prior to a declaration that the Notes are due and payable, payments will be applied on each Payment Date in accordance with the priorities, described above, which would otherwise be applicable on such Payment Date had an Event of Default not occurred. See "Description of the Notes -- The Indenture" in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth under the headings "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF THE HOME LOANS

         On the Closing Date, the Transferor will sell the Initial Home Loans to the Seller, and the Seller will sell the Initial Home Loans to the Trust. The Trust will, concurrently with the sale of the Initial Home Loans and the deposit of funds in the Pre-Funding Account and Capitalized Interest Account, deliver or cause to be delivered the Securities to the Seller in exchange for the Initial Home Loans, the Pre-Funding Account Deposit and Capitalized Interest Account Deposit. The Trust will pledge and assign the Initial Home Loans, Pre-Funding Account and Capitalized Interest Account to the Indenture Trustee in exchange for the Notes. Each Initial Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the Indenture Trustee (the "Home Loan Schedule").

         Following the Closing Date, the funds in the Pre-Funding Account will be used to purchase from the Seller, from time to time prior to the end of the Funding Period, subject to the availability thereof, Subsequent Home Loans having characteristics that are generally similar to the characteristics of the Initial Home Loans. See "The Home Loan Pool -- Conveyance of Subsequent Home Loans" herein. In connection with each purchase of such Subsequent Home Loans, the Trust will be required to pay to the Seller from the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. In connection with any purchase of Subsequent Home Loans by the Trust after the Closing Date, the Transferor will sell such Subsequent Home Loans to the Seller, and the Seller in turn will sell such Subsequent Home Loans to the Trust. The Trust will pledge and assign such Subsequent Home Loans to the Indenture Trustee.

         In addition, the Seller will, as to each Home Loan, deliver to the Custodian the related Note endorsed to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (each, an "Indenture Trustee's Home Loan File"). Subject to confirmation by the Rating Agencies, with respect to the Home Loans secured by Mortgaged Properties located in certain states, the Transferor and the Seller will not be required to record assignments to the Indenture Trustee of the Mortgages in the real property records of these states for such Home Loans. See "Risk Factors -- Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans -- Non-recordation of Assignments" herein.
In such circumstances, the Transferor and the Seller will deliver to the Custodian the assignments of the Mortgages in the name of the Indenture Trustee and in recordable form, and the Transferor, in its capacity as the Servicer, will retain the record title to such Mortgages under the applicable real property records, on behalf of the Trust, the Indenture Trustee and the Noteholders. In all other circumstances with respect to the Home Loans, assignments to the Indenture Trustee of the Mortgages will be recorded in the real property records for those states in which such recording is deemed necessary to protect the Trust and the Indenture Trustee's interest in the Home Loans against the claims of certain creditors of the Transferor or subsequent purchasers. In these circumstances, the Transferor and the Seller will deliver to the Custodian, after recordation, the assignments to the Indenture Trustee of the Mortgages. In the event that, with respect to any Home Loan as to which recordation of the related assignment is required, the Seller cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Seller will deliver or cause to be delivered to the Custodian a certified true photocopy of such Mortgage or assignment. The Seller will deliver or cause to be delivered to the Custodian any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Indenture Trustee or the Custodian will agree, for the benefit of the Noteholders, to review (or cause to be reviewed) each Indenture Trustee's Home Loan File within 45 days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received, subject to the applicable cure period in the Transfer and Servicing Agreements.

PRE-FUNDING ACCOUNT

         On the Closing Date, cash in the aggregate amount of approximately $182,137,784 (the "Pre-Funding Account Deposit") will be deposited in an Eligible Account (the "Pre-Funding Account"), which account will be part of the Trust and will be maintained as an Eligible Account with the Indenture Trustee, in its corporate trust department for the purchase of Subsequent Home Loans. The Pre-Funding Account Deposit will be increased or decreased by an amount equal to the aggregate of the principal balances of any home loans removed from or added to, respectively, the Home Loan Pool prior to the Closing Date, provided that any such increase or decrease will not exceed 5% of the Initial Pool Principal Balance. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to $50,000 or less, and (ii) September 19, 1997, the amount on deposit in the Pre-Funding Account will be reduced in accordance with the applicable provisions of the Sale and Servicing Agreement by amounts used to purchase Subsequent Home Loans; provided that the Funding Period will be subject to an earlier termination if insufficient funds are on deposit in the Capitalized Interest Account on any Determination Date to cover any interest shortfall for payments and distributions to the Securityholders on the immediately following Payment Date. Subsequent Home Loans purchased by and added to the Trust on any Subsequent Transfer Date must satisfy the criteria set forth in the Sale and Servicing Agreement. See "The Home Loan Pool -- Conveyance of Subsequent Home Loans" herein.

         On the Payment Date following the Due Period in which such Funding Period ends, if the amount remaining in the Pre-Funding Account at the end of the Funding Period (net of reinvestment income, which is required to be transferred to the Capitalized Interest Account) is greater than $50,000, such amount will be applied to reduce on a pro rata basis the outstanding Class Principal Balances of the Notes and the outstanding Certificate Principal Balance of the Certificates, thus reducing the weighted average lives of the Securities. If such remaining amount is less than or equal to $50,000, such amount will be included in the Regular Principal Payment Amount and will be paid sequentially to each Class of Notes in reduction of the respective Class Principal Balances thereof. Notwithstanding the foregoing, if an event of default has occurred under the Indenture, such remaining amount will be included in the Regular Principal Payment Amount and will be paid on a pro rata basis to the Classes of Notes in reduction of their Class Principal Balances. See "Prepayment and Yield Considerations" herein.

         Amounts on deposit in the Pre-Funding Account will be invested in certain types of investments set forth in the Sale and Servicing Agreement that have been approved by the Rating Agencies (the "Permitted Investments") at the direction of the Affiliated Holder. The Sale and Servicing Agreement requires that no Permitted Investment shall evidence either the right to receive (a) only interest with respect to the obligations underlying such Permitted Investment or (b) both principal and interest payments derived from obligations underlying such Permitted Investment where the interest and principal payments with respect to such Permitted Investment provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. Further, no Permitted Investment may be purchased at a price greater than par if such Permitted Investment may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments with respect to amounts on deposit in the Pre-Funding Account are required to mature or otherwise be available for withdrawal no later than one Business Day prior to a Subsequent Transfer Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account.

CAPITALIZED INTEREST ACCOUNT

         On the Closing Date, at the direction of the Seller, an amount intended to cover the projected interest shortfall during the Funding Period (the "Capitalized Interest Account Deposit"), as approved by the Rating Agencies, will be deposited in an Eligible Account maintained by and in the name of the Indenture Trustee (the "Capitalized Interest Account") from a portion of the sales proceeds from the Securities. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest (the "Interest Shortfall") on the Securities that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust of Subsequent Home Loans after the Closing Date and will be so applied by the Indenture Trustee for the payment and distribution of interest to Securityholders. Any amounts on deposit in the Capitalized Interest Account that are not required to cover the anticipated Interest Shortfall described above will be distributed to the holders of the Residual Interest, including any net reinvestment income thereon, and such amounts will not thereafter be available for payment to the Noteholders.

         Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Affiliated Holder. All such Permitted Investments are required to mature no later than three Business Days prior to the applicable Payment Date as specified in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be available to cover any Interest Shortfall.

TRUST FEES AND EXPENSES

         As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee, and the Owner Trustee is entitled to the Owner Trustee Fee. The Indenture Trustee Fee payable on each Payment Date will be equal to 0.0025% per annum of the Pool Principal Balance as of the immediately preceding Determination Date. The Owner Trustee Fee will be an annual fee of $2,500. As compensation for its services pursuant to the Sale and Servicing Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "-- Servicing" below.

SERVICING

         In consideration for the performance of the daily loan servicing functions for the Home Loans, the Servicer is entitled to a monthly fee (the "Servicing Fee"), equal to 0.75% (75 basis points) per annum (the "Servicing Fee Rate") of the Pool Principal Balance as of the first day of the immediately preceding Due Period. See "Risk Factors--Additional Factors Affecting Delinquencies, Defaults and Losses on Home Loans--Dependence on Servicer for Servicing Home Loans" herein. The Servicer will pay the fees of the Custodian and the fees of each Subservicer out of the amounts it receives as the Servicing Fee. As of the Closing Date, none of the Initial Home Loans will be serviced by a Subservicer. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, insufficient funds charges, prepayment charges, late payment charges and any other servicing-related penalties and fees (collectively, such additional compensation and Servicing Fee, the "Servicing Compensation").

         In the event of a delinquency or a default with respect to a Home Loan neither the Servicer nor any Subservicer will have an obligation to advance scheduled monthly payments of principal and interest with respect to such Home Loan. However, the Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Home Loans (each, a "Servicing Advance") in accordance with the Servicer's servicing obligations under the Sale and Servicing Agreement and will be entitled to receive the Servicing Advance Reimbursement Amount for such Servicing Advances as described herein. For example, such Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from the Available Collection Amount after all prior payments and distributions as described under "-- Collection Account, Note Payment Account and Certificate Distribution Account" below or with respect to any Liquidated Home Loan from the Liquidation Proceeds received therefrom.

COLLECTION ACCOUNT, NOTE PAYMENT ACCOUNT AND CERTIFICATE DISTRIBUTION ACCOUNT

         The Servicer is required to use its best efforts to deposit in an Eligible Account (the "Collection Account"), within one Business Day and in any event to deposit within two Business Days of receipt, all payments received after each Cut-Off Date on account of principal and interest on the related Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the termination of the Securities. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Home Loans on or before the applicable Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement. Initially, the Collection Account will be maintained with the Indenture Trustee.

         Amounts on deposit in the Collection Account will be invested in Permitted Investments at the direction of the Affiliated Holder. All such Permitted Investments are required to mature no later than three Business Days prior to the applicable Payment Date as specified in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be distributed to the Servicer on each Payment Date as additional servicing compensation.

         Any Subservicer will also maintain a collection account to deposit all payments received with respect to the Home Loans being serviced by such Subservicer. Such Subservicer's collection account will be an Eligible Account and will satisfy requirements that are substantially similar to the requirements for the Collection Account set forth in the Sale and Servicing Agreement.

         The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and the Pre-Funding Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Payment Account"). The Servicer will also establish and maintain with the Indenture Trustee an account, in the name of the Co-Owner Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and the Pre-Funding Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Distribution Account"). The Note Payment Account and the Certificate Distribution Account are referred to herein collectively as the "Payment Accounts".

         On the Business Day prior to each Payment Date, the Indenture Trustee will deposit into the Payment Accounts the applicable portions of the Available Collection Amount by making appropriate withdrawals from the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, as applicable. On each Payment Date, the Indenture Trustee will make withdrawals from the Payment Accounts for application of the amounts specified below in the following order of priority:

                 (i) to provide for the payment of the Trust Fees and Expenses in the following order: (a) to the Servicer, an amount equal to the Servicing Compensation and all unpaid Servicing Compensation from prior Due Periods, (b) to the Indenture Trustee, an amount equal to the Indenture Trustee Fee and all unpaid Indenture Trustee Fees from prior Due Periods and (c) to the Owner Trustee, an amount equal to the Owner Trustee Fee and all unpaid Owner Trustee Fees from prior Due Periods;

                 (ii) to provide for reimbursement to the Servicer for any voluntary Servicing Advances previously made by the Servicer and not previously reimbursed;

                 (iii) to the extent of any amounts remaining from the Pre-Funding Account Deposit at the end of the Funding Period (net of reinvestment income), to reduce the Class Principal Balances of each Class of Notes and the Certificate Principal Balance of the Certificates pro rata; provided, however, that if such remaining amount is less than or equal to $50,000 or if an event of default has occurred under the Indenture, such amount will be paid only in reduction of the Class Principal Balances of each Class of Notes;

                 (iv) to provide for payments to the Securityholders and the holders of the Residual Interest of the amounts specified herein under "Description of the Notes -- Payments and Distributions."

INCOME FROM ACCOUNTS

         So long as no Event of Default will have occurred and be continuing, amounts on deposit in the Note Payment Account and Certificate Distribution Account (sometimes referred to herein, together with the Collection Account, as an "Account") will be invested by the Indenture Trustee, as directed by the Affiliated Holder, in one or more Permitted Investments bearing interest or sold at a discount. So long as no Event of Default will have occurred and be continuing, amounts on deposit in the Collection Account will be invested at the direction of the Affiliated Holder, in one or more Permitted Investments bearing interest or sold at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Payment Date. All income or other gain from investments in any Account will be deposited in such Account immediately on receipt, unless otherwise specified herein.

INSOLVENCY EVENT

         If any of certain events of voluntary corporate dissolution or insolvency, readjustment of debt, marshaling of assets and liabilities, commencement of bankruptcy proceedings under an Insolvency Law or similar proceedings with respect to such person indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs with respect to the Affiliated Holder, the Home Loans shall be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received (i) written instructions from the Certificateholders holding a majority of the aggregate outstanding Certificate Principal Balance of the Certificates (other than the Affiliated Holder), to the effect that such Certificateholders object to the liquidation of the Home Loans and termination of the Trust, and (ii) an opinion of counsel to the effect that for federal income tax purposes the continuation of the Trust pursuant to such instructions from the Certificateholders will not cause the Trust to be taxable as a corporation. Promptly after the occurrence of any Insolvency Event with respect to the Affiliated Holder, notice thereof is required to be given to Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust (except in the circumstances described above), the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the assets, if any, on deposit in the Note Payment Account, the Certificate Distribution Account, the Collection Account, the Pre-Funding Account and the Capitalized Interest Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Home Loans will be treated as collections on the Home Loans, deposited in the Collection Account and paid or distributed to the Securityholders in accordance with the terms and priority of payment described herein. See "Description of the Notes" herein.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as such under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

         The Sale and Servicing Agreement will provide that the Servicer will pay or cause to be paid the fees and expenses of the Owner Trustee and the Indenture Trustee in connection with their duties under the Trust Agreement and Indenture, respectively. The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Transferor and the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Certificates (other than the execution and authentication thereof), the Notes or of any Home Loans or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the

Servicer in respect of the Notes, the Certificates or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account, the Note Payment Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement, which failure constitutes an Event of Default unless the Owner Trustee obtains actual knowledge of such failure as will be specified in the Trust Agreement.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, no Certificateholder will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Certificates have made written request upon the Owner Trustee to institute such proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity and the Owner Trustee for 30 days has neglected or refused to institute any such proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Certificates, the Notes (other than the execution and authentication thereof) or of any Home Loans or related documents, and will not be accountable for the use or application by the Seller, the Servicer or the Owner Trustee of any funds paid to the Seller, the Servicer or the Owner Trustee in respect of the Notes, the Certificates or the Home Loans, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or the Note Payment Account. So long as no Indenture Event of Default has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Trust Agreement, Sale and Servicing Agreement or Administration Agreement which failure constitutes an Indenture Event of Default unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) Noteholders evidencing not less than 25% of the voting interests of each such Class of Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 30 days has neglected or refused to institute any such proceedings. See "Description of the Notes -- Rights of Noteholders Upon Occurrence of Event of Default" herein.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         Except as otherwise described herein, no principal payments will be made on any Class of Senior Notes until the Class Principal Balance of each Class of Senior Notes having a lower numerical designation has been reduced to zero, no principal payments will be made on the Class M-1 Notes until all required payments have been made in respect of the Senior Notes , no principal payments will be made on the Class M-2 Notes until all required payments have been made in respect of the Senior Notes and the Class M-1 Notes, and no principal payments will be made on the Class B-1 Notes until all required payments have been made in respect of the Senior Notes and the Mezzanine Notes. In addition, no distributions of principal with respect to the Certificates will be made until required payments have been made in respect of all Classes of Notes. See "Description of the Notes -- Payments and Distributions" herein. As the rate of payment of principal of each Class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Home Loans, final payment of any Class of Notes could occur significantly earlier than the Maturity Date. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes. No prediction can be made as to the rate of prepayments on the Home Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Home Loans and the payment of such prepayments to the Noteholders will be borne entirely by the Noteholders.

         The subordination of the Residual Interest and the Certificates to the Notes and of the Class B-1 Notes and the Mezzanine Notes to each Class of Notes having a higher priority will provide limited protection to the Noteholders against losses on the Home Loans. The yields on the Class B-1 Notes and the Mezzanine Notes will be particularly sensitive to the loss experience of the Home Loans and the timing of any such losses. If the actual rate and amount of losses experienced by the Home Loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class B-1 Notes or the Mezzanine Notes may be lower than anticipated.

         The Home Loans are either (i) "simple interest" or (ii) "actuarial method" loans. With respect to a Home Loan that is a "simple interest" loan, if a payment is received more than one month after the previous payment, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a longer weighted average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Home Loan is received less than one month after the previous payment, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Home Loan having a shorter weighted average life than would have been the case had the payment been made as scheduled. See "The Home Loan Pool -- Payments on the Home Loans" herein.

         The effective yield to the Noteholders will be lower than the yield otherwise produced by the applicable Note Interest Rate, because the payment of the interest accrued during each Due Period (a calendar month consisting of thirty days) will not be made until the Payment Date occurring in the month following such Due Period. See "Description of the Notes -- Payments and Distributions" herein. This delay will result in funds being passed through to the Noteholders approximately 10 days after the end of the monthly accrual period, during which 10-day period no interest will accrue on such funds. As discussed in greater detail below, greater than anticipated payments of principal can also affect the yield on Notes purchased at a price greater or less than par.

         The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity on the Notes will be directly related to and affected by the rate and timing of principal reductions on the Home Loans. The principal reductions on such Home Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. On any Payment Date on or after the Payment Date on which the Pool Principal Balance declines to 17% or less, or 10% or less, of the Pool Principal Balance of the Initial Home Loans and Subsequent Home Loans conveyed to the Trust as of the respective Cut-Off Dates, the Affiliated Holder may effect a redemption of the Notes and prepayment of the Certificates under one of two optional termination methods as described herein. See "Description of the Notes -- Optional Redemption of the Notes" herein.

         The "weighted average life" of a Class of Notes refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Class is repaid. The weighted average life of each Class of Notes will be influenced by, among other factors, the rate at which principal reductions occur on the Home Loans, the rate at which Excess Spread is paid to Noteholders as described herein, and the extent to which any Overcollateralization Reduction Amount is distributed to the holders of the Residual Interest as described herein. If substantial principal prepayments on the Home Loans are received from unscheduled prepayments, liquidations or repurchases, then the payments to the Noteholders resulting from such prepayments may significantly shorten the actual weighted average lives of the Notes. If the Home Loans experience delinquencies and defaults in the payment of principal, then the Noteholders will similarly experience a delay in the receipt of principal payments attributable to such delinquencies and defaults which in certain instances may result in longer actual average weighted lives of the Notes than would otherwise be the case. However, to the extent that principal in respect of Liquidated Home Loans is included in the principal payments on the Notes, then the Noteholders will experience an acceleration in the receipt of principal payments which, in certain instances, may result in shorter actual weighted average lives of the Notes than would otherwise be the case. Interest shortfalls on the Home Loans due to principal prepayments in full and curtailments and any resulting shortfall in amounts payable on the Notes will be covered to the extent of amounts available from the applicable credit enhancement provided for the Notes. See "Risk Factors -- Adequacy of Credit Enhancement" herein.

         The rate and timing of principal reductions on the Home Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for such loans. Substantially all of the Home Loans contain due-on-sale provisions and the Servicer intends, except under circumstances described under "Risk Factors -- Prepayment and Yield Considerations," to enforce such provisions unless (i) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (ii) such enforcement is not permitted by applicable law. A substantial majority of the Initial Home Loans are subject to prepayment penalties, which may reduce the amount or the likelihood of prepayments on such Initial Home Loans. The remaining Initial Home Loans may be prepaid in full or in part at any time without penalty. To the extent that a majority of the Subsequent Home Loans are not subject to prepayment penalties, the current report on Form 8-K containing a description of the Home Loans included in the final Home Loan Pool will describe the status of prepayment penalties with respect to such final Home Loan Pool. As with fixed rate obligations generally, the rate of prepayment on a pool of loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Home Loan Rates on the Home Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Home Loan Rates on the Home Loans, the rate of prepayment on the Home Loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment on the Home Loans. The Seller and the Transferor make no representations as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of such factors, or as to the percentage of the principal balance of the Home Loans that will be paid as of any date.

         Payments of principal to Noteholders at a faster rate than anticipated will increase the yield on Notes purchased at a discount but will decrease the yield on Notes purchased at a premium, which payments of principal may be attributable to scheduled payments and prepayments of principal on the Home Loans, to Excess Spread and to amounts remaining on deposit in the Pre-Funding Account at the expiration of the Funding Period. The effect on an investor's yield due to payments of principal to the Noteholders (including without limitation prepayments on the Home Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Home Loans, and the recoveries, if any, on defaulted Home Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Home Loans, and accordingly, the weighted average lives of the Notes, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Notes. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to- value ratios, secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related borrower is residing. See "The Home Loan Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Because principal payments are paid to certain Classes of Notes before other Classes, holders of the Class B-1 Notes and, to a lesser extent, the Classes of Mezzanine Notes bear a greater risk of losses from delinquencies and defaults on the Home Loans than holders of the Classes of Notes having earlier priorities for payment of principal. See "Description of Credit Enhancement -- Subordination and Allocation of Losses" herein.

         Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Home Loans and such data may not be reflective of conditions applicable to the Home Loans. No significant historical prepayment data is generally available with respect to the types of Home Loans included in the Home Loan Pool or similar types of loans, and there can be no assurance that the Home Loans will achieve or fail to achieve any particular rate of principal prepayment. A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first-lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include general economic conditions, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers for these Home Loans will generally have significantly less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including these Home Loans, and, therefore, a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. Given these characteristics, the Home Loans may experience a higher or lower rate of prepayment than first-lien mortgage loans.

SUBORDINATION OF THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS B-1
NOTES

         As described under "Description of the Notes -- Payments and Distributions -- Payment and Distribution Priorities" herein, on each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on such Payment Date before any payments of interest or principal, respectively, are made on any Class of Notes subordinate to such Class. As a result, the yields to maturity and the aggregate amount of payments on the Class M-1 Notes, the Class M-2 Notes and the Class B-1 Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Home Loans.

         As more fully described herein, Allocable Loss Amounts will be allocated first to the Certificates, then to the Class B-1 Notes, then to the Class M-2 Notes, and then to the Class M-1 Notes, in that order, until the Certificate Principal Balance or Class Principal Balance thereof, as applicable, has been reduced to zero. Any Deferred Amounts will be paid first to the Class M-1 Notes, second to the Class M-2 Notes and then to the Class B-1 Notes. The Certificates will be entitled to receive amounts attributable to Loss Reimbursement Deficiencies after all Deferred Amounts have been paid in full.

EXCESS SPREAD AND OVERCOLLATERALIZATION REDUCTION AMOUNT PAYMENTS

         An overcollateralization feature has been designed to accelerate the principal amortization of the Notes and the Certificates relative to the principal amortization of the Home Loans. If on any Payment Date the Required Overcollateralization Amount exceeds the Overcollateralization Amount, any Excess Spread will be paid or distributed sequentially to the Securityholders in the order and amounts specified herein under "Description of the Notes -- Payments and Distributions -- Payment and Distribution Priorities." If the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount for such Payment Date, Excess Spread otherwise payable or distributable to the Securityholders as described above will instead be paid or distributed, first, to the Mezzanine Notes in respect of Deferred Amounts, if any, until such Deferred Amounts have been paid in full, then to the Class B-1 Notes in respect of Deferred Amounts, if any, until such Deferred Amounts have been paid in full, then to the Certificates in respect of Loss Reimbursement Deficiencies, if any, until the Loss Reimbursement Deficiencies have been paid in full, and thereafter to the holders of the Residual Interest. On each Payment Date on which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, certain amounts otherwise payable or distributable as principal to the Securityholders on such Payment Date in reduction of their Class Principal Balances or Certificate Principal Balance, as applicable, will instead be paid or distributed, first, to the Mezzanine Notes, in payment of their respective Deferred Amounts, then to the Class B-1 Notes, in payment of their Deferred Amounts, then to the Certificates in payment of their Loss Reimbursement Deficiencies, and thereafter to the holders of the Residual Interest, thereby reducing the rate of and under certain circumstances delaying the principal amortization of the Securities, until the Overcollateralization Amount is reduced to the Required Overcollateralization Amount. As described herein, the yield to maturity on a Class of Notes purchased at a premium or discount will be affected by the extent to which any Excess Spread is distributed to the holders of the Residual Interest in lieu of payment to the related Noteholders in reduction of their Class Principal Balances. If such Excess Spread distributions to the holders of the Residual Interest occur sooner than anticipated by an investor who purchases a Class of Notes at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If such Excess Spread distributions to the holders of the Residual Interest occur later than anticipated by an investor who purchases a Class of Notes at a premium, the actual yield to such investor may be lower than such investor's anticipated yield.

         The amount of Excess Spread, if any, distributable to the holders of the Residual Interest in reduction of the Overcollateralization Amount on any Payment Date will be affected by the Required Overcollateralization Amount, and by the actual default and delinquency experience and principal amortization of the Home Loans during the related Due Period. In particular, high rates of delinquencies on the Home Loans during any Due Period may cause the amount of interest received on the Home Loans during such Due Period to be less than the amount of interest payable or distributable on the Securities on the related Payment Date. Such an occurrence will cause the Class Principal Balances of the Notes and the Certificate Principal Balance of the Certificates to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

REINVESTMENT RISK

         The reinvestment risk with respect to an investment in the Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, Noteholders are likely to receive an increased amount of principal payments from the Home Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Notes. Conversely, during periods of rising interest rates, Noteholders are likely to receive a decreased amount of principal prepayments from the Home Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Notes.

MATURITY DATE

         The Maturity Date, which is April 10, 2023, has been calculated as the sixth Payment Date following the Due Period in which the latest maturing Home Loan is scheduled to mature. The actual maturity of any Class of Notes may be substantially earlier than the Maturity Date.

WEIGHTED AVERAGE LIVES OF THE NOTES

         The following information is given solely to illustrate the effect of prepayments of the Home Loans on the weighted average lives of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Notes will be influenced by the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes reductions of principal, including without limitation those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of the Transferor or the Seller), the rate at which Excess Spread is distributed to Noteholders as described herein, the extent to which any amounts remaining in the Pre-Funding Account at the expiration of the Funding Period are paid to the Noteholders as described herein, and the extent to which any Overcollateralization Reduction Amount is distributed to the holders of the Residual Interest as described herein.

         Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of loans for the life of such loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 2.0% per annum of the outstanding principal balance of such loans in the first month of the life of the loans and an additional approximately 0.9091% (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CPR of 12.0% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments), which would include a CPR of 0%. Correspondingly, 75% Prepayment Assumption assumes prepayment rates equal to 75% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. Neither the Transferor nor the Seller makes any representations about the appropriateness of the Prepayment Assumption or the CPR model.

         MODELING ASSUMPTIONS. For purposes of preparing the tables below, the following assumptions (the "Modeling Assumptions") have been made.

                 (i) all scheduled principal payments on the Home Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period commencing on June 1, 1997, no delinquencies or losses occur on the Home Loans and all Home Loans have a first payment date that occurs thirty (30) days after the origination thereof;

                 (ii) the scheduled payments on the Home Loans have been calculated on the basis of the outstanding principal balance (prior to giving effect to prepayments), the Home Loan Rate and the remaining term to stated maturity such that the Home Loans will fully amortize by their remaining term to stated maturity;

                 (iii) all scheduled payments of interest and principal in respect of the Home Loans have been made through the applicable Cut-Off Date;

                 (iv) the Home Loans in the Home Loan Pool prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Securities occurs and no substitutions or repurchases of the Home Loans occur;

                 (v) all prepayments in respect of the Home Loans include 30 days of interest thereon;

                 (vi) the Closing Date for the Notes is June 19, 1997, each month consists of 30 days and each year will consist of 360 days;

                 (vii) cash payments are received by the Securityholders on the 10th day of each month, commencing in July 1997;

                 (viii) the Required Overcollateralization Amount will equal $31,875,000 and will be reduced in accordance with the terms of the Indenture;

                 (ix) the Note Interest Rate for each Class of Notes is as set forth on the cover page hereof and the Pass-Through Rate for the Certificates is as set forth herein;

                 (x) the additional fees deducted from the interest collections in respect of the Home Loans include the Indenture Trustee Fee, the Owner Trustee Fee and the Servicing Fee;

                 (xi) all of the Pre-Funding Account Deposit is used to acquire Subsequent Home Loans in accordance with the schedule set forth below, and prior to that date, the Pre-Funding Account Deposit accrues interest at approximately 7.25% per annum;

                 (xii) no reinvestment income from any Trust account is earned and available for payment or distribution; and

                 (xiii) the Home Loan Pool consists of Home Loans having the following characteristics:



                                Initial Home     Net Home
   Home                             Loan           Loan     Remaining Term   Original Term
   Loan         Principal         Interest       Interest    to Maturity    of Amortization     Assumed Delivery
  Number         Balance            Rate           Rate      (in months)      (in months)        of Home Loans
  ------       -----------       ----------    -----------   -----------      -----------     --------------------
     1        $  10,097,917.42      13.8923%     13.1423%         65              68              Closing Date
     2        $  46,408,755.14      13.8956%     13.1456%        117              119             Closing Date
     3        $ 182,492,843.09      13.8521%     13.1021%        176              180             Closing Date
     4        $ 101,069,629.96      13.4382%     12.6882%        237              240             Closing Date
     5        $ 227,793,070.21      13.7684%     13.0184%        297              300             Closing Date
     6        $   1,619,417.76      13.8923%     13.1423%         68              68               July 1997
     7        $   7,442,639.77      13.8956%     13.1456%        119              119              July 1997
     8        $  29,266,643.51      13.8521%     13.1021%        180              180              July 1997
     9        $  16,208,684.02      13.4382%     12.6882%        240              240              July 1997
    10        $  36,531,507.03      13.7684%     13.0184%        300              300              July 1997
    11        $   1,619,417.76      13.8923%     13.1423%         68              68              August 1997
    12        $   7,442,639.77      13.8956%     13.1456%        119              119             August 1997
    13        $  29,266,643.51      13.8521%     13.1021%        180              180             August 1997
    14        $  16,208,684.02      13.4382%     12.6882%        240              240             August 1997
    15        $  36,531,507.03      13.7684%     13.0184%        300              300             August 1997


The tables on the following pages indicate at the specified percentages of the Prepayment Assumption the corresponding weighted average life of each Class of Notes.

PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                Class A-1 Notes                                 Class A-2 Notes
                                --------------------------------------------       ------------------------------------------
        PAYMENT DATE              0%      50%     75%   100%     125%    150%       0%     50%     75%   100%     125%    150%
        ------------             ----    ----    ----   ----     ----    ----      ---    ----    ----   ----     ----    ----
Initial Balance . . . . . . .     100     100     100    100      100     100      100     100     100    100      100     100
    June 10, 1998                  16       0       0      0        0       0      100      78      63     48       33      17
    June 10, 1999                   0       0       0      0        0       0       94      24       0      0        0       0
    June 10, 2000                   0       0       0      0        0       0       77       0       0      0        0       0
    June 10, 2001                   0       0       0      0        0       0       58       0       0      0        0       0
    June 10, 2002                   0       0       0      0        0       0       36       0       0      0        0       0
    June 10, 2003                   0       0       0      0        0       0       12       0       0      0        0       0
    June 10, 2004                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2005                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2006                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2007                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2008                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2009                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2010                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2011                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2012                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2013                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2014                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2015                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2016                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2017                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2018                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2019                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2020                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2021                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2022                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2023                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2024                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2025                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2026                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2027                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2028                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2029                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2030                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2031                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2032                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2033                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2034                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2035                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2036                   0       0       0      0        0       0        0       0       0      0        0       0
    June 10, 2037                   0       0       0      0        0       0        0       0       0      0        0       0
    Weighted Average Life(2):     0.6     0.4     0.3    0.3      0.3     0.3      4.3     1.5     1.2    1.0      0.9     0.8
No Optional Termination . . . .


(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.
* The percentage in this table is less than 0.5% but greater than zero percent.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                     Class A-3 Notes                         Class A-4 Notes
                                --------------------------------------------    --------------------------------------------
 PAYMENT DATE                     0%     50%     75%    100%    125%    150%      0%     50%     75%    100%    125%    150%
-------------                    ---    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Balance . . . . . . .    100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1998                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1999                100     100      89      48       9       0     100     100     100     100     100      70
    June 10, 2000                100      66       7       0       0       0     100     100     100      48       0       0
    June 10, 2001                100       4       0       0       0       0     100     100      28       0       0       0
    June 10, 2002                100       0       0       0       0       0     100      43       0       0       0       0
    June 10, 2003                100       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2004                 84       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2005                 48       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2006                  7       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2007                  0       0       0       0       0       0      61       0       0       0       0       0
    June 10, 2008                  0       0       0       0       0       0      20       0       0       0       0       0
    June 10, 2009                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2010                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2011                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2012                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2013                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2014                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2015                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2016                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2017                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2018                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2019                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2020                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2021                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2022                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2023                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2024                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2025                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2026                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2027                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2028                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2029                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2030                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2031                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2032                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2033                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2034                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2035                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2036                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2037                  0       0       0       0       0       0       0       0       0       0       0       0
    Weighted Average Life(2):    7.9     3.3     2.5     2.0     1.7     1.5    10.3     4.9     3.7     3.0     2.5     2.2
No Optional Termination . . . .


(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date,
         (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.
* The percentage in this table is less than 0.5% but greater than zero percent.

         These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                              Class A-5 Notes                               Class A-6 Notes
                                --------------------------------------------    --------------------------------------------
PAYMENT DATE                      0%     50%     75%    100%    125%    150%      0%     50%     75%    100%    125%    150%
------------                     ---    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Balance . . . . . . .    100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1998                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1999                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2000                100     100     100     100      92      27     100     100     100     100     100     100
    June 10, 2001                100     100     100      48       0       0     100     100     100     100      57       9
    June 10, 2002                100     100      45       0       0       0     100     100     100      43       0       0
    June 10, 2003                100      81       0       0       0       0     100     100      53       0       0       0
    June 10, 2004                100      12       0       0       0       0     100     100       5       0       0       0
    June 10, 2005                100       0       0       0       0       0     100      41       0       0       0       0
    June 10, 2006                100       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2007                100       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2008                100       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2009                 67       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2010                  *       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2011                  0       0       0       0       0       0      27       0       0       0       0       0
    June 10, 2012                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2013                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2014                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2015                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2016                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2017                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2018                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2019                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2020                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2021                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2022                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2023                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2024                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2025                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2026                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2027                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2028                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2029                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2030                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2031                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2032                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2033                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2034                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2035                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2036                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2037                  0       0       0       0       0       0       0       0       0       0       0       0
    Weighted Average Life(2):   12.3     6.5     5.0     4.0     3.3     2.9    13.7     7.9     6.2     5.0     4.2     3.6
No Optional Termination . . . .

----------------------

(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.
* The percentage in this table is less than 0.5% but greater than zero percent.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                    Class A-7 Notes                         Class A-8 Notes
                               ---------------------------------------------    --------------------------------------------
PAYMENT DATE                      0%     50%     75%    100%    125%    150%      0%     50%     75%    100%    125%    150%
------------                     ---    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Balance . . . . . . .    100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1998                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1999                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2000                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2001                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2002                100     100     100     100      90      49     100     100     100     100     100     100
    June 10, 2003                100     100     100      89      42       2     100     100     100     100     100     100
    June 10, 2004                100     100     100      48       2       0     100     100     100     100     100      61
    June 10, 2005                100     100      67      12       0       0     100     100     100     100      65      26
    June 10, 2006                100      99      32       0       0       0     100     100     100      78      33       0
    June 10, 2007                100      65       1       0       0       0     100     100     100      47       6       0
    June 10, 2008                100      36       0       0       0       0     100     100      72      22       0       0
    June 10, 2009                100       8       0       0       0       0     100     100      45       0       0       0
    June 10, 2010                100       0       0       0       0       0     100      78      20       0       0       0
    June 10, 2011                100       0       0       0       0       0     100      48       0       0       0       0
    June 10, 2012                 83       0       0       0       0       0     100      21       0       0       0       0
    June 10, 2013                 62       0       0       0       0       0     100       6       0       0       0       0
    June 10, 2014                 40       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2015                 15       0       0       0       0       0     100       0       0       0       0       0
    June 10, 2016                  0       0       0       0       0       0      84       0       0       0       0       0
    June 10, 2017                  0       0       0       0       0       0      50       0       0       0       0       0
    June 10, 2018                  0       0       0       0       0       0      27       0       0       0       0       0
    June 10, 2019                  0       0       0       0       0       0       2       0       0       0       0       0
    June 10, 2020                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2021                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2022                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2023                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2024                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2025                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2026                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2027                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2028                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2029                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2030                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2031                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2032                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2033                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2034                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2035                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2036                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2037                  0       0       0       0       0       0       0       0       0       0       0       0
    Weighted Average Life(2):   16.5    10.6     8.5     7.0     5.9     5.0    20.2    14.0    11.9    10.0     8.5     7.4
No Optional Termination . . . .

------------------

(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.
* The percentage in this table is less than 0.5% but greater than zero percent.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                              Class A-9 Notes                                 Class M-1 Notes
                                --------------------------------------------    --------------------------------------------
PAYMENT DATE                      0%     50%     75%    100%    125%    150%      0%     50%     75%    100%    125%    150%
------------                    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Balance . . . . . . .    100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1998                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1999                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2000                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2001                100     100     100     100     100     100     100     100     100     100     100      88
    June 10, 2002                100     100     100     100     100     100     100     100     100      97      82      70
    June 10, 2003                100     100     100     100     100     100     100     100      99      82      67      55
    June 10, 2004                100     100     100     100     100     100     100     100      87      69      55      43
    June 10, 2005                100     100     100     100     100     100     100      96      75      58      44      34
    June 10, 2006                100     100     100     100     100      99     100      85      64      48      35      26
    June 10, 2007                100     100     100     100     100      76     100      75      54      39      28      20
    June 10, 2008                100     100     100     100      85      58     100      66      46      32      22      15
    June 10, 2009                100     100     100     100      67      44     100      57      39      26      18      12
    June 10, 2010                100     100     100      79      51      32     100      48      32      21      13       9
    June 10, 2011                100     100      97      61      38      23      92      40      25      16      10       6
    June 10, 2012                100     100      76      47      28      17      80      32      20      12       7       4
    June 10, 2013                100     100      64      38      22      12      74      28      17      10       6       3
    June 10, 2014                100      90      53      30      17       9      67      24      14       8       4       1
    June 10, 2015                100      75      42      23      13       6      59      20      11       6       3       0
    June 10, 2016                100      60      32      17       9       2      50      16       9       5       1       0
    June 10, 2017                100      45      24      12       5       0      40      12       6       3       0       0
    June 10, 2018                100      36      18       9       1       0      34       9       5       1       0       0
    June 10, 2019                100      27      13       5       0       0      27       7       3       0       0       0
    June 10, 2020                 70      17       8       *       0       0      18       5       1       0       0       0
    June 10, 2021                 34       8       0       0       0       0       9       *       0       0       0       0
    June 10, 2022                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2023                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2024                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2025                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2026                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2027                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2028                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2029                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2030                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2031                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2032                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2033                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2034                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2035                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2036                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2037                  0       0       0       0       0       0       0       0       0       0       0       0
    Weighted Average Life(2):   23.5    20.1    17.8    15.7    13.9    12.3    19.0    13.7    11.6     9.9     8.5     7.4
No Optional Termination . . . .

-----------------

(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date,
         (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.
* The percentage in this table is less than 0.5% but greater than zero percent.

         These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

            PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                           Class M-2 Notes                                    Class B-1 Notes
                                --------------------------------------------    --------------------------------------------
 PAYMENT DATE                     0%     50%     75%    100%    125%    150%      0%     50%     75%    100%    125%    150%
-------------                    ---    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial Balance . . . . . . .    100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1998                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 1999                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2000                100     100     100     100     100     100     100     100     100     100     100     100
    June 10, 2001                100     100     100     100     100      88     100     100     100     100     100      88
    June 10, 2002                100     100     100      97      82      70     100     100     100      97      82      70
    June 10, 2003                100     100      99      82      67      55     100     100      99      82      67      55
    June 10, 2004                100     100      87      69      55      43     100     100      87      69      55      43
    June 10, 2005                100      96      75      58      44      34     100      96      75      58      44      34
    June 10, 2006                100      85      64      48      35      26     100      85      64      48      35      26
    June 10, 2007                100      75      54      39      28      20     100      75      54      39      28      20
    June 10, 2008                100      66      46      32      22      15     100      66      46      32      22      15
    June 10, 2009                100      57      39      26      18      12     100      57      39      26      18      12
    June 10, 2010                100      48      32      21      13       9     100      48      32      21      13       9
    June 10, 2011                 92      40      25      16      10       6      92      40      25      16      10       4
    June 10, 2012                 80      32      20      12       7       4      80      32      20      12       7       0
    June 10, 2013                 74      28      17      10       6       *      74      28      17      10       3       0
    June 10, 2014                 67      24      14       8       4       0      67      24      14       8       0       0
    June 10, 2015                 59      20      11       6       1       0      59      20      11       4       0       0
    June 10, 2016                 50      16       9       4       0       0      50      16       9       0       0       0
    June 10, 2017                 40      12       6       *       0       0      40      12       4       0       0       0
    June 10, 2018                 34       9       5       0       0       0      34       9       *       0       0       0
    June 10, 2019                 27       7       1       0       0       0      27       6       0       0       0       0
    June 10, 2020                 18       4       0       0       0       0      18       0       0       0       0       0
    June 10, 2021                  9       0       0       0       0       0       9       0       0       0       0       0
    June 10, 2022                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2023                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2024                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2025                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2026                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2027                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2028                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2029                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2030                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2031                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2032                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2033                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2034                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2035                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2036                  0       0       0       0       0       0       0       0       0       0       0       0
    June 10, 2037                  0       0       0       0       0       0       0       0       0       0       0       0
    Weighted Average Life(2):   19.0    13.7    11.5     9.8     8.4     7.3    19.0    13.6    11.5     9.7     8.4     7.3
No Optional Termination . . . .

-------------------

(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class of Notes is determined by (a) multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related Payment Date, (b) summing the results and (c) dividing the sum by the aggregate payments of principal referred to in clause (a) and rounding to one decimal place.
* The percentage in this table is less than 0.5% but greater than zero percent.

     These tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Home Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

         The paydown scenarios for the Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Notes will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Home Loans will prepay at a constant rate or that all of the Home Loans will prepay at the same rate. Moreover, the Home Loans actually included in the Home Loan Pool, the payment experience of such Home Loans and certain other factors affecting the payments on the Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Home Loans will differ in many respects from such Modeling Assumptions. See "The Home Loan Pool" herein. To the extent that the Home Loans actually included in the Home Loan Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors -- Prepayment and Yield Considerations" herein.

         In light of the uncertainties inherent in the foregoing paydown scenarios, the inclusion of the weighted average lives of the Notes in the foregoing tables should not be regarded as a representation by the Servicer, the Seller, the Underwriters or any other person that such weighted average lives will be achieved or that any of the foregoing paydown scenarios will be experienced.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Andrews & Kurth L.L.P. ("Tax Counsel"), for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

         The Notes may be treated as having been issued with original issue discount. As a result, Noteholders may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption.

                              ERISA CONSIDERATIONS

         The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the Prospectus.

         The Notes may not be purchased with the assets of a Plan if the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Notes set forth opposite its name in the tables below:

                                                                 PRINCIPAL AMOUNT OF:
                                                                 --------------------

                                                 Class A-1      Class A-2     Class A-3       Class A-4
                 Underwriter                       Notes          Notes         Notes           Notes
                 -----------                       -----          -----         -----           -----
PaineWebber Incorporated  . . . . . . . . .     $13,305,000    $25,965,000   $21,002,500      $20,100,000

Banc One Capital Corporation  . . . . . . .      13,305,000     25,965,000    21,002,500       20,100,000

Bear, Stearns & Co. Inc.  . . . . . . . . .      13,305,000     25,965,000    21,002,500       20,100,000

Merrill Lynch Pierce Fenner & Smith
                     Incorporated . . . . .      13,305,000     25,965,000    21,002,500       20,100,000
                                                 ----------     ----------   -----------       ----------

Total . . . . . . . . . . . . . . . . . . .     $53,220,000   $103,860,000   $84,010,000      $80,400,000
                                                ===========   ============   ===========      ===========


                                                               PRINCIPAL AMOUNT OF:
                                                               --------------------

                                                 Class A-5      Class A-6     Class A-7      Class A-8
                 Underwriter                       Notes          Notes         Notes          Notes
                 -----------                       -----          -----         -----          -----
PaineWebber Incorporated  . . . . . . . . .     $16,187,500    $11,600,000   $13,725,000     $12,307,500


Banc One Capital Corporation  . . . . . . .      16,187,500     11,600,000    13,725,000      12,307,500
Bear, Stearns & Co. Inc.  . . . . . . . . .      16,187,500     11,600,000    13,725,000      12,307,500

Merrill Lynch Pierce Fenner & Smith
                     Incorporated . . . . .      16,187,500     11,600,000    13,725,000      12,307,500
                                                 ----------     ----------   -----------      ----------

Total . . . . . . . . . . . . . . . . . . .     $64,750,000    $46,400,000   $54,900,000     $49,230,000
                                                ===========    ===========   ===========     ===========

                                                               PRINCIPAL AMOUNT OF:
                                                               --------------------

                                                 Class A-9      Class M-1     Class M-2      Class B-1
                 Underwriter                       Notes          Notes         Notes          Notes
                 -----------                       -----          -----         -----          -----
PaineWebber Incorporated  . . . . . . . . .     $11,588,750    $19,687,500    $9,843,750      $7,968,750

Banc One Capital Corporation  . . . . . . .      11,588,750     19,687,500     9,843,750       7,968,750

Bear, Stearns & Co. Inc.  . . . . . . . . .      11,588,750     19,687,500     9,843,750       7,968,750
Merrill Lynch Pierce Fenner & Smith
                     Incorporated . . . . .      11,588,750     19,687,500     9,843,750       7,968,750
                                                 ----------     ----------   -----------     -----------

Total . . . . . . . . . . . . . . . . . . .     $46,355,000    $78,750,000   $39,375,000     $31,875,000
                                                ===========    ===========   ===========     ===========




         The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such price less the initial concession not in excess of 0.0900% of the denominations of the Notes per Class A-1 Note, 0.1200% per Class A-2 Note, 0.1500% per Class A-3 Note, 0.1800% per Class A-4 Note, 0.2100% per Class A-5 Note, 0.2400% per Class A-6 Note, 0.3000% per Class A-7 Note, 0.3300% per Class A-8 Note, 0.3675% per Class A-9 Note, 0.4500% per Class M-1 Note, 0.5100% per Class M-2 Note and 0.6000% per Class B-1 Note. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.0750% per Class A-1 Note, 0.1000% per Class A-2 Note, 0.1250% per Class A-3 Note, 0.1500% per Class A-4 Note, 0.1750% per Class A-5 Note, 0.2000% per Class A-6 Note, 0.2500% per Class A-7 Note, 0.2750% per Class A-8 Note, 0.3000% per Class A-9 Note, 0.3500% per Class M-1 Note, 0.4000% per Class M-2 Note and 0.4750% per

Class B-1 Note. After the initial public offering of the Notes, the public offering price and such concessions may be changed.

         Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriters create a short position in the Notes in connection with the offering, i.e., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Underwriters expect to make a secondary market in the Notes, but have no obligation to do so. There can be no assurance that any such secondary market will develop or, if it does develop, that it will continue.

         In addition to the purchase of the Notes pursuant to the Underwriting Agreement, the Underwriters and their affiliates have several business relationships with the Transferor and Servicer and its affiliates, including its parent FFG. Affiliates of the Underwriters provide warehouse financing and repurchase arrangements to the Transferor for its consumer and mortgage loans, including property improvement, debt consolidation and combination loans. See "Use of Proceeds" herein. In addition, affiliates of certain Underwriters may provide other term financing arrangements to the Transferor for the Residual Interest retained by it and other residual interest securities retained by it that were issued in connection with one of the prior series of asset backed securities involving the Transferor. Bank One, Texas, N.A. will also act as the Custodian of the Issuer's Home Loan Files and will hold the Collection Account into which the Servicer will deposit remittances on the Home Loans, pursuant to the Sale and Servicing Agreement. Two other affiliates of Banc One Capital Corporation have provided certain debt and equity financing to FFG and its subsidiaries, and these affiliates hold a majority of FFG's outstanding shares of non-voting common stock and a significant portion of FFG's outstanding shares of voting and non-voting common stock, combined. Certain of the Underwriters, or affiliates of such Underwriters, also render certain services to FFG in connection with the public offering of FFG's debt and equity securities from time to time. Daniel J. Jessee, a Vice Chairman of Banc One Capital Corporation, and Sheldon I. Stein, a Senior Managing Director of Bear, Stearns & Co. Inc., are each a director of FFG.

                            LEGAL INVESTMENT MATTERS

         The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Home Loans are secured by liens on real estate that are not first liens. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Notes constitute legal investments for such investors.

                                    RATINGS

         It is a condition to the issuance of the Notes that (i) each of the Senior Notes be rated "AAA" by each Rating Agency, (ii) the Class M-1 Notes be rated "AA" by each Rating Agency, (iii) the Class M-2 Notes be rated "A" by each Rating Agency, and (iv) the Class B-1 Notes be rated "BBB" by each Rating Agency.

         The ratings on the Notes address the likelihood of the receipt by the Noteholders of all payments and distributions on the Home Loans to which they are entitled. The ratings on the Notes also address the structural, legal and issuer-related aspects associated with the Notes, including the nature of the Home Loans. In general, the ratings on the Notes address credit risk and not prepayment risk. The ratings on the Notes do not represent any assessment of the likelihood that principal prepayments of the Home Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Notes do not address the possibility that Noteholders might suffer a lower than anticipated yield in the event of principal payments on the Notes resulting from funds remaining in the Pre-Funding Account at the end of the Funding Period or rapid prepayments of the Home Loans, or in the event that the Trust is terminated prior to the Scheduled Final Payment Dates of each Class of Notes and the Certificates.

         The Seller has not solicited ratings on the Notes from any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Notes.

                                 LEGAL OPINIONS

         In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Notes will be passed upon for the Seller, the Transferor and the Servicer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriters by Brown & Wood LLP, Washington, D.C. Andrews & Kurth L.L.P., Dallas, Texas, will also pass on certain federal income tax and other legal matters for the Trust.

                                 INDEX OF TERMS


                                                                           Page
                                                                           ----
"60-Day Delinquency Amount" . . . . . . . . . . . . . . . . . . . . . . .  S-39
"Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
"Administration Agreement"  . . . . . . . . . . . . . . . . . . . . . . .  S-21
"Affiliated Holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Allocable Loss Amount" . . . . . . . . . . . . . . . . . . . . . . . S-9, S-31
"Assumed Pool Principal Balance"  . . . . . . . . . . . . . . . . . . . .  S-36
"Available Collection Amount" . . . . . . . . . . . . . . . . . . . . . .  S-33
"Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
"Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
"Capitalized Interest Account Deposit"  . . . . . . . . . . . . . . . S-7, S-42
"Capitalized Interest Account"  . . . . . . . . . . . . . . . . . . . S-7, S-42
"Certificate Distribution Account"  . . . . . . . . . . . . . . . . . . .  S-44
"Certificate Optimal Principal Balance" . . . . . . . . . . . . . . . . .  S-36
"Certificate Principal Balance" . . . . . . . . . . . . . . . . . . . . . . S-2
"Certificateholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Certificateholders' Interest Carry-Forward Amount" . . . . . . . . . . .  S-36
"Certificateholders' Interest Distributable Amount" . . . . . . . . . . .  S-36
"Certificateholders' Monthly Interest Distributable Amount" . . . . . . .  S-36
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . Cover,  S-2
"Class B-1 Optimal Principal Balance" . . . . . . . . . . . . . . . . . .  S-36
"Class M-1 Optimal Principal Balance" . . . . . . . . . . . . . . . . . .  S-36
"Class M-2 Optimal Principal Balance" . . . . . . . . . . . . . . . . . .  S-36
"Class Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-60
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iii
"Conventional Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Co-Owner Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"CPR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"Credit Score"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Custodian" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Cut-Off Date Principal Balance"  . . . . . . . . . . . . . . . . . . S-5, S-20
"Cut-Off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"DCR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Defective Home Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
"Deferred Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
"Deleted Home Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
"Determination Date"  . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-33
"DTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Excess Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
"FFG" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"FFI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Fitch" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Funding Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-42
"Home Loan Pool"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Home Loan Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-22
"Home Loan Schedule"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
"Home Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Indenture Trustee Fee" . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1

"Indenture Trustee's Home Loan File"  . . . . . . . . . . . . . . . . . .  S-41
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-33
"Initial Home Loans"  . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-20
"Initial Pool Principal Balance"  . . . . . . . . . . . . . . . . . . S-4, S-20
"Insolvency Event"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Insolvency Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
"Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
"Interest Payment Amount" . . . . . . . . . . . . . . . . . . . . . . . .  S-37
"Interest Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Liquidated Home Loan"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
"Loss Reimbursement Deficiency" . . . . . . . . . . . . . . . . . . . . .  S-37
"Maturity Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Mezzanine Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Modeling Assumptions"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Mortgages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
"Net Delinquency Calculation Amount"  . . . . . . . . . . . . . . . . . .  S-37
"Net Liquidation Proceeds"  . . . . . . . . . . . . . . . . . . . . . . .  S-37
"Note Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
"Note Owners" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
"Note Payment Account"  . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
"Noteholders" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Noteholders' Interest Carry-Forward Amount"  . . . . . . . . . . . . . .  S-37
"Noteholders' Interest Payable Amount"  . . . . . . . . . . . . . . . . .  S-37
"Noteholders' Monthly Interest Payable Amount"  . . . . . . . . . . . . .  S-37
"Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-2
"Original Certificate Principal Balance"  . . . . . . . . . . . . . . . . . S-2
"Original Class Principal Balance"  . . . . . . . . . . . . . . . . . . . . S-2
"Overcollateralization Amount"  . . . . . . . . . . . . . . . . S-9, S-31, S-38
"Overcollateralization Deficiency Amount" . . . . . . . . . . . . . . . .  S-38
"Overcollateralization Stepdown Date" . . . . . . . . . . . . . . . . . .  S-38
"Overcollateralization Surplus Amount"  . . . . . . . . . . . . . . . . .  S-38
"Owner Trustee Fee" . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Owner Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Pass-Through Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Payment Accounts"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
"Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-33
"Permitted Investments" . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-60
"Pool Principal Balance"  . . . . . . . . . . . . . . . . . . . S-5, S-21, S-31
"Prepayment Assumption" . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"Pre-Funding Account Deposit" . . . . . . . . . . . . . . . . . . . . S-7, S-42
"Pre-Funding Account" . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-42
"Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-31
"Purchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
"Qualified Substitute Home Loan"  . . . . . . . . . . . . . . . . . . S-6, S-30
"Rating Agencies" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-33
"Registration Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . iii
"Regular Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . .  S-38
"Regular Principal Payment Amount"  . . . . . . . . . . . . . . . . . . .  S-38
"Released Mortgaged Property Proceeds"  . . . . . . . . . . . . . . . . .  S-38
"Required Overcollateralization Amount" . . . . . . . . . . . . S-9, S-32, S-38
"Residual Interest" . . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-5
"Rolling Six-Month Delinquency Average" . . . . . . . . . . . . . . . . .  S-39

"Sale and Servicing Agreement"  . . . . . . . . . . . . . . S-4, S-20
"Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . Cover
"Securityholders" . . . . . . . . . . . . . . . . . . . . . . . . S-9
"Seller"  . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-28
"Senior Notes"  . . . . . . . . . . . . . . . . . . . . . . . . .  ii
"Senior Optimal Principal Balance"  . . . . . . . . . . . . . .  S-39
"Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Servicing Advance" . . . . . . . . . . . . . . . . . . . . . .  S-43
"Servicing Compensation"  . . . . . . . . . . . . . . . .  S-10, S-43
"Servicing Fee Rate"  . . . . . . . . . . . . . . . . . . . . .  S-43
"Servicing Fee" . . . . . . . . . . . . . . . . . . . . .  S-10, S-43
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-62
"Standard & Poor's" . . . . . . . . . . . . . . . . . . . . . .  S-11
"Subsequent Home Loans" . . . . . . . . . . . . . . . . . . . . . S-5
"Subsequent Transfer Date"  . . . . . . . . . . . . . . . . . . . S-7
"Subservicer" . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
"Substitution Adjustment" . . . . . . . . . . . . . . . . . . .  S-30
"Tax Counsel" . . . . . . . . . . . . . . . . . . . . . .  S-10, S-60
"Termination Price" . . . . . . . . . . . . . . . . . . . . . .  S-39
"Transfer and Servicing Agreements" . . . . . . . . . . .  S-21, S-41
"Transferor"  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Trust Agreement" . . . . . . . . . . . . . . . . . . . . . S-1, S-33
"Trust Fees and Expenses" . . . . . . . . . . . . . . . . . . .  S-10
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
"Underwriters"  . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Underwriting Agreement"  . . . . . . . . . . . . . . . . . . .  S-60

PROSPECTUS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                       FIRSTPLUS INVESTMENT CORPORATION,
                   AND CERTAIN TRUSTS, ALL OF THE BENEFICIAL
                    OWNERSHIP INTEREST IN WHICH IS OWNED BY
                        FIRSTPLUS INVESTMENT CORPORATION

       The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities, which may include one or more classes (each, a "Class") of Notes and/or Certificates, will be issued by either FIRSTPLUS INVESTMENT CORPORATION ("FIC") or a separate entity (each, a "Trust") formed by FIC solely for the purpose of issuing the Notes of the related Series (either such entity, as applicable, the "Issuer"). Each Trust will be formed pursuant to either (i) a Trust Agreement (each, a "Trust Agreement") to be entered into among FIC, as Seller (in its capacity as Seller, the "Seller") and the owner trustee specified in the related Prospectus Supplement (the "Owner Trustee") or
(ii) a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") to be entered into among the Seller, FIRSTPLUS FINANCIAL, INC., as Servicer (the "Servicer") and the trustee specified in the related Prospectus Supplement (the "Trustee"). If a Series of Securities includes Notes, such Notes of a Series will be issued and secured pursuant to an Indenture (each, an "Indenture") between the Issuer and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Issuer. If a Series of Securities includes Certificates, such Certificates of a Series will represent undivided ownership interest in the related Trust. The related Prospectus Supplement will specify which Class or Classes of Notes, if any, and which Class or Classes of Certificates, if any, of the related Series are being offered thereby.

                                                        (Continued on next page)

       See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."

       BEFORE PURCHASING ANY OFFERED SECURITIES, PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

NOTES OF A SERIES WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE RELATED ISSUER. CERTIFICATES OF A SERIES WILL EVIDENCE INTERESTS ONLY IN THE RELATED TRUST. EXCEPT AS OTHERWISE SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT, THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SERVICER, ANY ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING LOAN ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON OR ENTITY, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is June 12, 1997

(Continued from prior page)

       The primary assets securing or backing each Series, as applicable (the "Trust Property") will consist primarily of a segregated pool (a "Loan Asset Pool") of one or more of the following mortgage related assets (the "Loan Assets"): (i) pools (each, a "Mortgage Pool") of single family (one- to four-
unit) residential mortgage loans, timeshare mortgage loans and loans evidenced by retail installment sales or installment loan agreements that are secured by first or junior liens on real property (the "Mortgage Loans"); and (ii) pools (each, a "Contract Pool") of loans evidenced by retail installment sales or installment loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and loans evidenced by retail installment sales or installment loan agreements which are not secured by any interest in real or personal property ("Unsecured Contracts" and, together with the Secured Contracts, the "Contracts"). To the extent specified in the related Prospectus Supplement, the Loan Assets may include Title I Mortgage Loans and Title I Contracts. If specified in the related Prospectus Supplement, the Trust Property for a Series of Securities may include the rights or other ancillary or incidental assets (together with the Loan Assets, collectively, the "Assets") that are intended (i) to provide credit enhancement for the ultimate or timely distributions of proceeds from the Loan Assets to holders of the Securities ("Securityholders") or (ii) to assure the servicing of the Loan Assets. The Loan Assets will consist of loans for which the related proceeds were used to finance (i) property improvements, (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation, (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans". Unless otherwise provided in the related Prospectus Supplement, the Loan Assets will be serviced by FIRSTPLUS FINANCIAL, INC., as Servicer (the "Servicer") pursuant to a sale and servicing agreement (each, as amended and supplemented from time to time, a "Sale and Servicing Agreement") between (i) FIC, the Transferor, the Servicer and the related Indenture Trustee if FIC is the Issuer or (ii) the Issuer, the Seller, the Servicer and the related Indenture Trustee, if a Trust is the Issuer.

       Each Class of Securities of a Series will represent the right to receive specified payments in respect of collections of principal and interest on the related Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a Series includes multiple Classes of Securities, the rights of one or more Classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. Distributions on Certificates of a Series may be subordinated in priority to payments due on any related Notes of such Series to the extent described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any Class of Notes and distributions in respect of principal of the Certificates of any Class will depend on the priority of payment of such Class and Certificates and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Assets) on the related Assets. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Risk Factors -- Effect of Prepayments on Average Life".

       Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein. There will have been no public market for any Series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any Series or, if it does develop, that such market will continue.

                             PROSPECTUS SUPPLEMENT

       As further described herein, the Prospectus Supplement relating to each Series of Securities offered thereby (the "Offered Securities") will, among other things, set forth, as and to the extent appropriate: (i) a description of each Class of such Offered Securities, including with respect to each such Class the following (A) the applicable payment or distribution provisions, (B) the aggregate principal amount, if any, (C) the rate at which interest accrues from time to time, if at all, or the method of determining such rate, and (D) whether interest will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Securities of the same Series; (iii) the respective dates on which payments or distributions are to be made; (iv) information as to the Assets, including the Loan Assets and Credit Enhancement, constituting the related Trust Property; (v) the circumstances, if any, under which the Securities may be subject to redemption or early termination; (vi) additional information with respect to the method of payment or distribution in respect of such Offered Securities; (vii) the initial percentage ownership interest in the related Trust to be evidenced by each Class of Certificates of such Series; (viii) information concerning the Trustee (as defined herein) of the related Trust; (ix) if the related Trust Property consists of Mortgage Loans or Contracts, information concerning the Servicer and any Master Servicer (each as defined herein) of such Mortgage Loans or Contracts; (x) information as to the nature and extent of subordination of any Class of Securities of such Series, including a Class of Offered Securities; and (xi) whether such Offered Securities will be initially issued in definitive or book-entry form.

       The actual characteristics of the Loan Assets relating to a Series will not deviate in any material respect from the parameters specified in the related Prospectus Supplement; provided, however, that if the characteristics described therein materially differ from the actual characteristics, a supplement to such Prospectus Supplement will be distributed.

                             AVAILABLE INFORMATION

       FIC has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities to be offered from time to time pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of the Registration Statement may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding the Seller. The address of such Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       All documents filed by FIC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       FIC will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to FIC at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109 (Telephone: (702) 866-2236), Attention: Russell D. Ungerman.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUPPLEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . iv

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . .  v

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       Limited Liquidity and Fluctuation in Value from Market
              Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              General   . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              Lack of a Secondary Market  . . . . . . . . . . . . . . . . . . 11
              Book Entry Registration   . . . . . . . . . . . . . . . . . . . 11
              Limited Nature of Ongoing Information   . . . . . . . . . . . . 12
              Sensitivity to Fluctuations in Prevailing Interest
                     Rates  . . . . . . . . . . . . . . . . . . . . . . . . . 12
       Limited Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
              Additions, Substitutions and Withdrawals of Assets  . . . . . . 13
       Effect of Prepayments on Average Life  . . . . . . . . . . . . . . . . 13
       Effect of Prepayments on Yield   . . . . . . . . . . . . . . . . . . . 15
       Limitations of Credit Enhancement  . . . . . . . . . . . . . . . . . . 15
              Limitations Regarding Types of Losses Covered   . . . . . . . . 15
              Disproportionate Benefits to Certain Classes and
                     Series   . . . . . . . . . . . . . . . . . . . . . . . . 15
              Limitations Regarding the Amount of Credit
                     Enhancement  . . . . . . . . . . . . . . . . . . . . . . 16
              Limitations on FHA Insurance for Title I Loans  . . . . . . . . 16
       Limited Nature of Ratings  . . . . . . . . . . . . . . . . . . . . . . 17
       Adverse Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . 18
              Original Issue Discount   . . . . . . . . . . . . . . . . . . . 18
       Certain Factors Affecting Delinquencies, Foreclosures and
              Losses on Loan Assets   . . . . . . . . . . . . . . . . . . . . 18
              General   . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
              Geographic Concentration  . . . . . . . . . . . . . . . . . . . 18
              Decline in Value of a Loan Asset  . . . . . . . . . . . . . . . 18
              Limitations on Realizations of Junior Liens   . . . . . . . . . 19
              Certain Legal Considerations of the Loan Assets   . . . . . . . 19
       Risks Associated with Certain Loan Assets  . . . . . . . . . . . . . . 20
              No Hazard Insurance for Title I Mortgage Loans  . . . . . . . . 20
              Contracts Secured by Manufactured Homes   . . . . . . . . . . . 20
              Unsecured Contracts   . . . . . . . . . . . . . . . . . . . . . 21
              Consumer Protection Laws related to Contracts   . . . . . . . . 21
              Reliance on Management of Timeshare Units   . . . . . . . . . . 21
       Recharacterization of Sale of Loan Assets as Borrowing   . . . . . . . 22
       Risks Relating to Indexed Securities   . . . . . . . . . . . . . . . . 22

DESCRIPTION OF THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
       Principal and Interest on the Notes  . . . . . . . . . . . . . . . . . 23
       The Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
              Modification of Indenture   . . . . . . . . . . . . . . . . . . 24
              Events of Default; Rights upon Event of Default   . . . . . . . 25
              Certain Covenants   . . . . . . . . . . . . . . . . . . . . . . 27
              Annual Compliance Statement   . . . . . . . . . . . . . . . . . 27
              Indenture Trustee's Annual Report   . . . . . . . . . . . . . . 27
              Satisfaction and Discharge of Indenture   . . . . . . . . . . . 27
       The Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . 27
       Administration Agreement   . . . . . . . . . . . . . . . . . . . . . . 28

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . 28
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       Distributions of Principal and Interest  . . . . . . . . . . . . . . . 29

POOL FACTORS AND TRADING INFORMATION  . . . . . . . . . . . . . . . . . . . . 29

CERTAIN INFORMATION REGARDING THE SECURITIES  . . . . . . . . . . . . . . . . 30
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
       Fixed Rate Securities and Floating Rate Securities   . . . . . . . . . 31
       Indexed Securities   . . . . . . . . . . . . . . . . . . . . . . . . . 31
       Book-Entry Registration  . . . . . . . . . . . . . . . . . . . . . . . 32
       Definitive Securities  . . . . . . . . . . . . . . . . . . . . . . . . 36

THE TRUSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

DESCRIPTION OF THE TRUST PROPERTY . . . . . . . . . . . . . . . . . . . . . . 39
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
       Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
       Additions, Substitution and Withdrawal of Assets   . . . . . . . . . . 42
       Pre-Funding Arrangements   . . . . . . . . . . . . . . . . . . . . . . 43

CREDIT ENHANCEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
       Overcollateralization  . . . . . . . . . . . . . . . . . . . . . . . . 45
       Cross-Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
       Guaranty Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . 46
       Mortgage Pool Insurance  . . . . . . . . . . . . . . . . . . . . . . . 46
       Special Hazard Insurance   . . . . . . . . . . . . . . . . . . . . . . 47
       Reserve Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

SERVICING OF THE LOAN ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . 48
       Enforcement of Due-on-Sale Clauses   . . . . . . . . . . . . . . . . . 48
       Realization Upon Defaulted Loan Assets   . . . . . . . . . . . . . . . 48
       Waivers and Deferments of Certain Payments   . . . . . . . . . . . . . 49
       Subservicers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       Removal and Resignation of Servicer  . . . . . . . . . . . . . . . . . 49
       Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       Servicing Procedures   . . . . . . . . . . . . . . . . . . . . . . . . 50
              Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . 50
              Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       Administration and Servicing Compensation and Payment of
              Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

THE SELLER AND THE ISSUER . . . . . . . . . . . . . . . . . . . . . . . . . . 52

THE SERVICER AND THE TRANSFEROR . . . . . . . . . . . . . . . . . . . . . . . 53

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS  . . . . . . . . . . . . 55
       Sale and Assignment of Loan Assets   . . . . . . . . . . . . . . . . . 55
       Conveyance of Subsequent Loan Assets   . . . . . . . . . . . . . . . . 57
       Repurchase or Substitution of Loan Assets  . . . . . . . . . . . . . . 58
       Evidence as to Compliance  . . . . . . . . . . . . . . . . . . . . . . 58
       List of Securityholders  . . . . . . . . . . . . . . . . . . . . . . . 58
       Administration of the Distribution Account   . . . . . . . . . . . . . 59
       Reports to Securityholders   . . . . . . . . . . . . . . . . . . . . . 60
       Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . 61
       Rights Upon Event of Default   . . . . . . . . . . . . . . . . . . . . 61
       Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

CERTAIN LEGAL ASPECTS OF THE LOAN ASSETS  . . . . . . . . . . . . . . . . . . 62
       General Legal Considerations   . . . . . . . . . . . . . . . . . . . . 63
              Mortgages   . . . . . . . . . . . . . . . . . . . . . . . . . . 63
              Cooperative Loans   . . . . . . . . . . . . . . . . . . . . . . 63
       Foreclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
              Mortgages   . . . . . . . . . . . . . . . . . . . . . . . . . . 64
              Cooperative Loans   . . . . . . . . . . . . . . . . . . . . . . 66
              Junior Liens  . . . . . . . . . . . . . . . . . . . . . . . . . 67
              Right of Redemption   . . . . . . . . . . . . . . . . . . . . . 68
              Anti-Deficiency Legislation and Other Limitations
                     on Lenders   . . . . . . . . . . . . . . . . . . . . . . 68
              Enforceability of Certain Provisions  . . . . . . . . . . . . . 69
              Adjustable Rate Loans   . . . . . . . . . . . . . . . . . . . . 71
              Environmental Legislation   . . . . . . . . . . . . . . . . . . 71
       Truth in Lending Act   . . . . . . . . . . . . . . . . . . . . . . . . 72
       Applicability of Usury Laws  . . . . . . . . . . . . . . . . . . . . . 73
       Soldiers' and Sailors' Civil Relief Act  . . . . . . . . . . . . . . . 73
       The Title I Program  . . . . . . . . . . . . . . . . . . . . . . . . . 74
              General   . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
              Requirements for Title I Property Improvement Loans
                     and Contracts  . . . . . . . . . . . . . . . . . . . . . 77
              Requirements for Title I Manufactured Home
                     Contracts  . . . . . . . . . . . . . . . . . . . . . . . 79

              Title I Underwriting Requirements   . . . . . . . . . . . . . . 81
              Claims Procedures Under Title I   . . . . . . . . . . . . . . . 82
              No Rights of Securityholders Against FHA  . . . . . . . . . . . 83

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . 83

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE   . . . . . . . . . . . . . . 84
       Tax Characterization of the Trust as a Partnership   . . . . . . . . . 84
       Tax Consequences to Holders of the Notes   . . . . . . . . . . . . . . 84
              Treatment of the Notes as Indebtedness  . . . . . . . . . . . . 84
              OID, Indexed Securities, etc  . . . . . . . . . . . . . . . . . 85
              Interest Income on the Notes  . . . . . . . . . . . . . . . . . 85
              Sale or Other Disposition   . . . . . . . . . . . . . . . . . . 85
              Foreign Holders   . . . . . . . . . . . . . . . . . . . . . . . 85
              Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . 86
              Possible Alternative Treatments of the Notes  . . . . . . . . . 86
       Tax Consequences to Holders of the Certificates    . . . . . . . . . . 86
              Treatment of the Trust as a Partnership   . . . . . . . . . . . 86
              Indexed Securities, etc   . . . . . . . . . . . . . . . . . . . 87
              Partnership Taxation.   . . . . . . . . . . . . . . . . . . . . 87
              Discount and Premium  . . . . . . . . . . . . . . . . . . . . . 88
              Section 708 Termination   . . . . . . . . . . . . . . . . . . . 88
              Disposition of Certificates   . . . . . . . . . . . . . . . . . 88
              Allocations Between Transferors and Transferees   . . . . . . . 89
              Section 754 Election  . . . . . . . . . . . . . . . . . . . . . 89
              Administrative Matters  . . . . . . . . . . . . . . . . . . . . 89
              Tax Consequences to Foreign Certificateholders  . . . . . . . . 90
              Backup Withholding  . . . . . . . . . . . . . . . . . . . . . . 91

TRUSTS TREATED AS GRANTOR TRUSTS  . . . . . . . . . . . . . . . . . . . . . . 91
       Tax Characterization of the Trust as a Grantor Trust   . . . . . . . . 91
              Characterization  . . . . . . . . . . . . . . . . . . . . . . . 91
              Premium   . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
       Stripped Notes and Stripped Coupons    . . . . . . . . . . . . . . . . 92
              Original Issue Discount   . . . . . . . . . . . . . . . . . . . 93
              Market Discount   . . . . . . . . . . . . . . . . . . . . . . . 93
              Premium   . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
              Election to Treat All Interest as OID   . . . . . . . . . . . . 95
              Sale or Exchange of a Grantor Trust Certificate   . . . . . . . 95
              Non-U.S.  Persons   . . . . . . . . . . . . . . . . . . . . . . 95
              Information Reporting and Backup Withholding  . . . . . . . . . 95

NOTES ISSUED BY FIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96

LEGAL INVESTMENT MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . 97

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97

USE OF PROCEEDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99

                                SUMMARY OF TERMS

       The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

ISSUER  . . . . . . . . . . .    With respect to each Series of Securities,
                                 FIRSTPLUS INVESTMENT CORPORATION ("FIC") or a separate entity (each, a "Trust") formed by FIC solely for the purpose of issuing such Notes. Each Trust will be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "Trust
                                 Agreement") between the Seller and the
                                 applicable Owner Trustee for such Trust (the
                                 "Trust") or a Pooling and Servicing Agreement
                                 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement") among the Seller, the Servicer and the Trustee for such Trust.

SELLER  . . . . . . . . . . .    With respect to each Series in which the
                                 Issuer is a Trust, FIRSTPLUS INVESTMENT
                                 CORPORATION (the "Seller").

SERVICER  . . . . . . . . . .    FIRSTPLUS FINANCIAL, INC.("FFI" or the
                                 "Transferor" or the "Servicer").

PASS THROUGH TRUSTEE  . . . .    With respect to each Series of Securities that
                                 is issued by a grantor trust, the Pass-Through
                                 Trustee specified in the related Prospectus
                                 Supplement.

OWNER TRUSTEE . . . . . . . .    With respect to each Series of Securities that
                                 is issued by an owner trust, the Owner Trustee specified in the related Prospectus
                                 Supplement.

INDENTURE TRUSTEE   . . . . .    With respect to any applicable Series of
                                 Securities that includes one or more Classes of Notes, the Indenture Trustee specified in the related Prospectus Supplement.

TRUSTEE . . . . . . . . . . .    As used herein, the term "Trustee" shall refer
                                 to the Indenture Trustee with respect to a Series of Notes, the Owner Trustee under the applicable Trust Agreement with respect to a Series of Certificates, or the Pass Through
                                 Trustee under the applicable Pooling and Servicing Agreement with respect to a Series of Certificates. The Trustees with respect to each Series will be specified in the related
                                 Prospectus Supplement.

ADMINISTRATOR   . . . . . . .    The entity or entities named as Administrator,
                                 if any, in the related Prospectus Supplement
                                 (the "Administrator"), will act as
                                 administrator with respect to one or more aspects related to any Loan Assets included as Trust Property. The Administrator may be an affiliate of the Issuer, the Seller and/or the Servicer.

MASTER SERVICER . . . . . . .    If the related Trust Property consists of
                                 Mortgage Loans or Contracts, the entity or entities, if any, named as the master servicer in the related Prospectus Supplement (the
                                 "Master Servicer"), that will act as master servicer with respect to such Mortgage Loans or Contracts. The Master Servicer may be an affiliate of the Seller and/or Servicer.

THE NOTES   . . . . . . . . .    A Series of Securities may include one or more
                                 Classes of Notes, which will be issued
                                 pursuant to an Indenture between the Issuer and the Indenture Trustee (as amended and supplemented from time to time, an "Indenture"). The related Prospectus
                                 Supplement will specify which Class or
                                 Classes, if any, of Notes of the related
                                 Series are being offered thereby.

                                 To the extent specified in the related
                                 Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only.
                                 Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- Definitive Securities".

                                 To the extent specified in the related
                                 Prospectus Supplement, each Class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each Class of Notes, the "Interest Rate"). Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes, or the method for determining the Interest Rate.

                                 With respect to a Series that includes two or more Classes of Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Property.

                                 In addition, a Series may include one or more Classes of Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments.

                                 To the extent specified in the related
                                 Prospectus Supplement, the Seller, the
                                 Servicer or a successor thereto may have an option to purchase the Trust Property in the manner and on the respective terms and conditions as set forth in the related Prospectus Supplement.

THE CERTIFICATES  . . . . . .    A Series may include one or more Classes of
                                 Certificates and may or may not include any Notes. The related Prospectus Supplement will specify which Class or Classes, if any, of the Certificates are being offered thereby.

                                 To the extent specified in the related
                                 Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and in integral multiples thereof and will be available in book-entry form only. Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive
                                 Securities".

                                 To the extent specified in the related
                                 Prospectus Supplement, each Class of
                                 Certificates will have a stated Certificate
                                 Balance specified in the related Prospectus
                                 Supplement (the "Certificate Balance") and will accrue interest on such Certificate Balance at a specified rate (with respect to each Class of Certificates, the "Pass Through Rate"). Each Class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing.
                                 The related Prospectus Supplement will specify the Pass Through Rate for each Class of Certificates or the method for determining the Pass Through Rate.

                                 With respect to a Series that includes two or more Classes of Certificates, each Class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Property.

                                 In addition, a Series may include one or more Classes of Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                                 If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                                 To the extent specified in the related
                                 Prospectus Supplement, the Seller, the
                                 Servicer or a successor thereto may have an option to purchase the Trust Property in the manner and on the respective terms and conditions as set forth in the related Prospectus Supplement.

THE TRUST PROPERTY  . . . . .    As specified in the related Prospectus
                                 Supplement, the property securing or backing each Series (the "Trust Property") will include Loan Assets consisting of one or more of the following:

                                    (i)   a pool  (a "Mortgage Pool") of single
                                          family (one- to four-unit)
                                          residential mortgage loans, including
                                          mortgage loans that are secured by
                                          first or junior liens on the related
                                          mortgaged properties, timeshare
                                          mortgage loans and loans evidenced by
                                          retail installment sales or
                                          installment loan agreements that are
                                          secured by first or junior liens on
                                          real property ("Mortgage Loans"); and

                                    (ii)  a pool  (a "Contract Pool") of loans
                                          evidenced by retail installment sales
                                          or installment loan agreements,
                                          including loans secured by new or
                                          used Manufactured Homes (as defined
                                          herein) that are not considered to be
                                          interests in real property because
                                          such Manufactured Homes are not
                                          permanently affixed to real estate
                                          ("Secured Contracts") and loans
                                          evidenced by retail installment sales
                                          or installment loan agreements which
                                          are not secured by any interest in
                                          real or personal property ("Unsecured
                                          Contracts" and, together with the
                                          Secured Contracts, the "Contracts").

                                 The Trust Property may also include, or the related Securities may also have the benefits of, certain rights and other ancillary or incidental assets (together with the Loan Assets, collectively, the "Assets"), that are intended (i) to enhance the likelihood of ultimate or timely payments or distributions of proceeds from the Loan Assets to Securityholders, including letters of credit, insurance policies, guaranties, reserve funds or other types of credit enhancement or any combination thereof (the "Credit Enhancement"), or (ii) to assure the servicing of the Loan Assets, including interest rate exchange agreements, reinvestment income and cash accounts. The Loan Assets will consist of loans for which the related proceeds were used to finance (i) property improvements,
                                 (ii) the acquisition of personal property such as home appliances or furnishings, (iii) debt consolidation, (iv) the purchase or refinancing of single family residential property, or (v) a combination of property improvements, debt consolidation and other consumer purposes, which loans are marketed by the Transferor under the name "BusterPlus(TM) Loans".

                                 The Securities of any Series will be entitled to payment only from the Trust Property and any other Assets pledged or otherwise available for the benefit of the holders of such Securities as specified in the related Prospectus Supplement.

                                 The Trust Property of each Series may also include amounts on deposit in certain trust accounts, including the related Collection Account, Distribution Account and any Yield Maintenance Account, Reserve Fund or other account identified in the applicable Prospectus Supplement.

A. Mortgage Loans . . . . . .    As specified in the related Prospectus
                                 Supplement for a Series, "Mortgage Loans" may include: (i) loans secured by first liens on one-to-four family residential properties;
                                 (ii) loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations
                                 ("Cooperatives") and in the related
                                 proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; (iii) loans secured by junior
                                 (i.e., second, third, etc.) liens on the related mortgaged properties (which may be evidenced by retail installment sales contracts and installment loan agreements);
                                 (iv) loans secured by timeshare estates
                                 representing an ownership interest in
                                 common with other owners in one or more
                                 vacation units entitling the owner thereof to the exclusive use of unit and access to the accompanying recreational facilities for the week or weeks owned; and (v) loans evidenced by retail installment sales and installment loan agreements that are secured by first or junior liens on real property. See
                                 "Description of the Trust Property -- Mortgage
                                 Loans".  Certain of the junior lien Mortgage
                                 Loans may be conventional (i.e., not insured or guaranteed by a governmental agency) mortgage loans ("Conventional Mortgage
                                 Loans"), while other junior lien Mortgage
                                 Loans that are property improvement loans may be partially insured by the Federal Housing
                                 Administration under the Title I Program
                                 ("Title I Mortgage Loans").  The related
                                 Prospectus Supplement for a Series will
                                 describe any Mortgage Loans included in the related Trust Property and will specify certain information regarding the payment terms of such Mortgage Loans. See
                                 "Description of the Trust Property -- Mortgage
                                 Loans."

B. Contracts  . . . . . . . .    As specified in the related Prospectus
                                 Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used
                                 Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate
                                 ("Secured Contracts") and (ii) loans evidenced by retail installment sales or installment loan agreements which are not secured by any interest in real or personal property
                                 ("Unsecured Contracts"). See "Description of the Trust Property -- Contracts". Certain
                                 Contracts may be conventional (i.e., not insured or guaranteed by a governmental agency) contracts (the "Conventional
                                 Contracts"), while other Contracts may be partially insured by the FHA under the Title I
                                 Program (the "Title I Contracts").  The
                                 related Prospectus Supplement for a Series will further describe the type of Contracts, if any, included in the related Trust
                                 Property.  See "Description of the Trust
                                 Property -- Contracts."

C. Pre-Funding
   Arrangements . . . . . . .    If so specified in the related Prospectus
                                 Supplement, the related Sale and Servicing
                                 Agreement or Pooling and Servicing Agreement will contain provisions pursuant to which the related Transferor will agree to transfer additional Loan Assets (the "Subsequent Loan
                                 Assets") into the related Loan Asset Pool for a specified period of time following the date on which the related
                                 Securities are issued (such provisions being referred to herein as a "Pre-Funding
                                 Arrangement").  Any such Pre-Funding
                                 Arrangement will require that any Loan Assets so transferred conform to the requirements specified in the related Sale and Servicing
                                 Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Trust
                                 Property -- Pre-Funding Arrangements."

TRANSFER OF LOAN ASSETS . . .    On or before the date of initial issuance of a
                                 Series of Securities (the related "Closing
                                 Date"), the Loan Assets having an aggregate principal balance specified in the related
                                 Prospectus Supplement as of the dates
                                 specified therein (the "Cut-off Date") will be transferred pursuant to (i) the related Sale and Servicing Agreement if the Issuer is to be treated as an owner trust, or (ii) the related
                                 Pooling and Servicing Agreement if the Issuer is to be treated as a grantor trust for federal income tax purposes.

                                 The Loan Assets will have been (i) originated by the Transferor in accordance with the Transferor's underwriting criteria or (ii) originated by the Transferor's correspondents in accordance with the Transferor's underwriting criteria and subsequently purchased by the Transferor. The Loan Assets to be included in the Trust Property will be selected based on the underwriting criteria specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

CREDIT  ENHANCEMENT   . . . .    If and to the extent specified in the related
                                 Prospectus Supplement, credit enhancement with respect to a Series or any Class or Classes of Securities may include any one or more of the following: subordination of one or more other
                                 Classes of Securities, a Reserve Fund, a Yield
                                 Maintenance Account, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits or other agreements or arrangements with respect to third party payments or other support. Any form of credit enhancement may have certain limitations and exclusions from coverage thereunder and, if so, such limitations and exclusions from coverage will be described in the related
                                 Prospectus Supplement.  See "Risk Factors --
                                 Limitations of Credit Enhancement" and "Credit
                                 Enhancement".

TRANSFER AND SERVICING
AGREEMENTS  . . . . . . . . .    The Assets for a given Series of Securities
                                 will be transferred to the related Issuer pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement. The rights and benefits of any Issuer under a Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the Notes of the related Series. The Servicer will agree with such Issuer to be responsible for servicing, managing, maintaining custody of and making collections on the Assets. If and to the extent set forth in the related
                                 Prospectus Supplement, FFI will undertake certain administrative duties under an
                                 Administration Agreement with respect to any Issuer that has issued Notes.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES   . . . . . . .    Unless the Prospectus Supplement specifies
                                 that the related Issuer will be treated as a grantor trust and, except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Securities, Tax Counsel to such Issuer will deliver an opinion to the effect that for federal income tax purposes (a) any Notes of such Series will be characterized as debt and
                                 (b) such Issuer, if a Trust, will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
                                 In respect of any such Series, each
                                 Noteholder, if any, by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each
                                 Certificateholder, by the acceptance of a Certificate of such Series, will agree to treat such Issuer, if a Trust, as a partnership in which such Certificateholder is a partner for federal income tax purposes.
                                 Alternative characterizations of such Trusts and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                 If the Prospectus Supplement specifies that the related Trust will be treated as a grantor trust and except as otherwise provided in such Prospectus Supplement, upon the issuance of the related Series of Certificates, Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                 For federal income tax purposes, Notes
                                 generally will be treated as debt obligations of the related Issuer. Holders of Notes will not be required to report income with respect to such Notes under an accrual method, unless the Noteholders otherwise use the accrual method. Notes will not represent "real estate assets" for purposes of Section 856(c)(5)(A) of the Code or "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

                                 See "Certain Federal Income Tax
                                 Consequences"for additional information
                                 concerning the application of federal tax laws to the Securities.

ERISA CONSIDERATIONS  . . . .    A fiduciary of any employee benefit plan
                                 subject to the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under
                                 ERISA or the Code.  See "ERISA
                                 Considerations." To the extent described in the Prospectus Supplement for a Series, certain Classes of Securities of such Series may not be transferred unless the applicable
                                 Trustee and FIC are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the applicable Trustee, the Issuer, the Seller, the Servicer, the Master Servicer, if any, or the Administrator, if any, to additional obligations. If specified in the related Prospectus Supplement, the United
                                 States Department of Labor may have issued to the Underwriter an administrative exemption for certain Classes of Securities. See
                                 "Certain Information Regarding the Securities
                                 -- General" and "ERISA Considerations."

LEGAL INVESTMENT MATTERS  . .    The Securities of each Series will not
                                 constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because, to the extent specified in the related Prospectus
                                 Supplement, a substantial number of the
                                 Mortgage Loans will be secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Securities of any Series. Investors should consult their own legal advisors in determining whether and to what extent the Securities of any particular Series constitute legal investments for such investors.

USE OF PROCEEDS . . . . . . .    Substantially all of the net proceeds from the
                                 sale of a Series will be applied to the
                                 simultaneous purchase of the Loan Assets included in the related Trust Property or to reimburse the amounts previously used to effect such purchase, the costs of carrying the Loan Assets until sale of such Series and to pay other expenses connected with pooling the Loan Assets and issuing such Series. See
                                 "Use of Proceeds."

RATING  . . . . . . . . . . .    It is a condition to the issuance of each
                                 Class of a Series specified as being offered by the related Prospectus Supplement that the Securities of such Class be rated in one of the four highest rating categories established for such Securities by a nationally recognized statistical rating agency (a "Rating Agency").

                                  RISK FACTORS

       In considering an investment in the Offered Securities of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY AND FLUCTUATION IN VALUE FROM MARKET CONDITIONS

       GENERAL. The Offered Securities of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Securities for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Securityholders will have no redemption rights, and the Offered Securities of each Series are subject to early retirement only under certain specified circumstances described in the related Prospectus Supplement.


       LACK OF A SECONDARY MARKET. There can be no assurance that a secondary market for the Offered Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Offered Securities remain outstanding. The Prospectus Supplement for any Series of Offered Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Securities; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. To the extent provided in the related Prospectus Supplement, the Securities may be listed on any securities exchange.

       BOOK ENTRY REGISTRATION. To the extent specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Securities of any Series or Class will hold their Securities through DTC, in the United States, or Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Securities are Book-Entry Securities, such Securities will be evidenced by one or more certificates registered in the name of Cede & Co., as the nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. No Securityholder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Securities are issued under the limited circumstances described herein. See "Certain Information Regarding the Securities -- Book-Entry Registration". Unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC (if in the United States) and its participating organizations, or Cedel and Euroclear (in Europe) and their respective participating organizations. See "Certain Information Regarding the Securities -- Book-Entry Registration".

       Since transactions in the Securities can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of the beneficial owner thereof to pledge such Securities to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical certificate representing such Securities.

       Beneficial owners of Securities may experience some delay in their receipt of payments or distributions of interest of and principal since such distributions will be forwarded by the Trustee or Indenture Trustee to DTC and DTC will credit such payments or distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of the beneficial owners thereof either directly or indirectly through indirect participants.

       LIMITED NATURE OF ONGOING INFORMATION. The primary source of ongoing information regarding the Offered Securities of any Series, including information regarding the status of the related Loan Assets and any Credit Enhancement for such Offered Securities, will be the periodic reports to Securityholders to be delivered pursuant to the related Indenture or Pooling and Servicing Agreement as described herein under the heading "Description of the Transfer and Servicing Agreements -- Reports to Securityholders". There can be no assurance that any additional ongoing information regarding the Offered Securities of any Series will be available through any other source. The limited nature of such information in respect of a Series of Offered Securities may adversely affect the liquidity thereof, even if a secondary market for such Offered Securities does develop.

       SENSITIVITY TO FLUCTUATIONS IN PREVAILING INTEREST RATES. Insofar as a secondary market does develop with respect to any Series of Offered Securities or Class thereof, the market value of such Offered Securities will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Loan Assets) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Securities (in particular, a Class with a relatively long average life, or a Class of Interest Only Securities or Principal Only Securities) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Security in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Security in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Securities by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. FIC is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis.

LIMITED ASSETS

       The Offered Securities and Loan Assets for a Series will be guaranteed or insured, if at all, to the extent specified in the related Prospectus Supplement; otherwise neither the Offered Securities of any Series nor the Loan Assets in the related Trust Property will be guaranteed or insured by, or be recourse obligations of, the Issuer, the Seller, the Servicer or any of their respective affiliates, by any governmental agency or instrumentality or by any other person, and no Offered Security of any Series will represent a claim against or security interest in the Trust Property for any other Series. Accordingly, if the related Trust Property includes insufficient assets to make payments on a Series of Offered Securities, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Securities will be required to bear the consequent loss. To the extent provided in the related Prospectus Supplement for a Series that consists of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Loan Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Securities, and, thereafter, by the remaining Classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.
Because payments and distributions of principal on the Securities of a Series may, if provided in the related Prospectus Supplement, be applied to outstanding Classes of such Series in the priority specified in the related

Prospectus Supplement, a deficiency that arises after Securities of a Class of any such Series having higher priority in payment or distribution have been fully or partially repaid will have a disproportionately greater effect on the Securities of Classes of such Series having lower priority in payment. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Securities of any Series because, prior to the retirement of all Classes of such Series having higher priority in payment than such Compound Interest Securities, interest is not payable, to the extent provided in the related Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Securities.

       ADDITIONS, SUBSTITUTIONS AND WITHDRAWALS OF ASSETS. To the extent provided in the related Prospectus Supplement for a Series, the Seller or the Issuer may, subsequent to the issuance of such a Series, deliver additional Assets or withdraw Assets previously included in the Trust Property for such Series, substituting assets therefore or depositing additional Assets or withdrawing Assets previously deposited in a Reserve Fund for such Series. The effect of delivery or substitution of other Assets may be to alter the characteristics and composition of the Assets underlying such Series, either of which may alter the timing and amount of payments or distributions on, or the date of the final payment or distribution in respect of, the Securities of such Series. See "Description of the Trust Property -- Additions, Substitution and Withdrawal of Assets". Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of the Trust Property for a Series, including the Distribution Account and any accounts maintained as Credit Enhancement, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related Series of Securities.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE

       As a result of prepayments on the Loan Assets, the amount and timing of payments or distributions of principal and/or interest on the Offered Securities of the related Series may be highly unpredictable. Prepayments on the Loan Assets included in the Trust Property will result in a faster rate of principal payments on one or more Classes of the related Series of Securities than if payments on such Loan Assets were made as scheduled. Thus, the prepayment experience on the Loan Assets included in the Trust Property may affect the average life of one or more Classes of Securities of the related Series, including a Class of Offered Securities. The rate of principal payments on pools of mortgage loans and installment loan contracts varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the Loan Assets included in the Trust Property, then, subject to the particular terms of the Loan Assets (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Loan Assets are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Loan Assets. Conversely, if prevailing interest rates rise significantly above the interest rates borne by the Loan Assets included in the Trust Property, then principal prepayments on such Loan Assets are likely to be lower than if prevailing interest rates remain at or below the interest rates borne by those Loan Assets. In addition to fluctuations in prevailing interest rates, the rate of prepayments on the Loan Assets may be influenced by changes and developments in the types and structures of loan products being offered to consumers within the mortgage banking and consumer finance industry and by technological developments and innovations to the loan underwriting and origination process.

       Accordingly, there can be no assurance as to the actual rate of prepayment on the Loan Assets included in any given Trust Property or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Loan Assets included in the Trust Property with respect to a Series, the retirement of any Class of Securities of such Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

       In comparison to first lien single family mortgage loans, FIC is not aware of any reliable publicly available statistical information regarding the rates of prepayment of loans such as the Loan Assets that is based upon the historical loan performance of this segment of the mortgage banking and consumer finance industry. In fact, this segment of the mortgage banking and consumer finance industry has undergone significant growth and expansion, including an increase in new loan originations, as a result of certain social and economic factors, including recent tax law changes that limit the deductibility of consumer interest to indebtedness secured by an individual's principal residence and changes and developments in the types and structures of loan products being offered to consumers. Therefore, no assurance can be given as to the level of prepayments that the Loan Assets will experience. In fact, a number of factors suggest that the prepayment experience of the Loan Assets may be significantly different from that of any first lien Mortgage Loans with equivalent interest rates and maturities.

       Additional prepayment, yield and weighted average life considerations with respect to a Series of Securities will be set forth in the related Prospectus Supplement.

       The extent to which prepayments on the Loan Assets included in the Trust Property of any Series ultimately affect the average life of any Class of Securities of such Series will depend on the terms and provisions of such Securities. A Class of Securities, including a Class of Offered Securities, may provide that on any Distribution Date the holders of such Securities are entitled to a pro rata share of the prepayments on the Loan Assets included in the related Trust Property that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Securities that entitles the holders thereof to a disproportionately large share of the prepayments on the Loan Assets included in the related Trust Property increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Securities that entitles the holders thereof to a disproportionately small share of the prepayments on the Loan Assets included in the related Trust Property increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. To the extent described in the related Prospectus Supplement, the respective entitlement of the various Classes of Securityholders of such Series to receive payments (and, in particular, prepayments) of principal of the Loan Assets included in the related Trust Property may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Securities of such Series) or whether certain contingencies do or do not occur (e.g., prepayment and default rates with respect to such Loan Assets).

       A Series of Securities may include one or more Classes of scheduled amortization Securities (each, a "Scheduled Amortization Security"), which will entitle the holders thereof to receive principal payments or distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely from any Class of Securities, a Class of Scheduled Amortization Securities will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Loan Assets included in the related Trust Property remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Securities. Prepayment risk with respect to a given pool of Loan Assets does not disappear, however, and the stability afforded to Scheduled Amortization Securities comes at the expense of one or more companion Classes of the same Series (each, a "Companion Class"), any of which Companion Classes may also be a Class of Offered Securities. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Loan Assets included in the related Trust Property when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Loan Assets included in the related Trust Property when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Scheduled Amortization Securities if all payments of principal of the Loan Assets included in the related Trust Property were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD

       A Series of Securities may include one or more Classes of Offered Securities offered at a premium or discount. Yields on such Classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on the Loan Assets included in the related Trust Property and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with a Class of Interest Only Securities, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Securities may vary from the anticipated yield will depend upon the degree to which such Offered Securities are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Security purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITATIONS OF CREDIT ENHANCEMENT

       LIMITATIONS REGARDING TYPES OF LOSSES COVERED. The related Prospectus Supplement for a Series of Securities will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses or delays; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses or delays not covered by Credit Enhancement may, at least in part, be allocated to, or affect payments or distributions to, one or more Classes of Offered Securities.

       DISPROPORTIONATE BENEFITS TO CERTAIN CLASSES AND SERIES. A Series of Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities), if provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the related senior Securities, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any related Credit Enhancement may be exhausted before the principal of the later paid Classes of Offered Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Loan Assets may fall primarily upon those Classes of Offered Securities having a later right of payment. Moreover, if a form of Credit Enhancement covers the Offered Securities of more than one Series and losses on the related Loan Assets exceed the amount of such Credit Enhancement, it is possible that the holders of Offered Securities of one (or more) such Series will be disproportionately benefited by such Credit Enhancement to the detriment of the holders of Offered Securities of one (or more) other such Series.

       LIMITATIONS REGARDING THE AMOUNT OF CREDIT ENHANCEMENT. The amount of any applicable Credit Enhancement supporting one or more Classes of Offered Securities, including the subordination of one or more other Classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities based on an assumed level of defaults, delinquencies and losses on the Loan Assets and certain other factors. There can be no assurance that the default, delinquency and loss experience on such Loan Assets will not exceed such assumed levels. See "Credit Enhancement". If the defaults, delinquencies and losses on such Loan Assets do exceed such assumed levels, the holders of one or more Classes of Offered Securities will be required to bear such additional defaults, delinquencies and losses. Regardless of the form of Credit Enhancement provided with respect to a Series, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.

       LIMITATIONS ON FHA INSURANCE FOR TITLE I LOANS. The related Prospectus Supplement will specify the number and percentage of the Title I Mortgage Loans and/or Title I Contracts, if any, included in the related Trust Property that are partially insured by the FHA pursuant to Title I Program. Since the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is limited as described herein and in the related Prospectus Supplement, and since the adequacy of such FHA Insurance Amount is dependent upon future events, including reductions for the payment of FHA claims, no assurance can be given that the FHA Insurance Amount is or will be adequate to cover 90% of all potential losses on the Title I Mortgage Loans and Title I Contracts included in the related Trust Property. If the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts is reduced to zero, such loans and contracts will be effectively uninsured from and after the date of such reduction. Under the Title I Program, until a claim for insurance reimbursement is submitted to the FHA, the FHA does not review or approve for qualification for insurance the individual Title I Mortgage Loan or Title I Contract insured thereunder (as is typically the case with other federal loan insurance programs). Consequently, the FHA has not acknowledged that any of the Title I Mortgage Loans and Title I Contracts are eligible for FHA insurance, nor has the FHA reviewed or approved the underwriting and qualification by the originating lenders of any individual Title I Mortgage Loans and Title I Contracts. See "Certain Legal Aspects of the Loan Assets -- The Title I Program".

       The availability of FHA Insurance reimbursement following a default on a Title I Mortgage Loan or Title I Contract is subject to a number of conditions, including strict compliance by the originating lender of such loan, FIC, the FHA Claims Administrator, the Servicer and any subservicer with the FHA Regulations in originating and servicing such Title I Mortgage Loan or Title I Contract, and limits on the aggregate insurance coverage available in FIC's FHA Reserve. For example, the FHA Regulations provide that, prior to originating a Title I Mortgage Loan or Title I Contract, a Title I lender must exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan. Although the related Transferor will represent and warrant that the Title I Mortgage Loans and Title I Contracts have been originated and serviced in compliance with all FHA Regulations, these regulations are susceptible to substantial interpretation. Failure to comply with all FHA Regulations may result in a denial of FHA Claims, and there can be no assurance that the FHA's enforcement of the FHA Regulations will not become stricter in the future. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- General".

       The FHA will not recognize any Issuer or any Securityholders as the owners of the Title I Mortgage Loans or Title I Contracts, or any portion thereof, entitled to submit FHA Claims. Accordingly, neither the Issuer nor the Securityholders will have a direct right to receive insurance payments from the FHA. FIC will contract with the Servicer (or another person specified in the Prospectus Supplement) to serve as the Administrator for FHA Claims (the "FHA Claims Administrator") pursuant to an FHA claims administration agreement (the "FHA Claims Administration Agreement"), which will provide for the FHA Claims Administrator to handle all aspects of administering, processing and submitting FHA Claims with respect to the Title I Mortgage Loans or Title I Contracts, in the name and on behalf of FIC. The Securityholders will be dependent on the FHA Claims Administrator to (i) make claims on the Title I Mortgage Loans or Title I Contracts in accordance with FHA Regulations and (ii) remit all FHA Insurance proceeds received from the FHA in accordance with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA Claims by FIC or any FHA Claims Administrator are limited and governed by the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the FHA Claims Administration Agreement and these functions are obligations of FIC and the FHA Claims Administrator, but not the FHA. See "Certain Legal Aspects of the Loan Assets -- The Title I Program -- Claims Procedures under Title I".

LIMITED NATURE OF RATINGS

       Any rating assigned by a Rating Agency to a Class of Offered Securities will reflect only its assessment of the likelihood that holders of such Offered Securities will receive payments or distributions to which such Securityholders are entitled under the related Indenture, Trust Agreement or Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loan Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional redemption or termination of the Securities. Furthermore, such rating will not address the possibility that prepayment of the Loan Assets at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Securities.

       The amount, type and nature of Credit Enhancement, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating a Class of Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of similar types of loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of similar types of loans will accurately predict the delinquency, default or loss experience of any particular pool of Loan Assets. In other cases, such criteria may be based upon determination of the values of the Mortgaged Properties or other properties, if any, that provide security for the Loan Assets. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Enhancement required in respect of the Offered Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Loan Assets. See "-- Limitations of Credit Enhancement" and "Credit Enhancement".

ADVERSE TAX CONSEQUENCES

       ORIGINAL ISSUE DISCOUNT. Certain of the Offered Securities may be issued with original issue discount for federal income tax purposes. A holder of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash, or a portion of the cash, attributable to such income. Accrued but unpaid interest on the Compound Interest Securities generally will be treated as original issue discount for this purpose. At certain rapid Loan Asset prepayment rates, original issue discount may accrue on certain Classes of Securities that may never receive payments or distributions of cash in respect thereof, resulting in a loss to the related Securityholder. See "Certain Federal Income Tax Consequences".

CERTAIN FACTORS AFFECTING DELINQUENCIES, FORECLOSURES AND LOSSES ON LOAN ASSETS

       GENERAL. The payment performance of the Offered Securities of any Series will be directly related to the payment performance of the Loan Assets included as part of the related Trust Property. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Loan Assets included as part of any Trust Property.

       GEOGRAPHIC CONCENTRATION. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of Loan Assets in such a region may present risk considerations in addition to those generally present for similar mortgage-backed or asset-backed securities without such concentration.

       DECLINE IN VALUE OF A LOAN ASSET. An investment in Securities secured by or evidencing an interest in a pool of Mortgage Loans may be adversely affected by, among other things, a decline in one-to-four family residential property values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Mortgage Pool, and any other financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, defaults and losses could be higher than those now generally experienced with respect to similar types of loans within the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any Credit Enhancement as described in the related Prospectus Supplement, holders of Securities secured by or evidencing interests in such Mortgage Loans will bear all risk of loss resulting from defaults by borrowers and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "Description of the Trust Property -- Mortgage Loans".

       An investment in Securities secured by or evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of Contracts. To the extent that losses on Contracts are not covered by applicable insurance policies, if any, or by any Credit Enhancement, holders of the Securities secured by or evidencing interests in such Contracts will bear all risk of loss resulting from default by borrowers and will have to look primarily to the value of the underlying asset, if any, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "Description of the Trust Property -- Contracts".

       LIMITATIONS ON REALIZATIONS OF JUNIOR LIENS. The primary risk with respect to defaulted Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the related senior lien(s) and the Mortgage Loan and that other insurance providing for reimbursement for losses from such default (i.e., the FHA Insurance Amount for a Title I Mortgage
Loan) is not available. The claims of the related senior lienholder(s) will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the related Issuer, as the junior lienholder, receives any payments in respect of the defaulted Mortgage Loan.
If the Servicer or a Subservicer, if any, were to foreclose on any junior lien Mortgage Loan, it would do so subject to any related senior lien(s). In order for a junior lien Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien(s) or purchase the Mortgaged Property subject to the senior lien(s). If proceeds from a foreclosure and liquidation of the related Mortgaged Property are insufficient to satisfy the costs of foreclosure and liquidation and the amounts owed under the loans secured by the senior lien(s) and the junior lien Mortgage Loan in the aggregate, the Issuer, as the junior lienholder, will bear
(i) the risk of delay in payments and distributions while a deficiency judgment (which may not be available in certain jurisdictions) against the borrower is obtained and realized and (ii) the risk of loss if the deficiency judgment is not obtained or realized. Any such delays or losses will be borne by the Securityholders of a Series to the extent that such delays or losses are not otherwise covered by amounts available from any Credit Enhancement provided for the related Securities, as specified in the related Prospectus Supplement. See "Certain Legal Aspects of the Loan Assets -- Foreclosure -- Junior Liens".

       CERTAIN LEGAL CONSIDERATIONS OF THE LOAN ASSETS. Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of FIC, the Trustee, the Indenture Trustee, the Servicer, the Administrator, if any, the Master Servicer, if any, and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Loan Assets. The Loan Assets may also be subject to federal laws, including, if applicable, the following: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loan Assets; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"). In addition, Federal and state environmental laws and regulations may also impact the Servicer's or any Subservicer's ability to realize value with respect to the Mortgaged Properties. See "Certain Legal Aspects of the Loan Assets".

       Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer or any Subservicer to collect all or part of the principal of or interest on the Loan Assets, may entitle the borrower to a refund of amounts previously paid, and, in addition, could subject the Servicer or any Subservicer to damages and administrative sanctions. Further, violations of state law can affect the insurability of the Title I Mortgage Loans and Title I Contracts under FHA Regulations. See "Certain Legal Aspects of the Loan Assets -- The Title I Program." If the Servicer or any Subservicer is unable to collect all or part of the principal or interest on any Loan Asset because of a violation of the aforementioned laws, public policies or general principles of equity, payments on or distributions in respect of the Securities may be delayed or the Trustee may be unable to make all payments or distributions owed to the Securityholders to the extent any related losses are not otherwise covered by amounts available from any Credit Enhancement provided for the related Series of Securities. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer, the Master Servicer, if any, or any Subservicer, such violations may materially impact the financial ability of the Master Servicer, if any, the Servicer or Subservicer to continue to act in such capacity.

       To the extent specified in the related Prospectus Supplement, the Seller or the Transferor will be required to repurchase or replace any Loan Asset which, at the time of origination, did not comply with applicable federal and state laws or regulations.

RISKS ASSOCIATED WITH CERTAIN LOAN ASSETS

       NO HAZARD INSURANCE FOR TITLE I MORTGAGE LOANS. With respect to any Title I Mortgage Loans, the FHA Regulations do not require that a borrower obtain title or fire and casualty insurance as a condition to obtaining a property improvement loan. With respect to both manufactured home contracts that are Title I Contracts and property improvement loans that are Title I Mortgage Loans, if the related Mortgage Property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA Regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows) as a condition to obtaining a property improvement loan insured under the Title I Program. Accordingly, if a Mortgaged Property that secures a Title I Mortgage Loan suffers any uninsured hazard or casualty losses, holders of any Offered Securities secured in whole or in part by Title I Mortgage Loans may bear the risk of loss resulting from a default by the borrower to the extent such losses are not recovered by foreclosure on the defaulted loans or from any FHA Claims payments. Such loss may be otherwise covered by amounts available from the Credit Enhancement provided for the Offered Securities, as specified in the related Prospectus Supplement.

       CONTRACTS SECURED BY MANUFACTURED HOMES. The Secured Contracts will be secured by security interests in Manufactured Homes that are not considered to be real property because they are not permanently affixed to real estate. Perfection of security interests in such Manufactured Homes and enforcement of rights to realize upon the value of such Manufactured Homes as collateral for the Secured Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Servicer of a Secured Contract will not amend any certificate of title to change the lienholder specified therein from such Servicer to the Issuer or the applicable Trustee and will not deliver any certificate of title to such Issuer or Trustee or note thereon such Issuer's or Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to such Issuer or Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to such Issuer or Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Servicer or a trustee in bankruptcy of the Servicer. If any related Credit Enhancement is exhausted and a Secured Contract is in default, then recovery of amounts due on such Secured Contracts is dependent on repossession and resale of the Manufactured Home securing such Secured Contract. Certain other factors may limit the ability of the Servicer to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due.

       UNSECURED CONTRACTS. The obligations of the borrower under any Unsecured Contract included as part of the related Trust Property will not be secured by an interest in the related real estate or otherwise, and the related Issuer, as the owner of such Unsecured Contract and the related Indenture Trustee, as assignee for the benefit of the Noteholders, of the Issuer's interest in such Unsecured Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an Unsecured Contract, the related Issuer or Indenture Trustee, as applicable, will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to an borrower on an Unsecured Contract, the obligations of the borrower under such Unsecured Contract may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trustee as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Contract may not demonstrate the same degree of concern over performance of its obligations under such Unsecured Contract as if such obligations were secured by a single family residence owned by such borrower.

       CONSUMER PROTECTION LAWS RELATED TO CONTRACTS. Numerous federal and state consumer protection laws impose requirements on lending under retail installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to a Trustee as an assignee of Contracts. FIC will warrant that each Contract complies with all requirements of law and, with respect to any Secured Contract, will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing such Secured Contract. A breach of any such warranty that materially adversely affects the interests of the Securityholders in any Contract would create an obligation of the Seller to repurchase or replace such Contract unless such breach is cured.

       RELIANCE ON MANAGEMENT OF TIMESHARE UNITS. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while borrowers are obligated to make payments under their Mortgage Loans irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by borrowers whose timeshare units are affected.

RECHARACTERIZATION OF SALE OF LOAN ASSETS AS BORROWING

       In the event of the bankruptcy or insolvency of an affiliate of the Issuer it is possible that a creditor, receiver, trustee in bankruptcy or other party in interest may claim that the transactions through which the Issuer acquired the Loan Assets were pledges of the Loan Assets rather than true sales, and that, accordingly, the Loan Assets should be part of such affiliate's bankruptcy estate. The transactions have been structured applying principles such that following the bankruptcy of such affiliate, a court, in a proceeding considering the transfers of the Loan Assets from such affiliate to the Issuer, should treat the transfers of the Loan Assets as a true sale and, therefore, the Loan Assets should not be part of such affiliate's bankruptcy estate. The Issuer and any such affiliate will treat transfers of the Loan Assets as sales from the affiliate to the Issuer for tax and accounting purposes, but such treatment will not preclude a creditor, receiver, trustee in bankruptcy or other party in interest of any such affiliate from pursuing such claim. If such transactions are determined to be sales to the Issuer, the Loan Assets would not be part of any such affiliate's bankruptcy estate and would not be available for distribution to any such affiliate's creditors or equity security holders.

       Additionally, in the event of the bankruptcy or insolvency of any of the Issuer's affiliates, a creditor, receiver, trustee in bankruptcy or other party in interest may seek a court order consolidating the assets and liabilities of the Issuer with the estate of such affiliate ("substantive consolidation") with the result that their combined estate will be made subject to their combined liabilities. This transaction has been structured applying principles such that following the bankruptcy of an affiliate of the Issuer, a court, upon motion of a creditor, receiver, trustee in bankruptcy or other party in interest, should not consolidate the assets and liabilities of the Issuer and such affiliate on the basis of any legal theories regarding substantive consolidation previously recognized by courts of competent jurisdiction in bankruptcy proceedings. The foregoing statement is based on and subject to a number of assumptions concerning facts and circumstances that have been noted, cited or acknowledged by courts adjudicating similar claims in prior cases and certain other assumptions regarding the separate corporate identities of the Issuer and its affiliates, many of which relate to the manner in which the Issuer and its affiliates have conducted and will conduct their respective businesses.

       If either of the foregoing positions is argued before a court, such argument could prevent, even if ultimately unsuccessful, timely payments of amounts due on the Securities, and could result, if ultimately successful, in payment of reduced amounts on the Securities.

RISKS RELATING TO INDEXED SECURITIES

       An investment in Securities indexed, as to principal, premium and/or interest, to one or more values of currencies (including exchange rates and swap indices between currencies), commodities, interest rates or other indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Security is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Security is so indexed, the principal amount payable on the related final Distribution Date may be less than the original purchase price of such Security if allowed pursuant to the terms of such Security, including the possibility that no principal will be paid. The secondary market for such Securities will be affected by a number of factors, independent of the characteristics of the Loan Assets, structure of the cash flows and the value of the applicable currency, commodity, interest rate or other index, including the volatility of the applicable currency, commodity, interest rate or other index, the time remaining to the maturity of such

Securities, the amount outstanding of such Securities and market interest rates. The value of the applicable currency, commodity, interest rate or other index depends on a number of interrelated factors, including economic, financial and political events. Additionally, if the formula used to determine the principal amount, premium, if any, or interest payable with respect to such Securities contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity, interest rate or other index may be increased. The historical experience of the relevant currencies, commodities, interest rates or other indices should not be taken as an indication of future performance of such currencies, commodities, interest rates or other indices during the term of any Security. The credit ratings assigned to any Series or Class of Securities, in no way, are reflective of the potential impact of the factors discussed above, or any other factors, on the market value of the Securities. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Securities and the suitability of such Securities in light of their particular circumstances.


                            DESCRIPTION OF THE NOTES

GENERAL

       With respect to each Series, one or more Classes of Notes may be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

       Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Issuer, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. FIC has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each Class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "DTC Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for payment or distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL AND INTEREST ON THE NOTES

       The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each Class of Notes of a given Series will be described in the related Prospectus Supplement. The rights of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other Class or Classes of Notes of such Series, as described in the related Prospectus Supplement. See "Certain Information Regarding the Securities -- General". Unless otherwise provided in the related Prospectus

Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. Each Class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for Principal Only Securities), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each Class of Notes of a given Series or the method for determining such Interest Rate. See "Certain Information Regarding the Securities--Fixed Rate Securities and Floating Rate Securities". One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the Servicer's exercising its option to purchase the related Loan Assets Pool.

       One or more Classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

       Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all Classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each Class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such Class of Noteholders) of the aggregate amount available to be paid in respect of interest on the Notes of such Series.

       In the case of a Series of Notes which includes two or more Classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any Class of Notes will be made on a pro rata basis among all the Noteholders of such Class.

THE INDENTURE

       MODIFICATION OF INDENTURE. The related Indenture Trustee and the Issuer may, with the consent of Noteholders of not less than a majority of the outstanding principal amount of the Notes of the related Series, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Indenture, or modifying in any manner the rights of the related Noteholders (except as provided below).

       Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, without the consent of the holder of each outstanding Note affected thereby no supplemental indenture will: (i) change the date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Property to payment of principal or interest on the Notes or change any place of payment where, or the coin or currency in which, any such Note or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (ii) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or certain defaults thereunder and their consequences as provided for in such Indenture; (iii) modify or alter the provisions of the related Indenture regarding the definition of the term "outstanding"; (iv) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Loan Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (v) modify the sections of the related Indenture which specify the applicable percentage of the aggregate principal amount of the outstanding Notes of such Series necessary to amend such Indenture or certain other related agreements; (vi) modify the provisions of the related Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any part of the Trust Property or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such property or deprive the holder of any such Note of the security provided by the lien of such Indenture.

       To the extent provided in the applicable Prospectus Supplement, the related Indenture Trustee and the Issuer may also enter into supplemental indentures, without the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of, the related Indenture or modifying in any manner the rights of the Noteholders; provided that such action shall not adversely affect in any material respect the interests of any Noteholder.

       EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of:
(i) a default in the payment of any interest on any such Note when the same becomes due and payable, and such default shall continue for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Issuer made in the related Indenture or any representation or warranty of the Issuer made in the related Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith having been proven incorrect in any material respect as of the time made, and such default shall have continued and not been cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of 30 days after notice thereof is given to the Issuer by the applicable Indenture Trustee or to such Issuer and such Indenture Trustee by the holders of at least 25% of the aggregate principal amount of all Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuer or any substantial portion of the Trust Property. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Class of Notes.

       If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding (or such Noteholders as may be specified in the related Prospectus Supplement) may declare the principal of such Notes to be immediately due and payable. And such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding (or such Noteholders as may be specified in the related Prospectus Supplement).

       If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction of a majority of the Noteholders (or such Noteholders as may be specified in the related Prospectus Supplement) shall, do one or more of the following: (i) institute proceedings to collect amounts due, (ii) foreclose on property included in the Trust Property; (iii) exercise remedies as a secured party and the UCC; and (iv) sell the related Loan Assets. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Loan Assets following an Event of Default, unless (i) the holders of all such outstanding Notes (or such Noteholders as may be specified in the related Prospectus Supplement) consent to such sale, (ii) the proceeds of such sale are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest, or (iii) such Indenture Trustee determines that the Trust Property will not continue to provide sufficient funds for payment of principal of and interest on the Notes as they would become due if the Notes were not declared due and payable and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal amount of all Notes then outstanding (or such Noteholders as may be specified in the related Prospectus Supplement). If the Notes have been declared to be due and payable following an Event of Default, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Property.

       Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate principal amount of the outstanding Notes of a given Series (or such Noteholders as may be specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, and the holders of a majority of the aggregate principal amount of such Notes then outstanding (or such Noteholders as may be specified in the related Prospectus Supplement) may, in certain cases, waive any past default and its consequences, except a default in the payment of principal of or interest on any of the Notes or in respect of a covenant or provision of such Indenture that cannot be modified or amended without the consent of the holders of each such outstanding Note.

       Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any Series will have the right to institute any proceeding, judicial or otherwise, with respect to the related Indenture, unless (i) such holder has previously given written notice to the applicable Indenture Trustee of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal amount of the outstanding Notes of such Series (or such Noteholders as may be specified in the related Prospectus Supplement) have made written request to such Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as Indenture Trustee, (iii) such holder or holders have offered to such Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) such Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the outstanding Notes of such Series.

       In addition, each Indenture Trustee, by entering into the related Indenture, and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Issuer or the Servicer, or join in any institution against the applicable Issuer or the Servicer of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the related Indenture or certain related documents.

       The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Property and any amounts received by the Indenture Trustee under any Credit Enhancement in respect of the Notes, as provided in the related Indenture. The Issuer shall not otherwise be liable for payments on the Notes.

       CERTAIN COVENANTS. Each Indenture will provide that the related Issuer will not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Issuer's obligation to make due and punctual payments upon the Notes of the related Series and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Issuer has been advised that the rating of the Notes or the Certificates of such Series then outstanding would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any related Noteholder or Certificateholder.

       Each Issuer will not, among other things, (i) except as expressly permitted by the applicable Indenture or the applicable Sale and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Property unless directed to do so by the Indenture Trustee, (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes of the related Series (other than amounts properly withheld under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the Trust Property, (iii) engage in any business or activity other than as permitted by the Issuer's charter documents, (iv) permit the validity or effectiveness of the related Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the related Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof, or any interest therein or the proceeds thereof.

       ANNUAL COMPLIANCE STATEMENT. The Issuer will be required to deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of such Issuer, an officer's certificate with respect to the fulfillment of the Issuer's obligations under the Indenture during the immediately preceding fiscal year.

       INDENTURE TRUSTEE'S ANNUAL REPORT. If required by Section 313(a) of the Trust Indenture Act (the "TIA"), within 60 days after each February 1, the Indenture Trustee shall mail to each Noteholder, as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

       SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will cease to be of further effect with respect to the Notes of any Series, upon the delivery to the related Indenture Trustee for cancellation of all Notes of such Series or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

       The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the Issuer will be obligated to appoint a successor thereto for such Series. The holders of a majority of the aggregate principal amount of the related Notes outstanding may remove any such Indenture Trustee and the Issuer shall remove the Indenture Trustee if (i) such Indenture Trustee ceases to be eligible to continue as such under the related

Indenture; (ii) such Indenture Trustee becomes insolvent; (iii) a receiver or other public official takes charge of such Indenture Trustee or its property; or (iv) such Indenture Trustee otherwise becomes incapable of acting. In such circumstances, the Issuer will be obligated to appoint a successor thereto for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and no appointment of a successor thereto for any Series of Notes will become effective until the acceptance of appointment by such successor.

ADMINISTRATION AGREEMENT

       If and to the extent specified in the related Prospectus Supplement, FFI, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Issuer that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. To the extent specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee of such amount as may be set forth in the related Prospectus Supplement (the "Administration Fee"), which fee will be paid by the Servicer.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

       With respect to each Series, one or more Classes of Certificates may be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

       Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Seller, each Class of Certificates will initially be represented by one or more Certificates registered in the name of the nominee for DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given Series purchased by the Seller, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by the Seller. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Issuer) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements given, made or sent to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry

Registration" and "--Definitive Securities". Any Certificates of a given Series owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

       The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of or method of determining distributions with respect to principal and interest of each Class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates.

       Each Class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain Classes of Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each Cass of Certificates of a given Series or the method for determining such Pass Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given Series that includes Notes may be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any Class of Certificates will be made on a pro rata basis among all the Certificateholders of such Class.

       In the case of a Series of Certificates which includes two or more Classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such Class shall be as set forth in the related Prospectus Supplement.

       If and as provided in the related Prospectus Supplement, certain amounts remaining on deposit in the Collection Account after all required distributions to the related Securityholders have been made may be released to the Seller, FFI or one or more third party credit or liquidity enhancement providers.


                      POOL FACTORS AND TRADING INFORMATION

       The "Note Pool Factor" for each Class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Notes indicating the remaining outstanding principal balance of such Class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such Class of Notes. The "Certificate Pool Factor" for each Class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Class of Certificates indicating the remaining Certificate Balance of such Class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such Class of Certificates. Each Note Pool Factor and each

Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Notes, or the reduction of the Certificate Balance of the applicable Class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related Class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related Class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

       Unless otherwise provided in the related Prospectus Supplement, the Securityholders will receive reports on or about each Distribution Date concerning (i) with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Loan Assets, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Distribution Date, as applicable, amounts allocated or distributed on the preceding Distribution Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Distribution Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transfer and Servicing Agreements -- Reports to Securityholders".


                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

       To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Securities entitled only to (i) payments allocable to interest ("Interest Only Securities"); (ii) payments allocable to principal ("Principal Only Securities") and allocable as between scheduled payments of principal and Principal Prepayments (as defined below); or (iii) payments allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Securities may include one or more Classes as to which payments or distributions will be allocated (i) on the basis of collections from designated portions of the Trust Property, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. The timing and amounts of such payments or distributions may vary among Classes, over time or otherwise, in each case as specified in the related Prospectus Supplement.

       To the extent provided in the related Prospectus Supplement, one or more Classes of Securities may provide for interest that accrues, but is not currently payable ("Compound Interest Securities"). With respect to any Class of Compound Interest Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate principal balance of such Class on that Distribution Date.

       To the extent provided in the related Prospectus Supplement, a Series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments or distributions of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive payments or distributions of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments or distributions on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of payments or distributions of principal to Companion Securities, the weighted average lives of Companion Securities of a Series may be expected to be more sensitive to the actual rate of prepayments on the Loan Assets included in the related Trust Property than will the Scheduled Amortization Securities of such Series.

       To the extent provided in the related Prospectus Supplement, one or more Series of Securities may constitute a Series of "Special Allocation Securities" which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As more fully described in the related Prospectus Supplement for a Series of Special Allocation Securities, Special Allocation Securities are Securities for which the timing and/or priority of payments or distributions of principal and/or interest may favor one or more Classes of such Securities over one or more other Classes of such Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. To the extent specified in the related Prospectus Supplement for a Series of Special Allocation Securities, losses on the Assets included in the related Trust Property may be disproportionately borne by one or more Classes of such Series, and the proceeds, payments and distributions from such Assets may be applied to the payment in full of one or more Classes of such Series before the balance, if any, of such proceeds is applied to one or more other Classes within such Series. For example, Special Allocation Securities in a Series may be comprised of one or more Classes of Senior Securities ("Senior Securities") having a priority in right to payments or distributions of principal and interest over one or more Classes of Subordinated Securities ("Subordinated Securities"), to the extent described in the related Prospectus Supplement, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination". Typically, Subordinated Securities of a Series will carry a rating by the rating agencies rating the Securities of such Series lower than that of the Senior Securities of such Series. In addition, one or more Classes of Securities of a Series ("Priority Securities") may be entitled to a priority of payments or distributions of principal or interest from Assets included in the related Trust Property over another Class of Securities of such Series ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such Series. Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

FIXED RATE SECURITIES AND FLOATING RATE SECURITIES

       Any Class of Securities (other than Principal Only Securities) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described in the applicable Prospectus Supplement. Each Class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each Class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the Certificates--Distributions of Principal and Interest".

INDEXED SECURITIES

       To the extent so specified in any Prospectus Supplement, any Class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable on the final Distribution Date for such Class (the "Indexed Principal Amount") and/or the interest payable on any Distribution Date is determined by reference to a measure (the "Index") which will be related to the exchange rates of one or more currencies or composite currencies (the "Index Currencies"); the price or prices of specified commodities; or specified stocks, which may be based on U.S. or foreign stocks, on specified dates specified in the applicable Prospectus Supplement, or such other price, interest rate, exchange rate or other financial index or indices as are described in the applicable Prospectus Supplement. Holders of Indexed Securities may receive a principal amount on the related final Distribution Date that is greater than or less than the face amount of the Indexed Securities depending upon the relative value on the related final Distribution Date of the specified indexed item. Information as to the method for determining the principal amount payable on the related final Distribution Date, if any, and, where applicable, certain historical information with respect to the specific indexed item or items and special tax considerations associated with investment in Indexed Securities, will be set forth in the applicable Prospectus Supplement. Notwithstanding anything to the contrary herein, for purposes of determining the rights of a holder of a Security indexed as to principal in respect of voting for or against amendments to the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as the case may be, and modifications and the waiver of rights thereunder, the principal amount of such Indexed Security shall be deemed to be the face amount thereof upon issuance.

       If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall, in the absence of manifest error, be binding on all parties.

       The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement. See "Risk Factors -- Risks Relating to Indexed Securities".

BOOK-ENTRY REGISTRATION

       Unless otherwise specified in the related Prospectus Supplement, each Class of Securities offered hereby will be represented by one or more certificates registered in the name of Cede, as nominee of DTC. Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold beneficial interests in Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

       No Securityholder will be entitled to receive a certificate representing such person's interest in the Securities, except as set forth below. Unless and until Securities of a Class are issued in fully registered certificated form ("Definitive Securities") under the limited circumstances described below, all references herein to actions by Noteholders, Certificateholders or Securityholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to payments, distributions, notices, reports and statements to Noteholders, Certificateholders or Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to Securityholders in accordance with DTC procedures. As such, it is anticipated that the only Noteholder,

Certificateholder or Securityholder will be Cede, as nominee of DTC. Securityholders will not be recognized by the related Trustee as Noteholders, Certificateholders or Securityholders as such terms will be used in the relevant agreements, and Securityholders will only be permitted to exercise the rights of holders of Securities of the related Class indirectly through DTC and DTC Participants, as further described below.

       Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

       Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

       Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

       DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

       Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Securities on DTC's records. The ownership interest of each Securityholder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Securityholders will not receive written confirmation from DTC of their purchase, but Securityholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Securityholder entered into the transaction. Transfers of ownership interests in the Securities of any Class will be accomplished by entries made on the books of DTC Participants acting on behalf of Securityholders.

       To facilitate subsequent transfers, all Securities deposited by DTC Participants with DTC will be registered in the name of Cede, a nominee of DTC. The deposit of Securities with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Securityholders and its records will reflect only the identity of the DTC Participants to whose accounts such Securities are credited, which may or may not be the Securityholders. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Securities of a Series are held in book-entry form, Securityholders will not have access to the list of Securityholders of such Series, which may impede the ability of Securityholders to communicate with each other.

       Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Securityholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. DTC Participants and Indirect DTC Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

       DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Securityholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the related Indenture Trustee or Trustee (or any paying agent appointed thereby), the Seller, the Issuer or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each Class of Securities to DTC will be the responsibility of the related Indenture Trustee or Trustee (or any paying agent), disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Securityholders will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Securityholders may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Securityholders.

       Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

       DTC has advised FIC that it will take any action permitted to be taken by a Securityholder only at the direction of one or more DTC Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised FIC that it will take such actions with respect to specified percentages of the Securityholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

       Neither DTC nor Cede will consent or vote with respect to the Securities. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the related Indenture Trustee or Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Securities are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

       Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

       The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks

(including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Securities offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

       The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

       Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

       Payments and distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

       Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

       Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates, if any, of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the applicable Trustee in writing), (ii) the Issuer, the Seller the Administrator or the Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such Series, acting together as a single Class, advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

       Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee or Indenture Trustee will be required to notify all applicable Securityholders of a given Series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the applicable Trustee or Indenture Trustee will reissue such Securities as Definitive Securities to such Securityholders.

       Payments and distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the applicable Trustee or Indenture Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such payments and distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee or Indenture Trustee. The final payment or distribution on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders. The applicable Trustee or the Indenture Trustee will provide such notice to the applicable Securityholders not less than 15 nor more than 30 days prior to the date on which such final payment or distribution is expected to occur.

       Definitive Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.



                                   THE TRUSTS

       With respect to each Series of Securities with respect to which a Trust is the Issuer, the Seller will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. On the applicable Closing Date, the Seller will sell the Loan Assets to the Trust as specified in the related Prospectus Supplement. With respect to each Series of Securities, the Issuer will pledge the Loan Assets to the Indenture Trustee, for the benefit of the Noteholders, as specified in the related Prospectus Supplement.

       The Servicer will service the Loan Assets included in the Trust Property and will receive fees for such services as specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, in order to facilitate the servicing of the Loan Assets, the Seller, the Issuer and each Trustee will authorize the Servicer to retain physical possession of the applicable Loan Assets and other documents relating thereto as custodian with respect to such Loan Assets and related documents.

       The principal offices of each Issuer that is not a grantor trust and the related Owner Trustee, if any, will be specified in the applicable Prospectus Supplement.


                                  THE TRUSTEE

       As used herein, the term "Trustee" shall refer to the Indenture Trustee with respect to a Series of Notes, the Owner Trustee under the applicable Trust Agreement with respect to a Series of Certificates or the Pass-Through Trustee under the applicable Pooling and Servicing Agreement with respect to a Series of Certificates. The Trustees with respect to each Series will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement, Indenture or Pooling and Servicing Agreement, as applicable.

       Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Issuer, the Seller or the Servicer. In addition, the Trustee will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Property relating to a particular Series of Securities. At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Seller, or the Issuer, together with the Trustee, acting jointly, shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person or Persons, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the provisions of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, such powers, duties, obligations, rights and trusts as the Seller, or the Issuer, together with the Trustee, may consider necessary or desirable. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

       The Trustee will make no representations as to the validity or sufficiency of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, the related Securities, or of any Loan Asset or related document, and will not be accountable for the use or application by the Seller or a Transferor of any funds paid to the Seller or such Transferor in respect of the Securities or the related Assets, or amounts deposited in the related Distribution Account or deposited into any other account for purposes of making payments or distributions to Securityholders. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement.

       The Trustee may resign at any time and the Seller, the Servicer or the Administrator, as applicable, may remove the Trustee if the Trustee ceases to be eligible to continue as such under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the applicable Indenture, Trust Agreement or Pooling and

Servicing Agreement. Following any resignation or removal of the Trustee, the Seller or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.


                       DESCRIPTION OF THE TRUST PROPERTY

GENERAL

       The Trust Property for a Series of Securities may include (i) Loan Assets and payments or distributions thereon (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) if specified in the Prospectus Supplement, reinvestment income on such payments or distributions;
(iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any Mortgage Loan or Secured Contract included in the Trust Property and certain rights of the Administrator, if any, and the Servicer under any policies required to be maintained in respect of the related Loan Assets; and
(iv) if specified in the Prospectus Supplement, one or more forms of Credit Enhancement. The Trust Property will consist primarily of Loan Assets.

       With respect to a Series, FIC will acquire the Loan Assets in the open market or in privately negotiated transactions from one or more entities, and each such entity from whom FIC so acquires a significant portion of the Loan Assets (individually or collectively, the "Transferor") will be described in the related Prospectus Supplement, including a description of any affiliation between the Transferor and FIC. To the extent specified in the related prospectus supplement, the Loan Assets will have been originated or acquired by the Transferor in one of four ways: (i) the indirect origination and purchase of retail installment sales contracts from a network of independent contractors or dealers professionally installing property improvements ("indirect originations"); (ii) the origination of loans directly to consumers, including solicitations through direct mail and telemarketing ("direct originations");
(iii) the wholesale purchase of loans, on a flow basis, originated by other unaffiliated lenders, as correspondents ("correspondent originations"); or (iv) the purchase, on a bulk basis, of loan portfolios originated by other unaffiliated lenders ("portfolio acquisitions"). In acquiring the Loan Assets from a Transferor, FIC will rely on the representations and warranties made by the Transferor with respect to such Loan Assets. For a summary description of the expected representations and warranties with respect to such Loan Assets, See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Loan Assets". As further described in the related Prospectus Supplement for a Series, the Transferor will be obligated to repurchase or replace any Loan Assets that, subject to the lapse of any applicable cure period, are in breach of a representation or warranty made by the Transferor and such breach has a material and adverse affect on the value of such Loan Assets or the interest of Securityholders therein. To the extent that FIC has any obligation to repurchase or replace any Loan Assets for a material breach of any representations or warranties made by FIC, FIC is not expected to have the financial capability to repurchase or replace such defective Loan Assets, but rather FIC will be relying on the related Transferor of such defective Loan Assets to repurchase or replace them. See "The Seller".

       The following is a brief description of the Loan Assets expected to be included in the Trust Property for each Series. If specific information respecting the Loan Assets is not known at the time a Series is initially offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such

Series. A copy of the related Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to each Series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the related Trustee specified in the related Prospectus Supplement. A schedule of the Loan Assets relating to each Series, will be attached to the related Sale and Servicing Agreement or Pooling and Servicing Agreement delivered to the applicable Trustee upon delivery of such Series.

MORTGAGE LOANS

       The Mortgage Loans will be evidenced by promissory notes, retail installment sales contracts or other evidences of indebtedness (the "Mortgage Notes") and will be secured by mortgages, deeds of trust or other similar security instruments (the "Mortgages") creating a lien or security interest on single family (one-to-four unit) residences, units in planned unit developments, units in condominium developments, town homes and Manufactured Homes (as defined herein) (the "Mortgaged Properties") located in various states. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment or manufactured housing loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units in such Cooperatives. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgages will be junior liens on the related Mortgaged Properties, and the related superior liens will not be included in the related Loan Asset Pool. Certain of the Mortgage Loans may be partially insured to the extent described in the related Prospectus Supplement (and subject to the conditions described herein and in the related Prospectus Supplement) by the FHA under the Title I Program (the "Title I Mortgage Loans"). To the extent specified in the related Prospectus Supplement, the Mortgage Loans will have scheduled monthly payment dates throughout a month, and no Mortgage Loan will provide for deferred interest or negative amortization, and no commercial or multifamily loans will be included in any Mortgage Loan Pool.

       The payment terms of the Mortgage Loans to be included in the Trust Property for a Series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

       (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

       (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

       (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

       (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ("lockout periods"). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Transferor.

       With respect to a Series for which the related Trust Property includes Mortgage Loans the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average principal balance and the aggregate principal balance of such Mortgage Loans, the years of origination, geographic dispersion and original principal balances and the loan-to-value ratios of such Mortgage Loans.

CONTRACTS

       As specified in the related Prospectus Supplement for a Series, "Contracts" may include: (i) loans evidenced by retail installments sales or loan agreements, including loans secured by new or used Manufactured Homes (as defined herein) that are not considered to be interests in real property because such Manufactured Homes are not permanently affixed to real estate ("Secured Contracts") and (ii) loans evidenced by retail installments sales or loan agreements which are not secured by any interest in real or personal property ("Unsecured Contracts"). To the extent described in the related Prospectus Supplement, certain Contracts will be conventional (i.e., not insured or guaranteed by a governmental agency) contracts (the "Conventional Contracts"), while other Contracts will be partially insured by the FHA under the Title I Program (the "Title I Contracts"). To the extent specified in the related Prospectus Supplement, the Contracts included as part of the Trust Property for a Series will be fully amortizing and will bear interest at a fixed annual percentage rate ("APR"). The Secured Contracts differ from Mortgage Loans in that the Secured Contracts are not secured by an interest in real property, but rather by an interest in a Manufactured Home that is not permanently affixed to real estate. In addition, the Contracts differ from Mortgage Loans in that they are generally originated by a network of independent contractors or dealers that professionally install property improvements, rather than by financial institutions or other traditional mortgage lenders.

       While the Unsecured Contracts are not secured by a security interest in any related real or personal property, such contracts are still subject to the same underwriting criteria as the Mortgage Loans and the Secured Contracts.
For example, in underwriting an Unsecured Contract, the Transferor will consider the borrower's credit history and ability to repay the related debt as well as the value of real or personal property owned by the borrower which could be the subject of a junior lien in favor of the Transferor; however, because the Unsecured Contracts generally have smaller principal amounts than the Mortgage Loans or the Secured Contracts, a junior lien with respect to such real or personal property will not be obtained because the costs associated with obtaining and perfecting such a junior lien will not justify the benefits provided by such a lien, including any realization from the enforcement of such lien.

       The Manufactured Homes securing the Secured Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

       To the extent specified in the Prospectus Supplement with respect to a Series for which the related Trust Property includes Secured Contracts, for purposes of calculating the loan-to-value ratio of a Secured Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. To the extent specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

       The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balance as of the cut-off date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

ADDITIONS, SUBSTITUTION AND WITHDRAWAL OF ASSETS

       With respect to a Series, as described in the related Prospectus Supplement, the related Transferor, Seller or Issuer may, subsequent to the issuance of a Series, (i) deliver additional Assets to be included in the related Trust Property, (ii) withdraw Assets previously included in the Trust Property for such Series and substitute comparable assets therefor, or (iii) withdraw Assets previously included in a Reserve Fund for such Series. Assets may be added to the Trust Property for a Series subsequent to the issuance of such Series in the manner described under "Pre-Funding Arrangements" below. In addition, Assets may be withdrawn from or substituted into the Trust Property for a Series for the following reasons: (a) curing any breaches of representations and warranties with respect to such Assets, (b) curing certain immaterial irregularities with respect to such Assets that do not constitute a breach of such representations and warranties, or (c) achieving certain targeted or desired Loan Asset Pool characteristics with respect to the Loan Assets of a particular Series, including, without limitation, those characteristics that accommodate the requests of a Rating Agency, the Underwriters or a third party provider of Credit Enhancement. Any such additions, withdrawals or substitutions of Assets by the related Transferor or the Seller or the Issuer will be subject to the applicable limitations, requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement (and described in the related Prospectus Supplement) for such Series.

PRE-FUNDING ARRANGEMENTS

       To the extent provided in the related Prospectus Supplement for a Series, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will provide for a commitment by the related Trust or Issuer, as applicable, to subsequently purchase additional Loan Assets ("Subsequent Loan Assets") following the date on which the related Securities are issued (a "Pre-Funding Arrangement"). With respect to a Series, the Pre-Funding Arrangement will require that any Subsequent Loan Assets included in the Trust Property conform to the requirements and conditions provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement. If a Pre-Funding Arrangement is utilized in connection with the issuance of the Series of Securities, on the closing date for the issuance of such Series the related Trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by such Trustee in connection with the sale of one or more Classes of Securities of such Series; and, subsequently, the Issuer will acquire Subsequent Loan Assets in exchange for the release of money from the Pre-Funding Account for such Series. In addition, the Pre-Funding Arrangement will be limited to a specified period, not to exceed three months, during which time any transfers of Subsequent Loan Assets must occur and to a maximum deposit to the related Pre-Funding Account of no more than thirty-five percent (35%) of the aggregate proceeds received from the sale of all Classes of Securities of such Series.

       If all of the funds originally deposited in the such Pre-Funding Account are not used by the end of such specified period, then any remaining amount of such funds will be applied as a mandatory prepayment of a Class or Classes of Securities as specified in the related Prospectus Supplement. Although it is intended that the principal amount of Subsequent Loan Assets to be included as Trust Property after the closing date for the issuance of any particular Series will require application of substantially all of the Pre-Funding Account, and it is not anticipated that there will be any material amount of principal distributions from amounts remaining on deposit in the Pre-Funding Account in reduction of the principal balances of any Securities, no assurance can be given that such a distribution with respect to the Securities will not occur on the Distribution Date following the Due Period in which the Pre-Funding Arrangement ends. In any event, it is unlikely that the Transferor will be able to deliver Subsequent Loan Assets with aggregate principal balances that exactly equal the Pre-Funding Account, and the portion of the Pre-Funding Account remaining at the end of the Pre-Funding Arrangement, if any, will be distributed in reduction of the principal balance of the Securities of the related Series, as set forth in related Prospectus Supplement.

       As may be further specified in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account will be invested in short-term debt obligations of, or debt obligations guaranteed by, the United States, repurchase agreements that satisfy the criteria specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, certificates of deposit, time deposits and bankers acceptances of any United States depository institution or trust company, FDIC insured deposits, including deposits with the related Trustee, commercial paper, debt obligations, and money market funds; provided such investments are acceptable to each Rating Agency rating the Series of Offered Securities at the time at which the investments are made (collectively "Permitted Investments"); and provided further that an investment in such Permitted Investments will not require the Issuer for a Series to be registered as an "investment company" under the Investment Company Act of 1940, as amended. Permitted Investments will consist of short term investments that convert into cash or mature within a short period of time, have minimal or no exposure to fluctuations in value as a result of market changes in prevailing interest rates and are acceptable to each Rating Agency rating the applicable Series of Offered Securities.

       The utilization of a Pre-Funding Arrangement is intended to improve the efficiency of the issuance of a Series of Securities and the sale and assignment of the Loan Assets to the related Issuer through the incremental delivery of the Loan Assets on the closing date and during the three month period following the closing date for such Series, which allows for a more even accumulation of the Loan Assets by the Seller, the Issuer and the related Transferor and the issuance of a larger principal amount of Securities for such Series than would be the case without a Pre-Funding Arrangement.


                               CREDIT ENHANCEMENT

GENERAL

       The amount and types of credit and cash flow enhancement arrangements ("Credit Enhancement") and the provider thereof, if applicable, with respect to each Class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of the subordination of one or more Classes of Securities of such Series, the overcollateralization of the Trust Property with respect to a Series, the establishment of one or more Reserve Funds, the use of a cross-support feature, the use of a Mortgage Pool Insurance Policy, Guaranty Policy, Special Hazard Insurance Policy, bankruptcy bond, surety bond, letter of credit, credit or liquidity facility, guaranteed investment contract, swap or other interest rate protection agreement, repurchase obligation, yield maintenance agreement, other agreements with respect to third party payments or other support, cash deposits or such other form of Credit Enhancement as may be described in the related Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the related Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

       The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. To the extent specified in the related Prospectus Supplement, any Credit Enhancement with respect to a Series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities of such Series and interest thereon. If losses occur which exceed the amount covered by such Credit Enhancement or which are not covered by the Credit Enhancement, holders will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Class or Series of Securities, Securityholders of any such Class or Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Classes or Series.

SUBORDINATION

       If specified in the related Prospectus Supplement, payments and distributions in respect of scheduled principal, interest or any combination thereof that otherwise would have been payable or distributable to one or more Classes of a Series (the "Subordinated Securities") will instead be payable to one or more other Classes of such Series (the "Senior Securities") under the circumstances and to the extent provided in such Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Loan Assets and losses on defaulted Loan Assets will be borne first by the various Classes of Subordinated Securities and thereafter by the various Classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate payments and distributions in respect of delinquent payments or distributions on the Loan Assets over the lives of the Securities of a Series or at any time, the aggregate losses in respect of defaulted Loan Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the payments and distributions otherwise due to the Subordinated Securities that will be distributable to holders of Senior Securities on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate payments and distributions in respect of delinquent payments or distributions on the Loan Assets or aggregate losses in respect of such Loan Assets were to exceed the total amounts distributable and available for distribution to holders of Subordinated Securities were to exceed the specified maximum amount, holders of Senior Securities could experience losses on their Securities.

       In addition to or in lieu of the foregoing, if specified in the related Prospectus Supplement, all or any portion of payments or distributions otherwise due to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the related Trustee. If specified in the related Prospectus Supplement, such deposits may be made (i) on each Distribution Date, (ii) on each Distribution Date for specified periods, or (iii) on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in such Prospectus Supplement. If specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Seller or Issuer or the holders of any Class of Securities at the times and under the circumstances specified in such Prospectus Supplement.

       If specified in the related Prospectus Supplement, various Classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain payments and distributions to other Classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

       As between Classes of Senior Securities and as between Classes of Subordinated Securities, payments and distributions may be allocated among such Classes (i) in the order of their Stated Maturity or Assumed Final Distribution Dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As between Classes of Subordinated Securities, payments and distributions to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the related Prospectus Supplement.

OVERCOLLATERALIZATION

       If provided in the related Prospectus Supplement, the aggregate principal balance of the Loan Assets included in the Trust Property may exceed the aggregate original principal balance of the Securities of a Series thereby creating an "Excess Spread" on each Distribution Date. If provided in the related Prospectus Supplement, such Excess Spread may be distributed to holders of Senior Securities to produce and maintain a specified level of overcollateralization. With respect to a Series of Securities, the overcollateralization level may be fixed or may increase or decrease over time, subject to certain floors, caps and triggers, as set forth in the related Prospectus Supplement and the related Indenture, Sale and Servicing Agreement or Pooling and Servicing Agreement.

CROSS-SUPPORT

       If specified in the related Prospectus Supplement, separate Classes of related Series of Securities may represent the beneficial ownership of or be separately secured by, separate groups of Assets included in the Trust Property for a Series or otherwise available for the benefit of such Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that payments and distributions be made with respect to Securities evidencing beneficial ownership of or secured by one or more groups of Assets prior to payments or distributions to Subordinated Securities evidencing a beneficial ownership interest in or secured by other groups of Assets included in the same Trust Property. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

GUARANTY INSURANCE

       If specified in the Prospectus Supplement, one or more financial guaranty insurance policies (each, a "Guaranty Policy") will be obtained. Each such Guaranty Policy with respect to a Series will, subject to limitations described in the related Prospectus Supplement, provide to the holders of the insured Securities of a Series a guarantee of payment of any interest and/or principal payments due to such holders on each Distribution Date. The related Prospectus Supplement will describe the terms of any Guaranty Policy and will set forth certain information with respect to the applicable insurer.

MORTGAGE POOL INSURANCE

       With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, a Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained. Each such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or reported on Form 8-K and for the periods specified in the Prospectus Supplement. To the extent specified in the related Prospectus Supplement, the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to file claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer"). A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy, if any, will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

SPECIAL HAZARD INSURANCE

       With respect to a Series for which the related Trust Property includes Mortgage Loans (and, if specified in the related Prospectus Supplement, each Series for which the related Trust Property includes Contracts), in order to decrease the likelihood that holders of the Securities of such Series will experience losses in respect of such Mortgage Loans, if specified in the related Prospectus Supplement, one or more Special Hazard Insurance Policies (each, a "Special Hazard Insurance Policy") will be obtained. Each such Special Hazard Insurance Policy with respect to a Series will, subject to limitations described below and in the related Prospectus Supplement, protect holders of the Securities of such Series from loss caused by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties and (ii) the application of the coinsurance clause contained in hazard insurance policies. Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

       The related Prospectus Supplement will describe the terms of any applicable Special Hazard Insurance Policy and will set forth certain information with respect to the related special hazard insurer.

RESERVE FUNDS

       If specified in the Prospectus Supplement with respect to a Series, assets such as cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in such Prospectus Supplement will be deposited by the Seller or Issuer in one or more accounts (each, a "Reserve Fund") established and maintained with the related Trustee. Such cash and the payments on such other assets will be used to enhance the likelihood of timely payment and distribution of principal of, and interest on, or, if specified in the related Prospectus Supplement, to provide additional protection against losses in respect of the Assets included in the related Trust Property, to pay the expenses of the related Issuer or for such other purposes specified in such Prospectus Supplement. Whether or not the Seller or Issuer has any obligation to make such a deposit, certain amounts to which the holders of the Subordinated Securities of such Series, if any, the Seller or Issuer would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Permitted Investments. If a letter of credit is deposited with the applicable Trustee, such letter of credit will be irrevocable. To the extent specified in the Prospectus Supplement with respect to a Series, any instrument deposited therein will name the related Trustee, in its capacity as trustee for the holders of the Securities of such Series, as beneficiary and will be issued by an entity acceptable to each rating agency that rates such Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

                          SERVICING OF THE LOAN ASSETS

       Except as otherwise noted in the applicable Prospectus Supplement, the description set forth below of the servicing of Loan Assets is applicable to Loan Assets included in the Trust Property with respect to a Series of Securities.

       To the extent provided in the related Prospectus Supplement, the Loan Assets included in the Trust Property for a Series of Securities will be serviced by (i) the related Servicer as sole servicer, (ii) the related Master Servicer as administrator or master servicer, (iii) one or more loan servicing institutions as servicers or (iv) by another institution as master servicer. If an institution other than the Servicer acts as the sole servicer or as the master servicer for a Series, the Servicer may have no servicing obligations with respect to such Series. Generally, the discussion in this section of the Prospectus is applicable under circumstances when the Servicer is an affiliate of the Seller or Issuer. If the Servicer is not an affiliate of the Seller or Issuer, the discussion relating to the servicing of the Loan Assets as set forth below may be modified or superseded by any discussion relating to the servicing of the Loan Assets set forth in the Prospectus Supplement.

       To the extent specified in the related Prospectus Supplement, the Loan Assets will be serviced by one or more loan servicing institutions, which may include the Servicer or a Subservicer, pursuant to a subservicing agreement between each Subservicer and the Servicer (each, a "Subservicing Agreement"), which may be entered into only with the prior written consent of the applicable Trustee and the Administrator, if any.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

       When a Mortgaged Property has been or is about to be conveyed by the borrower, the Servicer, on behalf of the Trustee, shall, to the extent it has knowledge of such conveyance or prospective conveyance, enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event or in the event the related Mortgage does not contain a "due-on-sale" clause, the Servicer shall enter into an assumption and modification Agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under such Mortgage and, unless prohibited by applicable law or the mortgage documents, the borrower remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Mortgage.

REALIZATION UPON DEFAULTED LOAN ASSETS

       With respect to any defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments or the cure of any other event of default, the Servicer will take such action as it shall deem to be in the best interest of the Securityholders. Without limiting the generality of the preceding sentence, the Servicer will, in accordance with the servicing standard described above, (i) in the case of Title I Mortgage Loans and Title I Contracts only, direct the Trustee (or any Administrator) to submit an FHA Claim to the FHA, in accordance with FHA Regulations, or (ii) in the case of Mortgage Loans and Contracts, take such other action as the Servicer deems to be in the best interests of the

Securityholders, which, if no superior lien exists on the related Mortgaged Property, could include a foreclosure upon such Mortgaged Property in the name of the Trustee for the benefit of the Securityholders, provided such action is economically justified. Typically, however, the Servicer has chosen not to pursue foreclosures of defaulted loans comparable to the Loan Assets due to the costs involved. In servicing mortgage loans and contracts secured by junior liens in their portfolios, it will not be the Servicer's or any Subservicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale of the related Mortgaged Property, or to advance funds to keep the senior mortgage(s) current. In addition, if a defaulted Loan Asset (together with any senior lien indebtedness) has a high loan-to-value ratio, then the Servicer will be less likely to foreclose on the related Mortgaged Property, even if the Servicer has a first-lien position for such defaulted Loan Asset. In the event an FHA Claim is rejected by the FHA due to circumstances that constitute a breach of the Transferor's representations and warranties in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Transferor will be required to repurchase the related Title I Mortgage Loan or Title I Contract at the purchase price and in the manner set forth in such Sale and Servicing Agreement or Pooling and Servicing Agreement.

       In connection with any collection activities or foreclosure, the Servicer is required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

       Each Sale and Servicing Agreement and each Pooling and Servicing Agreement will require the Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Loan Assets. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the payment of a Loan Asset or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Loan Asset or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement and the FHA Regulations, if applicable.

SUBSERVICERS

       The Servicer is permitted under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to enter into servicing arrangements from time to time with subservicers (each, a "Subservicer") meeting the requirements of such Sale and Servicing Agreement or Pooling and Servicing Agreement, provided that the applicable Trustee gives written consent thereto. Notwithstanding any subservicing arrangements, the Servicer shall not be relieved of its obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to the applicable Trustee and the Securityholders, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Loan Assets.

REMOVAL AND RESIGNATION OF SERVICER

       To the extent specified in the Prospectus Supplement, the applicable Trustee may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of certain events described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. To the extent specified in the Prospectus Supplement, the Servicer will not be permitted to resign from its obligations and duties except by mutual consent of the Servicer, the Seller, the Issuer the applicable Trustee and any other persons so specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, or upon the determination that the Servicer's duties are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a qualified successor has assumed the Servicer's responsibilities and obligations. Upon removal or resignation of the Servicer, a successor servicer will be appointed pursuant to the terms and conditions set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement.

ADVANCES

       To the extent specified in the Prospectus Supplement, neither the Servicer, nor any Subservicer on behalf of the Servicer, shall have any obligation to advance its own funds for any delinquent scheduled payments of principal or interest on any Loan Asset or to satisfy or keep current the indebtedness secured by any superior liens on the related Mortgaged Property. To the extent specified in the Prospectus Supplement, no costs incurred by the Servicer or any Subservicer in respect of servicing advances shall, for the purposes of payments or distributions to Securityholders, be added to the amount owing under the related Loan Asset.

SERVICING PROCEDURES

       To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will service the Loan Assets pursuant to written guidelines promulgated by the Seller, the Issuer or the Servicer. The Servicer will exercise its best reasonable efforts to insure that any Subservicers service the Loan Assets in compliance with such guidelines and in a manner consistent with industry standards.

       MORTGAGE LOANS. To the extent specified in the related Prospectus Supplement, the Servicer and each Subservicer will be required to service and administer the Mortgage Loans and will have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. The Servicer, in servicing and administering the Mortgage Loans, will be required to employ or cause to be employed procedures (including collection, foreclosure, liquidation and REO Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with accepted servicing practices of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Securityholders' reliance on the Servicer. With respect to any Title I Mortgage Loan, the foregoing servicing standard also shall include the requirement that the Servicer will and will cause any Subservicer to, comply with FHA Regulations in servicing the Title I Mortgage Loans so that the FHA Insurance remains in full force and effect with respect to the Title I Mortgage Loans, except for good faith disputes relating to FHA Regulations or such FHA Insurance, unless such disputes would result in the termination or suspension of such FHA Insurance. The Servicer will be required to maintain the facilities, procedures and experienced personnel necessary to comply with such servicing standard and the duties of the Servicer set forth in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement.

       The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses and after the satisfaction of any senior liens.

       With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loan Assets -- General Legal Considerations -- Cooperative Loans". This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the ability to sell and realize the value of those shares.

       In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Code Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code
Section 216(b)(2). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Code Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

       So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

       CONTRACTS. With respect to Trust Property that includes Contracts, pursuant to the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through Subservicers subject to general supervision by the Servicer, will perform diligently all services and duties specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement in the same manner as prudent lending institutions of property improvement and/or manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related borrowers are located. The Servicer will monitor the performance of each Subservicer, if any, and, unless the related Prospectus Supplement states otherwise, will remain liable for the servicing of the Contracts in accordance with the terms of the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement. The duties to be performed by the Servicer or the Subservicer, if any, will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

ADMINISTRATION AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       With respect to each Loan Asset, the Servicer may receive compensation with respect to each interest payment thereon in an amount specified in the related Prospectus Supplement. As compensation for its servicing duties, each Subservicer, if any, will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, each Servicer or Subservicer, if any, will retain all assumption underwriting fees and late payment charges, to the extent collected from borrowers if provided in the related Prospectus Supplement.

       The Servicer and any Subservicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loan Assets. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, any primary mortgage insurance policy, or from any other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, any primary mortgage insurance policy, or another form of Credit Enhancement, or claims are either not made or not paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, a loss will occur on the Securities of the affected Series to the extent that the proceeds from the liquidation of a defaulted Loan Asset, after reimbursement of the Servicer's and the Subservicer's expenses, are less than the then outstanding principal balance of such defaulted Loan Asset.


                           THE SELLER AND THE ISSUER

       FIRSTPLUS INVESTMENT CORPORATION ("FIC") or a Trust formed by FIC for such purpose, will act as Issuer with respect to each Series of Securities, and with respect to each Series of Securities in which a Trust is the Issuer, FIC will act as Seller. FIC, a Nevada corporation, was incorporated in 1995 as a limited purpose finance corporation. All of the outstanding capital stock of FIC is owned by RAC Financial Group, Inc., the common stock of which is traded in the over-the-counter market on the Nasdaq National Market. The Seller maintains its principal office at 3773 Howard Hughes Parkway, Suite 300N, Las Vegas, Nevada 89109, and its telephone number is (702) 892-3772.

       As a limited purpose finance corporation under the Rating Agency guidelines, the business operations of FIC will be limited to functions relating to the issuance of one or more Series of Securities or similar series of asset-backed or mortgage-backed securities, the acquisition and resale of Loan Assets and other incidental activities related thereto. FIC does not have, and is not expected in the future to have, any significant assets. If FIC were required to repurchase a Loan Asset included in the Trust Property for a Series, its only sources of funds to make such repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Transferor of such Loan Asset or the related Servicer, as the case may be, or from a Reserve Fund, if any, established to provide funds for such repurchases.

       Neither FIC nor any of its affiliates will insure or guarantee the Securities of any Series or the Loan Assets backing any such Series. See "Risk Factors -- Limited Assets."

                        THE SERVICER AND THE TRANSFEROR

       To the extent specified in the related Prospectus Supplement, the Servicer with respect to any Series of Securities may be FIRSTPLUS FINANCIAL, INC. ("FFI"), an affiliate of FIC. In addition, to the extent specified in the related Prospectus Supplement for a Series, the related Transferor of the Loan Assets to the Seller or the Issuer, as applicable, for such Series may also be FFI. See "Description of the Trust Property -- General".

       The delinquency and loss experience of FFI for the periods indicated is set forth below. In the event that FFI is not the Servicer with respect to a Series, or if an entity other than FFI acts as Servicer with respect to a Series, the delinquency experience of such Servicer will be set forth in the related Prospectus Supplement.

                             Delinquency Experience

                                                     Three Months Ended
                                    --------------------------------------------------------
DELINQUENCY DATA:                     1994                          1995
                                    --------    --------------------------------------------
Delinquencies in Serviced Loan
   Portfolio (at period end) (1):    Dec. 31     Mar. 31     June 30    Sept. 30     Dec. 31
                                    --------    --------    --------    --------    --------
   31-60 days ...................        3.7%        2.3%        1.7%        1.8%        1.5%
   61-90 days ...................        1.4         1.0         0.7         0.7         0.5
   91 days and over .............        3.2         3.3         1.9         2.2         2.1
                                    --------    --------    --------    --------    --------
         Total ..................        8.3%        6.6%        4.3%        4.7%        4.1%
                                    ========    ========    ========    ========    ========
Serviced Loan Portfolio (at
period end) (dollars in
thousands)                          $ 60,850    $ 70,410    $177,358    $238,584    $387,343

                                                        Three Months Ended
                                    ------------------------------------------------------------
                                                       1996                               1997
                                    ----------------------------------------------      --------
Delinquencies in Serviced Loan
   Portfolio (at period end) (1):    Mar. 31     June 30    Sept. 30       Dec. 31       Mar. 31
                                    --------    --------    --------      --------      --------
   31-60 days ...................        1.4%        1.1%        0.8%          1.0%          0.9%
   61-90 days ...................        0.6         0.5         0.4           0.4           0.4
   91 days and over .............        2.2         1.9         1.5           1.3           1.1
                                    --------    --------    --------      --------      --------
         Total ..................        4.2%        3.5%        2.7%          2.7%          2.4
                                    ========    ========    ========      ========      ========
Serviced Loan Portfolio (at
period end) (dollars in
thousands)                          $506,287    $750,529    $1,267,147  $1,882,187    $2,713,137

                                                   Year Ended          Year Ended
                                                   December 31,       September 30,
                                                -----------------     -------------
                                                1994         1995         1996
                                                ----         ----         ----
LOSS AND DEFAULT DATA:
Net Losses as a percentage of the average
Serviced Loan Portfolio (2) .................   0.44%        0.04%        0.12%
Defaults as a percentage of the average
Serviced Loan Portfolio (2) .................   2.64%        0.69%        1.29%


(1) Delinquencies (as a percentage of the total serviced loan portfolio balance) typically increase in November and December of each calendar year.
(2) The average serviced loan portfolio is calculated by adding the beginning and ending balances for the period presented and dividing the sum by two.

       While the preceding tables generally indicate that FFI is experiencing declining delinquency, loss and default rates on its serviced loan portfolio as a whole, such rates have been increasing on a pool-by-pool basis. Although such increases to date have been within the parameters anticipated by FFI at the time of the issuance of each Series of Securities, there can be no assurance that such rates will not continue to increase. Loan Assets that will be conveyed to the Seller or Issuer in connection with the issuance of a Series of Securities will generally possess reduced delinquency, default and loss rates due to certain requirements of the Underwriters and Rating Agencies for such Series. THE OVERALL DECLINE IN THE DELINQUENCY RATES ON THE SERVICED LOAN PORTFOLIO IS PRINCIPALLY DUE TO THE INCREASED VOLUME OF LOANS ORIGINATED BY FFI. FFI CALCULATES ITS DELINQUENCY AND DEFAULT RATES BY DIVIDING THE AMOUNT OF DELINQUENT OR DEFAULTED LOANS IN THE SERVICED LOAN PORTFOLIO BY THE TOTAL SERVICED LOAN PORTFOLIO. SINCE FFI AND ITS AFFILIATES ARE ORIGINATING HIGHER VOLUMES OF NEW LOANS THAT, DUE TO THEIR LACK OF SEASONING, TEND TO HAVE LOWER DELINQUENCY AND DEFAULT RATES, FFI'S OVERALL DELINQUENCY AND DEFAULT RATES HAVE DECREASED.

       Because delinquencies and losses typically occur months or years after a loan is originated, data relating to delinquencies and losses as a percentage of the current portfolio can understate the risk of future delinquencies, losses or foreclosures. There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Loan Assets or with respect to any pool of Loan Assets will be comparable to the experience reflected above for assets originated and serviced by FFI or its affiliates. Because certain Loan Assets may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related mortgagor, the actual rates of delinquencies, foreclosures and losses on such Loan Assets, particularly in periods during which the value of the related Mortgage Properties has declined, could be higher than those historically experienced by the mortgage lending industry in general. In addition, the rate of delinquencies, foreclosures and losses with respect to the Loan Assets will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Certain Factors Affecting Delinquencies, Foreclosures and Losses on Loan Assets".


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

       The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which an Issuer will purchase Loan Assets from the Seller or Transferor, as applicable, and the Servicer will agree to service such Loan Assets, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Securities will be issued and each Administration Agreement pursuant to which FFI will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF LOAN ASSETS

       On or prior to the Closing Date specified with respect to any given Series of Securities in the related Prospectus Supplement (the "Closing Date"), the Transferor will sell and assign to the Seller or Issuer without recourse, its entire interest in the Loan Assets comprising the related Loan Asset Pool, together with all principal and interest on such Loan Assets (subject to exclusions or adjustments, specified in the related Prospectus Supplement, on or with respect to such Loan Assets on or after the Cut-off Date), other than principal and interest due and payable in respect of such Loan Assets on or before the date specified in the related Prospectus Supplement. On the Closing Date, the Seller or Issuer will transfer and assign to the applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement, a Pooling and Servicing Agreement or an Indenture, as applicable, its entire interest in the Loan Assets comprising the related Loan Asset Pool, together with all principal and interest on such Loan Assets (subject to exclusions or adjustments specified in the related Prospectus Supplement, on or with respect to such Loan Assets on or after the Cut-off Date), other than principal and interest due and payable in respect of such Loan Assets on or before the date specified in the related Prospectus Supplement. Each such Loan Asset will be identified in a schedule appearing as an exhibit to such Sale and Servicing Agreement or such Pooling and Servicing Agreement (a "Schedule of Loan Assets"). The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the purchase of the related Loan Assets from the Seller or Transferor and, to the extent specified in the related Prospectus Supplement, to provide for the funding of the applicable Credit Enhancement.

       In addition, as to each Loan Asset that is a Mortgage Loan, the Seller or Issuer, as applicable, will deliver to the applicable Trustee or its custodian, as specified in the related Prospectus Supplement, the related mortgage note ("Mortgage Note") and mortgage ("Mortgage"), any assumption and modification agreement, an assignment of the Mortgage in recordable form, evidence of title insurance and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Seller or Issuer, as applicable, may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

       With respect to each Loan Asset that is a Cooperative Loan, the Seller or Issuer will cause to be delivered to the applicable Trustee or its custodian, as specified in the related Prospectus Supplement, the related original Cooperative note endorsed to the order of such Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller or Issuer will file in the appropriate office an assignment and a financing statement evidencing such Trustee's security interest in each Cooperative Loan.

       With respect to each Loan Asset that is a Contract for a Manufactured Home, the Seller or Issuer will deliver or cause to be delivered to the applicable Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Securityholders to the Contracts, the Seller or Issuer will cause a UCC-1 financing statement to be filed identifying such Trustee as the secured party and identifying all Contracts as collateral. To the extent specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Seller or Issuer to such Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the holders of the Securities of the applicable Series in the Contracts could be defeated. See "Certain Legal Aspects of the Loan Assets."

       To the extent specified in the related Prospectus Supplement, in the applicable Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the Seller or Issuer generally will represent and warrant to the applicable Trustee, among other things, that (i) the information with respect to each Loan Asset set forth in the Schedule of Loan Assets attached thereto is true and correct in all material respects; (ii) at the date of initial issuance of the Securities, the Seller or Issuer, as applicable, has good and marketable title to the Loan Assets included in the Trust Property and such other items comprising the corpus of the Trust Property are free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance;
(iii) at the date of initial issuance of the Securities, no payment in respect of a Loan Asset is 30 or more days delinquent and there are no delinquent tax or assessment liens against the related Mortgaged Property, if any; and (iv) at origination, each Mortgage Loan complied in all material respects with applicable state and federal laws, including, without limitation, consumer, usury, truth-in-lending, consumer credit protection, equal credit opportunity and disclosure laws and with respect to any Title I Mortgage Loans, the FHA Regulations.

       In the event that the Seller or Issuer has acquired the Loan Assets for a Series, if specified in the related Prospectus Supplement, the Seller or Issuer, as applicable, may, in lieu of making the representations set forth in the preceding paragraph, cause the entity from which such Loan Assets were acquired to make such representations (other than those regarding such Seller's or Issuer's title to the Loan Assets, which will in all events be made by such Seller or Issuer, as applicable), in the agreement pursuant to which such Loan Assets are acquired, or if such entity is acting as Servicer, in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, or if such entity is acting as a Subservicer, in its Subservicing Agreement. In such event, such representations, and the Seller's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the Securityholders of such Series.

CONVEYANCE OF SUBSEQUENT LOAN ASSETS

       With respect to a Series of Securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loan Assets to the Issuer, as applicable, after the issuance of such Series, the related Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Transferor and Seller to satisfy the following conditions, among others: (i) each Subsequent Loan Asset purchased after the Closing Date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the Transferor, the applicable Trustee and the Seller or Issuer (the "Subsequent Transfer Agreement") and in the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (ii) the Transferor will not select such Subsequent Loan Assets in a manner that it believes is adverse to the interests of the Securityholders; (iii) as of the related Cut-off date, all of the Loan Assets in the Loan Asset Pool at that time, including the Subsequent Loan Assets purchased after the closing date will satisfy the criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement; (iv) the Subsequent Loan Assets will have been approved by any third party provider of Credit Enhancement, if applicable; and (v) prior to the purchase of each Subsequent Loan Asset the applicable Trustee will perform an initial review of certain related loan file documentation for such Loan Asset and issue an initial certification for which the required documentation in such loan file has been received with respect to each such Subsequent Loan Asset. The Subsequent Loan Assets, on an aggregate basis, will have characteristics similar to the characteristics of the pool of Initial Loan Assets as described in the related Prospectus Supplement. Each acquisition of any Subsequent Loan Assets will be subject to the review by any third party provider of Credit Enhancement, if applicable, the Rating Agencies and the Transferor's accountants of the aggregate statistical characteristics of the related Loan Asset Pool for compliance with the applicable statistical criteria set forth in the related Sale and Servicing Agreement or Pooling and Servicing Agreement.

REPURCHASE OR SUBSTITUTION OF LOAN ASSETS

       The Trustee (or its custodian as specified in the related Prospectus Supplement) will review the documents delivered to it with respect to the Loan Assets included in the related Trust Property. To the extent specified in the related Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Seller or Issuer cannot deliver such document or cure such defect within 60 days after notice thereof (which the applicable Trustee will undertake to give within 45 days of the delivery of such documents), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Loan Asset, then the Seller or Issuer, as applicable, will, not later than the Determination Date next succeeding the end of such 60-day period (a) if provided in the Prospectus Supplement remove the affected Loan Asset from the Trust Property and substitute one or more other Loan Assets therefor or (b) repurchase, or cause the Transferor to repurchase the Loan Asset for a price equal to 100% of its principal balance plus interest thereon as of the date specified in the related Prospectus Supplement, plus the amount of unreimbursed servicing advances made by the Servicer or any Subservicer with respect to such Loan Asset. To the extent specified in the related Prospectus Supplement, such purchase price will be deposited in the Collection Account on such Determination Date and such repurchase and, if applicable, substitution obligation will constitute the sole remedy available to holders of the Securities of the applicable Series or the related Trustee against the Seller or the Issuer for a material defect in a document relating to a Loan Asset.

       If the Prospectus Supplement for a Series of Securities so provides, then in lieu of agreeing to repurchase or substitute Loan Assets as described above, the Seller or the Issuer may obtain such an agreement from the entity which sold such Loan Assets to the Seller or Issuer, as applicable, which agreement will be assigned to the applicable Trustee for the benefit of the holders of the Securities of such Series.

EVIDENCE AS TO COMPLIANCE

       The related Sale and Servicing Agreement or Pooling and Servicing Agreement will provide that on or before a specified date after the end of each of the Servicer's fiscal years elapsing during the term of its appointment, beginning with the first fiscal year ending after the Closing Date, the Servicer, at its expense, will furnish to the applicable Trustee and certain other Persons (i) an opinion by a firm of independent certified public accountants on the financial position of the Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) if the Servicer is then servicing any Mortgage Loans, a statement from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Servicer's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for the United States Department of Housing and Urban Development Mortgage Audit Standards, or the Uniform Single Audit Program for Mortgage Bankers (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

LIST OF SECURITYHOLDERS

       Upon written request of the applicable Trustee, the Registrar for a Series of Securities will provide to the Trustee, within fifteen days after receipt of such request, a list of the names and addresses of all holders of record of the Securities of such Series as of the most recent Record Date for payment or distributions to holders of Securities of that Series. Upon written request of three or more holders of record of a Series of Securities for purposes of communicating with other holders with respect to their rights under the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement for such Series, the applicable Trustee will afford such holders access during business hours to the most recent list of holders of such Series held by such Trustee. With respect to Book Entry Securities, the only named holder on the Certificate Register will be the Clearing Agency.

       No Indenture, Trust Agreement or Pooling and Servicing Agreement will provide for the holding of any annual or other meetings of holders of Securities.

ADMINISTRATION OF THE DISTRIBUTION ACCOUNT

       The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to a Series will require the Servicer to maintain a Distribution Account that is either: (i) an account maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a long-term or short-term rating acceptable to each rating agency that rated the Securities; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF"), the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the applicable Trustee which depository institution or trust company will be required to have capital and surplus of not less than the amount specified in the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement; or
(iv) an account that will not cause any rating agency rating the Securities of such Series to downgrade or withdraw its then-current rating assigned to the Securities, as evidenced in writing by such rating agency. The instruments in which amounts in the Distribution Account may be invested are limited to Permitted Investments. To the extent specified in the related Prospectus Supplement, a Distribution Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. To the extent specified in the related Prospectus Supplement, the Seller, the Issuer or the Trustee will be entitled to receive any such interest or other income earned on funds in the Distribution Account as additional compensation. To the extent specified in the related Prospectus Supplement, the following payments and collections received subsequent to the cut-off date will be deposited in the Distribution Account:

       (i)    all payments on account of scheduled principal;

       (ii) all payments on account of interest accruing and collected on and after the date specified in the related Prospectus Supplement, subject to exclusions or adjustments described in such Prospectus Supplement;

       (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Subservicers or the Servicer, as described in the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

       (iv)   all Insurance Proceeds;

       (v) all proceeds of any Loan Asset or property acquired in respect thereof repurchased by the Servicer, the Seller or the Transferor or otherwise as described herein;

       (vi) all amounts, if any, required to be transferred to the Distribution Account from any Credit Enhancement for the related Series; and

       (vii) all other amounts required to be deposited in the Distribution Account pursuant to the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement.

REPORTS TO SECURITYHOLDERS

       Concurrently with each payment or distribution on the Securities of a Series, to the extent specified in the related Prospectus Supplement, the applicable Trustee will furnish to the related Securityholders a statement generally setting forth, to the extent applicable to such Series, among other things:

       (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each Class;

       (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each Class;

       (iii) the aggregate principal balance of each Class of the Securities after giving effect to payments and distributions on such Distribution Date;

       (iv) if applicable, the aggregate principal balance of any Class of Securities which are Compound Interest Securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

       (v) if applicable, the amount otherwise distributable to holders of any Class of Securities that were distributed to holders of other Classes of Securities;

       (vi) if any Class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments received by the related Trustee in respect of the related Loan Assets;

       (vii) certain performance information regarding the Loan Assets, including delinquency and foreclosure information, specified in the related Sale and Servicing Agreement or Pooling and Servicing Agreement;

       (viii) the amount of coverage then remaining under any Credit Enhancement; and

       (ix) all other information required to be provided pursuant to the related Indenture, Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement.

       The Servicer or the applicable Trustee will also furnish annually customary information deemed necessary for holders of such Securities to prepare their tax returns.

EVENTS OF DEFAULT

       "Events of Default" under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement with respect to a Series will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any of its covenants or agreements in such Sale and Servicing Agreement or such Pooling and Servicing Agreement materially affecting the rights of holders of the Securities of such Series which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the applicable Trustee or to the Servicer or the applicable Trustee by the holders of such Securities evidencing interests aggregating not less than 25% of the then outstanding principal balance of the affected Class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

       As long as an Event of Default under a Sale and Servicing Agreement or Pooling and Servicing Agreement remains unremedied by the Servicer, the applicable Trustee, or holders of Securities of each Class affected thereby evidencing, as to each such Class, interests aggregating not less than 51% of the then outstanding principal balance of such Class, may terminate all of the rights and obligations of the Servicer under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, whereupon the applicable Trustee, or a new Servicer appointed pursuant to such Sale and Servicing Agreement or such Pooling and Servicing Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement or such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Notwithstanding its termination as Servicer, the Servicer will be entitled to receive amounts earned by it under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement prior to such termination. If at the time of any such termination the Servicer is also servicing as the Administrator, the Servicer's status as Administrator will be simultaneously terminated by the Trustee and the Servicer's responsibilities as such shall be transferred to the successor servicer, if such person is then qualified to so act), or to another successor Administrator retained by the applicable Trustee, or to the applicable Trustee itself if a successor Administrator cannot be retained in a timely manner. To the extent provided in the related Prospectus Supplement, unless and until a successor servicer is appointed, the applicable Trustee will be required to fulfill the duties of the Servicer.

       No Securityholder will have any right under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement to institute any proceeding with respect to such Sale and Servicing Agreement or such Pooling and Servicing Agreement, unless such holder previously has given to the applicable Trustee written notice of default and unless the holders of Securities as specified in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement have made written request to the applicable Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the applicable Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceedings. However, no Trustee will be under any obligation to exercise any of the trusts or powers vested in it by the applicable Indenture, Trust Agreement or Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

       Each of the Sale and Servicing Agreement with respect to a Series and the Pooling and Servicing Agreement with respect to a Series may be amended by the Issuer, or the Seller, as applicable, the Servicer and the applicable Trustee without the consent of the Securityholders of such Series, to cure any error or ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under such Sale and Servicing Agreement or such Pooling and Servicing Agreement provided that such action will not adversely affect in any material respect the interests of any Securityholders of such Series. An amendment described above shall not be deemed to adversely affect in any material respect the interests of the Securityholders of a Series if either (a) an opinion of counsel satisfactory to the applicable Trustee is obtained to such effect, or (b) the person requesting the amendment obtains a letter from each of the rating agencies then rating the Securities of that Series to the effect that the amendment, if made, would not result in a downgrading or withdrawal of the rating then assigned by it to such Securities.

       To the extent specified in the Prospectus Supplement, each of the Sale and Servicing Agreement with respect to a Series and the Pooling and Servicing Agreement with respect to a Series may also be amended by the Issuer, or the Seller, as applicable, the Servicer, and the applicable Trustee with the consent of the Securityholders evidencing interests aggregating in excess of 50% of the then outstanding principal balance of the Securities of the applicable Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement or such Pooling and Servicing Agreement or of modifying in any manner the rights of Securityholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Loan Assets or distributions which are required to be made on any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of any Class of Securities in any manner other than as described in clause (i), without the consent of the holders of Securities evidencing 100% of the then outstanding principal balance of such Class or (iii) reduce the aforesaid percentage of Securities of any Class required to consent to any such amendment, without the consent of the holders of Securities evidencing 100% of the then outstanding principal balance of such Class.

                    CERTAIN LEGAL ASPECTS OF THE LOAN ASSETS

       The following discussion contains summaries of certain legal aspects of the Loan Assets which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loan Assets is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loan Assets.

       In addition, the following discussion also contains a summary of the Title I Program, which may be applicable to certain of the Loan Assets. With respect to each Series for which the related Trust Property includes Contracts, the related Prospectus Supplement will contain a discussion of certain legal aspects of manufactured housing contracts.

GENERAL LEGAL CONSIDERATIONS

       Applicable state laws generally regulate interest rates and other charges that may be assessed on borrowers, require certain disclosures to borrowers, and may require licensing of the Transferor, the Seller, the Issuer, the Trustee, the Administrator, the Servicer and any Subservicer. In addition, most states have other laws, public policies and general principles of equity relating to the protection of consumers and the prevention of unfair and deceptive practices which may apply to the origination, servicing and collection of the Loan Assets.

       The Loan Assets may also be subject to federal laws, including: (i) the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loan Assets; (ii) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the settlement and servicing of the Mortgage Loans; (iii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; (v) the Federal Trade Commission Preservation of Consumers' Claims and Defenses Rule, 16 C.F.R. Part 433, regarding the preservation of a consumer's rights; (vi) the Fair Housing Act, 42 U.S.C. 3601 et seq., relating to the creation and governance of the Title I Program; (vii) the Home Ownership and Equity Protection Act; and (viii) if applied, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").

       MORTGAGES. The Mortgage Loans will be secured by either deeds of trust, mortgages, deeds to secure debt or chattel mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the borrower, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the owner of the property and usually the borrower, called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable state law, the express provisions of the deed of trust or mortgage, and, in some cases, with respect to deeds of trust, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a borrower) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt generally are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms, the knowledge of the parties to such instrument and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

       COOPERATIVE LOANS. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project borrower, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a pool of Mortgage Loans including Cooperative Loans, the collateral securing the Cooperative Loans.

       The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

       MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

       An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. Foreclosure is regulated by statutes and rules and is subject to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature the court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure on proof that either the borrower's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

       A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value and such sale occurred while the borrower was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

       In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

       Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee to sell the property upon default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a prescribed period in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

       In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. Because of the difficulty a potential buyer at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be mitigated by the receipt of any mortgage insurance proceeds.

       A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage and any other prior liens, in which case it must either pay the entire amount due on the first mortgage and such other liens, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage and such liens, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

       The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee; however, a junior lienholder whose rights in the property are terminated pursuant to foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property. Junior lienholders may also institute legal proceedings separate from the foreclosure proceedings of the senior lienholders.

       Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the borrower. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

       COOPERATIVE LOANS. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

       The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

       Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

       In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

       JUNIOR LIENS. Certain of the Mortgage Loans, including the Title I Mortgage Loans, may be secured by junior lien mortgages or deeds of trust. Second mortgages or deeds of trust are generally junior to first mortgages or deeds of trust held by other lenders, and third mortgages or deeds of trust are generally junior to first and second mortgages or deeds of trust held by other lenders, and so forth. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage, are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior mortgagee satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. A junior mortgagee or beneficiary in some states may satisfy a defaulted senior lien in full and in some states may cure such default and bring the senior loan current, in either event, adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust to the contrary, no notice of default is required to be given to a junior mortgagee or beneficiary.

       Furthermore, the terms of a junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the senior mortgagee or beneficiary become part of the indebtedness secured by the senior mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

       RIGHT OF REDEMPTION. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

       The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

       ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

       In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court

(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

       Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule or forgiving all or a portion of the debt. Additionally, a federal bankruptcy court in a Chapter 11 bankruptcy case may be able to reduce the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan; however, the United States Supreme Court has recently eliminated such a risk in Chapter 7 and Chapter 13 bankruptcy cases.

       The Internal Revenue Code of 1986, as amended provides priority to certain tax liens over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

       ENFORCEABILITY OF CERTAIN PROVISIONS. Certain of the Mortgage Loans will contain a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. Courts will generally enforce clauses providing for acceleration in the event of a material payment default. However, courts, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

       Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. The exercise by the court of its equity powers will depend on the individual circumstances of each case. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to those prescribed statutorily. For the most part, these cases have upheld the statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protection to the borrower.

       Some of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

       Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Late charges are typically retained by servicers as additional servicing compensation.

       A portion of the Mortgage Loans contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or coveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

       Exempted from the general rule of enforceability of due-on-sale clauses were mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applied only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses.

       The Garn-St. Germain Act also sets forth nine instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be exercised upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a "due-on-sale" clause.

       If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer or the subservicer to enforce due-on-sale clauses may result in the Trust Property including a greater number of Mortgage Loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the seller's Mortgage Loan. Any inability to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

       Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

       ADJUSTABLE RATE LOANS. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a borrower.

       ENVIRONMENTAL LEGISLATION. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trustee or a Trust) to homeowners. In the event that title to a property securing a Mortgage Loan in a pool of Mortgage Loans was acquired by a Trustee or a Trust and cleanup costs were incurred in respect of the property, the holders of the related Securities might realize a loss if such costs were required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the holders of the related Securities realizing a loss if associated costs were required to be paid. The Seller, the Issuer, the Administrator, the Underwriters, the Transferors, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

       In the event that title to a Mortgaged Property is acquired by a Trustee or Issuer and cleanup costs are incurred in respect of such property, the related Securityholders might realize a loss if such costs are required to be paid. In addition, the presence of certain environmental contamination, including, but not limited to, lead-based paint, asbestos and leaking underground storage tanks could result in the Securityholders realizing a loss if any associated remedial costs are required to be paid. The Transferor, the Seller, the Issuer, the Servicer, any subservicer and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any Mortgaged Property, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

TRUTH IN LENDING ACT

       In September 1994, the Reigle Community Development and Regulatory Improvement Act of 1994 (the "Reigle Act") was enacted which incorporates the Home Ownership and Equity Protection Act of 1994, and which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act ("TILA"). These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges ("covered loans"). In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. A substantial majority of the loans originated or purchased by the Transferor are covered by the Reigle Act.

       The Reigle Act provisions impose additional disclosure requirements on lenders originating covered loans and prohibit lenders from originating covered loans that are underwritten solely on the basis of the borrower's home equity without regard to the borrower's ability to repay the loan. The Transferor believes that only a small portion of its loans originated in fiscal 1994 and fiscal 1995 are of the type that, unless modified, would be prohibited by the Reigle Act. As a result of the Reigle Act provisions, with respect to all covered loans, the Transferor applies loan underwriting criteria that take into consideration the borrower's ability to repay.

       The Reigle Act provisions also prohibit lenders from including prepayment fee clauses in covered loans to borrowers with debt-to-income ratios in excess of 50% or covered loans used to refinance existing loans originated by the same lender. The Transferor reported immaterial amounts of prepayment fee revenues in fiscal 1993, 1994 and 1995, respectively. The Transferor will continue to collect prepayment fees on loans originated prior to effectiveness of the Reigle Act provisions and on non-covered loans, as well as on covered loans in permitted circumstances following the effectiveness of the Reigle Act provisions. The Reigle Act provisions impose other restrictions on covered loans, including restrictions on balloon payments and negative amortization features, which the Transferor does not believe will have a material effect on its operations.

APPLICABILITY OF USURY LAWS

       Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

       A similar federal statute, adopted in 1976, provides federal usury preemption with respect to Title I Mortgage Loans, such as the Title I Mortgage Loans. This statute also permits states to reimpose interest rate limits by passing legislation at any time after June 30, 1976. To date, no state has enacted any reported statute to reimpose interest rate limits with respect to any loans, mortgage or advance that is insured under Title I.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

       Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer or the subservicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts available for distribution to the holders of the Offered Securities, but the Offered Securities would receive the full amount otherwise distributable to such holders to the extent that amounts are available from the credit enhancement provided for the Offered Securities. See "Risk Factors -- Limitations of Credit Enhancement". In addition, the Relief Act imposes limitations which would impair the ability of the Servicer or subservicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

THE TITLE I PROGRAM

       GENERAL. Sections 1 and 2(a) of the National Housing Act of 1934, as amended (the "Act"), authorize the creation of the Federal Housing Administration (which is an agency within the United States Department of Housing and Urban Development; such agency and department are referred to together herein as the "FHA") and the Title I Program. Certain of the Mortgage Loans or Contracts included in the Trust Property may be loans insured under the Title I Program. FHA Regulations contain the requirements under which approved Title I Lenders may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, up to the amount of such Title I Lender's FHA Reserve, as described below, and subject to the terms and conditions established under the Act and FHA Regulations. While FHA Regulations permit the Secretary of HUD, subject to statutory limitations, to waive a Title I Lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender (provided the Title I Lender has acted in good faith, is in substantial compliance with FHA Regulations and has credited the borrower for any excess charges), in general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the Act and FHA Regulations.

       Unlike certain other government loan insurance programs, loans under the Title I Program (other than loans in excess of $25,000) are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I Lender prior to any review of such loans. A Title I Lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to such lender. Under the FHA Regulations, if the Title I Lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA Regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I Lender that has submitted the insurance claim to repurchase the loan. Pursuant to a letter ruling issued by the FHA in October 1994, the FHA has stated that, as a policy, the FHA will strive to review all insurance claim submissions in a timely manner and limit the period of time within which it will request the repurchase of a loan to a period of one year after claim submission. The letter further states, however, that the FHA may find it necessary with respect to some claim submissions to apply the foregoing two-year incontestability provision strictly.

       The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place such home or the purchase of both a manufactured home loan and the lot (or cooperative interest therein) on which such home is placed. Title I Program loans may be made directly to the owners of the property to be improved or purchased ("direct loans") or with the assistance of a dealer or home improvement contractor that will have an interest in the proceeds of the loan ("dealer loans").

       Subject to certain limitations described below, eligible Title I loans are insured by the FHA for 90% of an amount equal to the sum of (i) the net unpaid principal amount and the uncollected interest earned to the date of default, (ii) interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,
(iii) uncollected court costs, (iv) title examination costs, (v) fees for required inspections by the lenders or its agents, up to $75, and (vi) origination fees up to a maximum of 5% of the loan amount. However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I Lender's FHA Reserve maintained by the FHA. Accordingly if sufficient insurance coverage is available in such FHA Reserve, then the Title I Lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

       Under the Title I Program, the FHA maintains an FHA insurance coverage reserve account (a "FHA Reserve") for each Title I Lender. The amount in each Title I Lender's FHA Reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I Lender in originating or purchasing eligible loans registered with the FHA for Title I Insurance, with certain adjustments permitted or required by FHA Regulations. The balance of such FHA Reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I Lender. Mortgage loans to be insured under the Title I Program will be registered for insurance by the FHA, and the increase in Title I insurance coverage to which the Title I Lender is entitled by reason of the reporting of such loans under the Title I Lender's contract of insurance will be included in the FHA Reserve for the originating Title I Lender following the receipt and acknowledgment by the FHA of a transfer of note report on the prescribed form (the "Transfer Report") pursuant to FHA Regulations.

       Under the Title I Program the FHA will reduce the insurance coverage available in a Title I Lender's FHA Reserve with the respect to loans insured under such Title I Lender's contract of insurance by (i) the amount of FHA Insurance claims approved for payment related to such loans, (ii) prior to October 1, 1995, after a Title I Lender has held its Title I contract of insurance for five years, the amount of the annual reduction (the "Annual Reduction") equal to 10% of the amount of insurance coverage contained in the related FHA Reserve as of that date, and (iii) the amount of reduction of the Title I Lender's FHA Reserve by reason of the sale, assignment or transfer of loans registered under the Title I Lender's contract of insurance. Such insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I Lender that are subsequently rejected by the FHA. On June 5, 1995, the FHA announced the elimination of Annual Reductions, effective as of October 1, 1995.

       Upon the receipt and acknowledgment by the FHA of a Transfer Report, originations of new loans will increase a Title I Lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating such loans registered with the FHA for insurance under the Title I Program. A Title I Lender is permitted to sell or otherwise transfer loans reported for insurance under the Title I Program only to another Title I Lender. Upon any such transfer, except a transfer with recourse or under a guaranty or repurchase Agreement, the seller is required to file a Transfer Report with the FHA reporting the transfer of such loans. Upon notification and approval of such transfer, the FHA Reserve of the selling Title I Lender is reduced, and the FHA Reserve of the purchasing Title I Lender is increased, by an amount equal to the lesser of 10% of the actual purchase price of the loans or the net unpaid principal balance of the loans, up to the total amount of the selling Title I Lender's FHA Reserve. Thus, in the event the selling Title I Lender's FHA Reserve was less than 10% of the unpaid principal balance of its portfolio of loans reported for insurance under the Title I Program prior to the sale, the seller's FHA Reserve may be exhausted as the result of a sale of only a portion of its total portfolio, with the result that its remaining Title I Program portfolio may be ineligible for Title I Program benefits until the lender originates or otherwise acquires additional loans reported for insurance under the Title I Program. Accordingly, the insurance coverage reserves transferred to the purchasing Title I Lender in such case will be less than 10% of the lesser of the purchase price or the principal balance of the portfolio of loans purchased, which may be the case with respect to the Transferor's purchase of certain Title I Mortgage Loans and Title I Contracts from certain Title I lenders and the transfer of the related insurance coverage from such lenders' FHA Reserves. Additionally, pursuant to FHA Regulations, not more than $5,000 in insurance coverage shall be transferred to or from a Title I Lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the approval of the Secretary of HUD. Such HUD approval is generally viewed as automatic, provided the formal requirements for transfer are satisfied, but HUD does have the right under FHA Regulations to withhold approval.

       Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I Lender for losses in the portfolio of insured loans held by such Title I Lender is limited to the amount in an FHA Reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis. Except when to do so would be in HUD's best interest, the FHA does not track or "earmark" the loans within a Title I Lender's portfolio to determine whether a reduction in such lender's FHA Reserve as the result of an insurance claim by such lender are, in fact, attributable to the insured loan with respect to which the claim was made. For this reason, if a Title I Lender is holding insured loans as a fiduciary on behalf of multiple non-affiliated beneficiaries, in order for such a lender to cause its FHA Reserve to be reduced only by an amount to which a particular beneficiary is entitled by reason of the insured loans beneficially held by it, the Title I Lender must segregate or "earmark" its FHA Reserve on its own books and records according to which beneficiary is entitled to what portion of the insurance coverage in the Title I Lender's FHA Reserve as if the insurance coverage were not commingled by the FHA in such FHA Reserve. If such Title I Lender continues to submit claims with respect to loans held on behalf of a beneficiary whose portion of insurance coverage in its FHA Reserve has been exhausted, the FHA will continue to honor such claims until all insurance coverage in such Title I Lender's FHA Reserve has been exhausted, even though such FHA Reserve may, in fact, be held by the Title I Lender for the benefit of a different beneficiary than the beneficiary of the insured loans to which the claims relate under a separate contractual agreement. In addition, under certain FHA administrative offset regulations, the FHA may offset an unsatisfied obligation of a Title I Lender to repurchase loans that are determined to be ineligible for insurance against future insurance claim payments owed by the FHA to such lender. In the case of a given Series, if the related Trustee were to hold loans insured under the Seller's or Issuer's FHA Reserve on behalf of another entity, the FHA were to determine that insurance claims were paid in respect of loans ineligible for insurance that related to such other entity, and the Trustee, on behalf of such other entity, was unable or otherwise failed to repurchase the ineligible loans, then the FHA could offset the amount of the repurchase obligation against insurance proceeds payable with respect to one or more Title I Mortgage Loans or Title I Contracts included in the Trust Property of such Series. If the Trustee were unable to recover the amount of such offset from the entity, the Securityholders with respect to such Series could experience a loss as a result.

       Accordingly, claims paid to the Trustee (or the Administrator, if any) by the FHA with respect to Title I loans insured under FIC's FHA Reserve other than the Title I Mortgage Loans and Title I Contracts may reduce the FHA Insurance Amount. In the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement, FIC and the Trustee (or the Administrator, if any) will agree not to submit claims to the FHA with respect to Title I loans other than the Title I Mortgage Loans and Title I Contracts if the effect thereof would be to reduce the FHA Insurance Amount. FIC has committed to use its FHA contract of insurance under the Title I Program only to report the record ownership of loans transferred and assigned to the Trustee pursuant to the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement and similar such agreements that may be entered into by FIC in the future.

       On the final Transfer Date, such FHA Insurance Amount will be the maximum amount of insurance coverage in FIC's FHA Reserve that will be available for the submission of claims on the Title I Mortgage Loans, and thereafter, such FHA Insurance Amount will be decreased as a result of payments by the FHA in respect of FHA Claims submitted for the Title I Mortgage Loans and Title I Contracts after the Transfer Dates and as a result of the repurchase or substitution of Title I Mortgage Loans and Title I Contracts by the Transferor. Except in connection with the conveyance of any Subsequent Mortgage Loans that are Title I Mortgage Loans and the substitution of Title I Mortgage Loans and Title I Contracts, the FHA Insurance Amount for the Title I Mortgage Loans and Title I Contracts will not be increased for any other Title I loans, either previously or subsequently owned by the Seller or the Issuer and reported for insurance in FIC's FHA Reserve.

       On the final Transfer Date, the amount of FHA insurance coverage that will have been transferred from the Transferor's FHA Reserve to FIC's FHA Reserve may be less than the maximum amount of insurance coverage transferrable which would otherwise equal 10% of the unpaid principal balance or the purchase price, if less. However, if individual Title I Mortgage Loans and Title I Contracts are repurchased from the applicable Trustee, by the Transferor, the Servicer and/or any Subservicer, then with respect to any individual Title I Mortgage Loan or Title I Contract the amount of FHA insurance coverage that will be transferred from the Trustee's FHA Reserve, in all likelihood, will be the maximum amount of insurance coverage of 10% of the unpaid principal balance or the purchase price, if less, until such time as FIC's FHA Reserve has been reduced to a balance which is less than such maximum amount. Accordingly, the transfer of insurance coverage from FIC's FHA Reserve as the result of the repurchase of Title I Mortgage Loans and Title I Contracts will cause a disproportionately larger reduction to the FHA Insurance Amount for each individual Title I Mortgage Loan and Title I Contract and if a significant amount of Title I Mortgage Loans and Title I Contracts are repurchased, could result in a substantial reduction of such FHA Insurance Amount and the relative percentage of such FHA Insurance Amount to the principal balance of the Title I Mortgage Loans and Title I Contracts remaining in the Trust Property.

       REQUIREMENTS FOR TITLE I PROPERTY IMPROVEMENT LOANS AND CONTRACTS. The proceeds of loans originated under the Title I Program for property improvements may be used only for improvements that substantially protect or improve the basic habitability or utility of an eligible property. Although Title I loans are available for several types of properties, the Title I Mortgage Loans will include primarily one-to four-family property improvement loans. FHA Regulations require that the borrower have at least a one-half interest in (i) fee simple title to the real property to be improved with the loan proceeds ("Secured Property"), (ii) a lease on the Secured Property for a fixed term that expires no sooner than six months after the maturity date of the property improvement loan or (iii) a properly recorded land installment contract for the purchase of the Secured Property. Any Title I property improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I property improvement loan in excess of $5,000 was required to be secured by such a recorded lien.

       The maximum principal amount of an eligible loan under the Title I Program, must not exceed the actual cost of the project plus any authorized fees and charges under the Title I Program as provided below; provided that such maximum principal amount does not exceed $25,000 for a single family property improvement loan. No single borrower is permitted to have more than an aggregate of $25,000 in unpaid principal obligations with respect to Title I loans without prior approval of HUD. Generally, the term of a Title I loan that is a property improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties (subject to the aforementioned limit on loans to a single borrower), and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans on the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount. If a property improvement loan (or combination of loans on a single property) exceeds $15,000, and either (i) the property is not owner occupied or (ii) the structure on the property was completed within six months prior to the application for the loan, the borrower is required to have equity in the property at least equal to the loan amount. In all other cases, there is no requirement that the owner contribute equity to the property other than fees and costs that may not be added to the balance of the loan as described below.

       Fees and charges that may be added to the balance of property improvement loans include (i) architectural and engineering fees, (ii) building permit costs, (iii) credit report costs, (vi) fees for required appraisals (if applicable), (iv) title examination costs and (v) fees for required inspections by the lender or its agent, up to $75. The Title I Lender is entitled to recover the following fees and charges in connection with a property improvement loan from the borrower as part of the borrower's initial payment:
(i) an origination fee not to exceed 1% of the loan amount, (ii) discount points, however, after July 5, 1995, only to the extent a lender can demonstrate a clear relationship between the charging of discount points and some tangible benefit to the borrower such as a compensating decrease in the interest rate being charged, (iii) recording fees, recording taxes, filing fees and documentary stamp taxes, (iv) title insurance costs, (v) current year tax and insurance escrow payments, (vi) fees necessary to establish the validity of the lien, (vii) appraisal fees that are not eligible to be financed, (viii) survey costs, (ix) handling charges for refinancing or modification of an existing loan, up to $100, (x) fees for approving assumption or preparing assumption agreements, not to exceed 5%, (xi) certain fees of closing agents and (xii) such other items as may be specified by the FHA. FHA Regulations prohibit the advancement of such fees and charges to the borrower by any party to the transaction.

       FHA Regulations distinguish between "direct loans" and "dealer loans." A loan is a "dealer loan" if an approved dealer having a direct or indirect financial interest in the transaction assists the borrower in obtaining the loan. A loan made by the lender to the borrower without the assistance of any party with a financial interest in the loan transaction (other than the lender) is a "direct loan."

       With respect to dealer loans, the dealer-contractor typically enters into a consumer credit contract or note with the borrower and, after completion of the financed improvements, assigns the contract or note to the Title I Lender. The dealer-contractor presents the loan application to the Title I Lender, receives the check or money order representing the loan proceeds and may accompany the borrower to the institution for the purpose of receiving payment. As a condition to the disbursement of the proceeds of a dealer loan, the Title I Lender is required to obtain a completion certificate signed by the borrower and the dealer certifying that the improvements have been completed in accordance with the contract and that the borrower has received no inducement from the dealer to enter into the transaction other than discount points. The Title I Lender may enter into an agreement under which the lender has full or partial recourse against the dealer for a period of three years in the event the Title I Lender sustains losses with respect to loans originated by such dealer and such loans do not satisfy FHA Regulations. FHA Regulations require that each dealer meet certain net worth and experience requirements and be approved by the FHA on an annual basis. Any Title I Lender that makes dealer loans is required to supervise and monitor the dealer's activities with respect to loans insured under the Title I Program and to terminate a dealer's approval if the dealer does not satisfactorily perform its contractual obligations or comply with Title I Program requirements.

       The note evidencing a property improvement loan insured under the Title I Program is required to bear a genuine signature of the borrower and any co-maker and co-signer, must be valid and enforceable, must be complete and regular on its face and must have interest and principal stated separately. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on the Title I loan must accrue from the date of the loan and be calculated according to the actuarial method, which allocates payments on the loan between principal and interest such that a payment is applied first to accrued interest and any remainder is subtracted from, or any deficiency is added to, the unpaid principal balance.

       Principal and interest on the note is required to be payable in equal installments at least monthly except where the borrower has irregular cash flow. The first and last payments may vary in amount from the regular installment amount but may not exceed 150% of the regular installment amount. The first payment may be due no later than two months from the date of the loan (i.e., the date upon which proceeds are disbursed by the lender). Late charges may be assessed only after fifteen days and cannot exceed the lesser of 5% of the installment, up to a maximum of $10 and must be billed as an additional charge to the borrower. In lieu of late charges, the note may provide for interest to accrue on late installments on a daily basis at the note rate. The note must include a provision for acceleration of maturity, at the option of the holder, upon a default by the borrower and a provision permitting prepayment in part or in full without penalty. The Title I Lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

       A written but unrecorded modification agreement executed by the borrower may be used in lieu of refinancing a delinquent or defaulted loan to reduce or increase the installment payment, but not to increase the term or interest rate. A written modification agreement may also be used to refinance a loan in order to reduce the interest rate, provided the loan is current.
Alternatively, the lender may negotiate an informal repayment plan for the borrower to cure a temporary delinquency within a short period of time by sending a letter to the borrower reciting the terms of the agreement. The lender may not release any party from liability under the note or any lien securing an insured loan without prior FHA approval.

       FHA Regulations do not require that the borrower obtain title or fire and casualty insurance as a condition to obtaining loan, except with respect to manufactured home loans. If the property is located in a flood hazard area, however, flood insurance in an amount at least equal to the loan amount is required at the date of loan disbursement. The Borrower is required to maintain flood insurance of at least the unpaid balance of the loan (or the value of the property if state law so limits the amount of flood insurance).

       REQUIREMENTS FOR TITLE I MANUFACTURED HOME CONTRACTS. The maximum principal amount for any Title I Contract for a Manufactured Home must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $48,600 for a new or existing manufactured home purchase loan; (ii) $16,200 for a manufactured home lot purchase; and (iii) $64,800 for a combination loan (i.e. a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract for a Manufactured Home may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

       Borrower eligibility for a Title I Contract for a Manufactured Home requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months from the date of the loan to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns and operates a manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract for a Manufactured Home is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

       Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974 (42 U.S.C. Sections 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacturer must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship which become evident within one year after the date of delivery. The regulations under the Title I Program set forth certain additional requirements relating to the construction, transportation and installation of any manufactured home and standards for the manufactured homesite financed by any Title I Contract. The proceeds from a Title I Contract for a Manufactured Home may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract for a Manufactured Home which is a manufactured home purchase loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the manufactured home, and the proceeds for a Title I Contract for a Manufactured Home which is a combination loan may be used for the purchase, construction or installation of a foundation, garage, carport, patio or other comparable appurtenance to the manufactured home. The proceeds from a Title I Contract for a Manufactured Home cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

       Any Title I Contract for a Manufactured Home must be secured by a recorded lien on the manufactured home (or lot or home and lot, as appropriate), its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property which is evidenced by a properly recorded financing statement, a properly recorded security instrument executed by the borrower and any other owner of the property or other acceptable instrument. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than a manufactured home dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed and the placement certificate executed by the borrower and the dealer is in order.

       TITLE I UNDERWRITING REQUIREMENTS. FHA Regulations require that, before making a loan insured under the Title I Program, a Title I Lender exercise prudence and diligence in determining whether the borrower and any co-maker or co-signer is solvent and an acceptable credit risk with a reasonable ability to make payments on the loan obligation. Prior to loan approval, the Title I Lender is required to satisfy specified credit underwriting requirements and to keep documentation supporting its credit determination. As part of its credit underwriting, the Title I Lender must obtain the following: (i) a dated credit application executed by the borrower, any co-maker and any co-signer, (ii) written verification of current employment and current income of the borrower and any co-maker or co-signer, (iii) a consumer credit report stating the credit accounts and payment history of the borrower and any co-maker or co-signer, (iv) on loans in excess of $5,000, written evidence that the borrower is not over 30 days delinquent on any senior lien instruments encumbering the improved property, (v) verification whether the borrower is in default on any obligation owed to or insured or guaranteed by the Federal Government and (vi) written verification of the source of funds for any initial payment required of the borrower if such payment is in excess of 5% of the loan. Before making a final credit determination, the lender is required to conduct a face-to-face or telephone interview with the borrower and any co-maker or co-signer to resolve any discrepancies in the information on the credit application and to assure that the information is accurate and complete. The Title I Lender's files must contain, among other things, the note or other debt instrument, the lien instrument and a copy of the property improvement contract (in the case of a dealer loan) or a detailed written description of the work to be performed, the materials to be furnished and the estimated cost (for a loan not involving a dealer or contractor).

       The Title I Lender is required to satisfy itself that the borrower's income is adequate to make the payments required under the loan and to pay the borrower's housing and other recurring expenses. The borrower's housing and other recurring expenses generally may not exceed a maximum percentage of gross income as published from time to time in the Federal Register. The Title I Lender is required to document any compensating factors that support the approval of the loan if such expense-to-income ratios are not satisfied. A Title I Lender is prohibited from approving a loan under the Title I Program without the approval of the FHA if the lender has knowledge that the borrower is past due more than 30 days under the original terms of an obligation owed to or insured or guaranteed by the Federal Government or the borrower has made material misstatements of fact on applications for loans or other assistance.

       UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE THE INDIVIDUAL LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, a Title I Lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, such Title I Lender is required promptly to report such finding to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of facts or misuse of loan proceeds was caused by (or was knowingly sanctioned by) such Title I Lender or its employees.

       CLAIMS PROCEDURES UNDER TITLE I. The term "default" is defined under FHA Regulations as the failure of the borrower to make any payment due under the note for a period of 30 days after such payment is due. The "date of default" is considered to be the date 30 days after the borrower's first failure to make an installment payment on the note that is not covered by subsequent payments applied to overdue installments in the order they became due. When a loan reported for insurance under the Title I Program goes into default, a Title I Lender is required to contact the borrower and any co-maker and co-signer by telephone or in person to determine the reasons for the default and to seek a cure. If such Title I Lender is not able to effect a cure after diligent efforts, it may provide the borrower with a notice of default stating that the loan will be accelerated in 30 days if the loan is not brought current or the borrower does not enter into a loan modification agreement or repayment plan. The notice of default must meet certain requirements set forth in the FHA Regulations and must conform to applicable state law provisions. Such Title I Lender is permitted to rescind the acceleration of maturity of the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

       Following acceleration of maturity of a secured property improvement loan, a Title I Lender has the option to proceed against the security or make a claim under its contract of insurance. If a Title I Lender chooses to proceed against the Secured Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Secured Property), (i) the Title I Lender must proceed against the loan security by foreclosure and acquire good, marketable title to the property securing the loan and (ii) the Title I Lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower, provided however, the Title I Lender may still file an FHA Insurance claim, but only with the prior approval of the Secretary of HUD.

       If a Title I Lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased, evidence that the lender has properly filed proofs of claims. Generally, a Title I Lender must file its claim of insurance with the FHA not later than nine months after the date of default. Concurrently with filing the insurance claim, such Title I Lender is required to assign to the United States of America it's entire interest in the note (or a judgment in lieu of the note), in any securities held and in any claims filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the Title I Lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the Title I Lender to repurchase the paid claim and to accept an assignment of the loan note. If the Title I Lender subsequently obtains a valid and enforceable judgment against the borrower, it may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim previously paid by it and make a demand for repurchase of the loan with respect to which the claim was paid at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the Title I Lender.

       A claim for reimbursement of loss with respect to a loan eligible for insurance under the Title I Program is required to be made on an FHA-approved form executed by a duly qualified officer of the Title I Lender and must be accompanied by copies of certain relevant documents and documentation specified in the FHA Regulations to support the claim. The Title I Lender is required, among other things, to document its efforts to effect recourse against any dealer in accordance with any recourse agreement with such dealer. If the loan is subject to an unsatisfied dealer recourse agreement claim, the Title I Lender is also required to assign its rights under such recourse agreement.
The FHA has the right to deny any claim for insurance in whole or in part based upon a violation of the FHA Regulations unless a waiver of compliance is granted. The Title I Lender is permitted to appeal any such claim denial and resubmit the claim within six months of the date of the claim denial, subject to a reprocessing fee. The applicable Sale and Servicing Agreement or Pooling and Servicing Agreement provides that the Trustee (or the Administrator) shall submit an FHA Claim with respect to any Title I Mortgage Loan or Title I Contract that goes into default if the default cannot be cured.

       If, as a result of the delay in the transfer of the FHA Insurance described above, FHA Insurance is not available with respect to any defaulted Title I Mortgage Loan or Title I Contract at the time it goes into default, then the amount required to make interest payments to the Securityholders with respect to the principal amount thereof, until such FHA Insurance becomes available and a claim for insurance can be made, if at all, will be paid from other amounts, if any, available in the Distribution Account.

       NO RIGHTS OF SECURITYHOLDERS AGAINST FHA. Because the Trust and the Securityholders will not hold an FHA contract of insurance, the FHA will not recognize the Trust or the Securityholders as the owners of the Title I Mortgage Loans, Title I Contracts or any portion thereof, entitled to submit FHA Claims to the FHA. Accordingly, the Trust and the Securityholders will have no direct right to receive insurance payments from the FHA. In the event the Trustee (or the Administrator, if any) submits an FHA

Claim to the FHA and the FHA approves payment of such FHA Claim, the related FHA Insurance Proceeds will be payable only to the Trustee or to the Administrator, if any, as agent and attorney-in-fact for the Trustee. The Securityholders' rights relating to the receipt of payment from and the administration, processing and submissions of FHA Claims by the Trustee or the Administrator, if any, are limited and governed by the related Sale and Servicing Agreement or Pooling and Servicing Agreement and FHA Claims Administration Agreement and these functions are obligations of the Trustee and the Administrator, if any, not the FHA.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of tax counsel to each Trust with respect to the related Series on the material matters associated with such consequences, subject to the qualifications set forth herein. "Tax Counsel" with respect to each Issuer will be Andrews & Kurth L.L.P. The summary does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

       The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuer will be provided with an opinion of Tax Counsel regarding certain federal income tax matters discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Issuer shall be deemed to refer to either FIC or the related Trust for the applicable Series and references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust, if any, and the Notes, Certificates and related terms, parties and documents applicable to the related Series. The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Securities will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.


                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

       The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related Series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Trusts for Which a Partnership Election is Made", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

       Tax Counsel will deliver its opinion that a Trust for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that
(1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

       If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Loan Assets, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Securityholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

       TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

       OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities, Interest Only Securities or Principal Only Securities. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

       INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

       A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term
Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

       SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

       FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Securities) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

       BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

       POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

       TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve
Fund), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

       A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

       INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities, Principal Only Securities or Interest Only Securities, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

       PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Loan Assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon foreclosure of Loan Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon foreclosure of the Loan Assets.

       The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loan Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loan Assets that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

       All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

       An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

       The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

       DISCOUNT AND PREMIUM. It is believed that the Loan Assets were not issued with OID, and, therefore, the Trust should not have OID income.
However, the purchase price paid by the Trust for the Loan Assets may be greater or less than the remaining principal balance of the Loan Assets at the time of purchase. If so, the Loan Assets will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on an asset-by-asset basis.)

       If the Trust acquires the Loan Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Loan Assets or to offset any such premium against interest income on the Loan Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

       SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

       DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

       Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loan Assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

       If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

       ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.


       The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

       SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

       ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be set forth in the related Prospectus Supplement. The

Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

       Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

       The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

       TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

       Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

       BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

       The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates of a Trust for which a partnership election will not be made, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Trust with respect to the related Series on the material matters associated with such consequences, subject to the qualifications set forth herein. In addition, Tax Counsel has prepared or reviewed the statements in the Prospectus under the heading "Trusts Treated as Grantor Trusts", and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Notes or Certificates.

       If a partnership election is not made, Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

       CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Loan Assets in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Loan Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

       Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire income from the Loan Assets in the Trust represented by Grantor Trust Certificates, including interest,

OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Loan Assets. The Loan Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

       PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Loan Asset based on each Loan Asset's relative fair market value, so that such holder's undivided interest in each Loan Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Loan Assets at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section
171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

       If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Loan Asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such Loan Asset that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Loan Asset. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED NOTES AND STRIPPED COUPONS

       Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See "--Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

       ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Loan Assets meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Loan Asset issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Loan Asset for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Loan Asset generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Loan Asset during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Loan Asset under the prepayment assumption used in respect of the Loan Assets and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Loan Asset at the beginning of such accrual period. No representation is made that the Loan Assets will prepay at any prepayment assumption. The "adjusted issue price" of a Loan Asset at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Loan Asset at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to a reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Loan Assets.

       With respect to the Loan Assets, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Loan Assets. Subsequent purchasers that purchase Loan Assets at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

       MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Loan Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Loan Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Loan Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

       The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

       The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

       A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

       PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Loan Asset for an amount that is greater than its stated redemption price at maturity of such Loan Asset, such Grantor Trust Certificateholder will be considered to have purchased the Loan Asset with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Loan Assets to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Loan Assets.

       ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such

Grantor Trust Certificateholder owns or acquires. See "--Premium". The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

       SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

       Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

       NON-U.S. PERSONS. Generally, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person and accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate will not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Loan Assets issued after July 18, 1984 by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Loan Assets where the obligor is not a natural person in order to qualify for the exemption from withholding.

       As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust.

       INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                              NOTES ISSUED BY FIC

       Notes issued by FIC, as Issuer, will be subject to the same rules of taxation as Notes issued by a Trust for which a partnership election is made, as described above under the heading "Trusts for Which a Partnership Election Is Made - Tax Consequences to Holders of the Notes."

       THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

       Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

       Certain transactions involving an Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of an Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given Series will be discussed in the related Prospectus Supplement.

       Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of Securities consult with its tax and/or legal advisors regarding whether the assets of the related Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                            LEGAL INVESTMENT MATTERS

       To the extent specified in the related Prospectus Supplement, the Securities of a Series will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because a substantial number of the Mortgage Loans are secured by liens on real estate that are not first liens, as required by SMMEA. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Offered Securities.

       Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA"), or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS, and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

       The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", or in securities which are issued in book-entry form.

       Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.


                              PLAN OF DISTRIBUTION

       Securities are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The related Prospectus Supplement will set forth the terms of offering of a Series of Securities, including the public offering or purchase price of each Class of Securities of such Series being offered thereby or the method by which such price will be determined and the net proceeds to the Issuer from the sale of each such Class of Securities. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

       In connection with the sale of the Securities, Underwriters may receive compensation from the related Issuer or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be

Underwriters in connection with such Securities, and any discounts or commissions received by them from the related Issuer or the Seller and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the related Issuer.

       It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the related Issuer or the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act.


                                USE OF PROCEEDS

       To the extent specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Securities will be applied to the simultaneous purchase of the Loan Assets related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Loan Assets until sale of the Securities and other expenses connected with pooling the Loan Assets and issuing the Securities.


                                 LEGAL OPINIONS

       Certain legal matters relating to the Securities of any Series will be passed upon for the related Issuer, the Seller and the Servicer by Andrews & Kurth L.L.P., Dallas, Texas. In addition, certain United States federal and Texas state tax and other matters will be passed upon for the related Issuer by Andrews & Kurth L.L.P., Dallas, Texas.

                                 INDEX OF TERMS

                                                                            PAGE
                                                                            ----
"Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
"Administration Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . 28
"Administration Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
"Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 28
"Applicable Accounting Standards" . . . . . . . . . . . . . . . . . . . . . . 58
"Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 5
"Benefit Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
"BIF" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
"Call Risk" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7, 55
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
"Cooperatives"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5, 40
"Credit Enhancement"  . . . . . . . . . . . . . . . . . . . . . 5, 7, 16, 17, 44
"Cut-off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
"Definitive Securities" . . . . . . . . . . . . . . . . . . . . . . . . . 32, 36
"Depository"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
"Distribution Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . 24, 29
"DTC Participants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23, 33
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Events of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . 25, 61
"Excess Spread" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
"Extension Risk"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
"FDIC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59, 97
"FHA Claims Administration Agreement" . . . . . . . . . . . . . . . . . . . . 17
"FHA Claims Administrator"  . . . . . . . . . . . . . . . . . . . . . . . . . 17
"FHA Reserve" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
"FHA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
"Garn-St. Germain Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
"Guaranty Policy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 2
"Indirect DTC Participants" . . . . . . . . . . . . . . . . . . . . . . . . . 33
"Interest Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"IRS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Loan Asset Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
"Loan Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii
"Master Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Mortgage Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
"Mortgages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
"NCUA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
"Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"OID regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
"OID" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
"OTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71, 97

                                                                            PAGE
                                                                            ----
"Owner Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i
"Pass Through Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Permitted Investments" . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
"Plan Assets Regulation"  . . . . . . . . . . . . . . . . . . . . . . . . . . 96
"Policy Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 97
"Pre-Funding Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
"Pre-Funding Arrangement" . . . . . . . . . . . . . . . . . . . . . . . .  7, 43
"Rating Agency" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"Reigle Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
"Relief Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19, 63, 73
"Reserve Fund"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
"SAIF"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
"Sale and Servicing Agreement"  . . . . . . . . . . . . . . . . . . . . . . . ii
"Schedule of Loan Assets" . . . . . . . . . . . . . . . . . . . . . . . . . . 56
"Secured Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
"Seller"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 1
"Senior Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . 31, 45
"Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, ii, 1
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9, 97
"Subordinated Securities" . . . . . . . . . . . . . . . . . . . . . . . . 31, 44
"Subsequent Loan Assets"  . . . . . . . . . . . . . . . . . . . . . . . .  6, 43
"Subsequent Transfer Agreement" . . . . . . . . . . . . . . . . . . . . . . . 57
"Subservicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
"TILA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
"Title V" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
"Transfer and Servicing Agreements" . . . . . . . . . . . . . . . . . . . . . 55
"Transfer Report" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
"Transferor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 39
"Trust Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 1
"Trust Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii, 4
"Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, 1, 38
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, 1, 1
"Window Period Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF THE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT
                                                  PAGE
                                                  ----
Available Information...........................   iii
Reports to Noteholders..........................    iv
Summary of Terms................................  S-1
Risk Factors....................................  S-12
Use of Proceeds.................................  S-20
Description of the Trust........................  S-20
The Home Loan Pool..............................  S-21
The Seller......................................  S-28
The Transferor and Servicer.....................  S-28
Description of Credit Enhancement...............  S-31
Description of the Notes........................  S-33
Description of the Transfer and Servicing
  Agreements....................................  S-41
Prepayment and Yield Considerations.............  S-47
Certain Federal Income Tax Consequences.........  S-59
ERISA Considerations............................  S-59
Underwriting....................................  S-59
Legal Investment Matters........................  S-61
Ratings.........................................  S-61
Legal Opinions..................................  S-62
Index of Terms..................................  S-63
                      PROSPECTUS
Prospectus Supplement...........................    iv
Available Information...........................     v
Incorporation of Certain Documents by
  Reference.....................................     v
Table of Contents...............................    vi
Summary of Terms................................     1
Risk Factors....................................    11
Description of the Notes........................    23
Description of the Certificates.................    28
Pool Factors and Trading Information............    29
Certain Information Regarding the Securities....    30
The Trusts......................................    37
The Trustee.....................................    38
Description of the Trust Property...............    39
Credit Enhancement..............................    44
Servicing of the Loan Assets....................    48
The Seller and the Issuer.......................    52
The Servicer and the Transferor.................    53
Description of the Transfer and Servicing
  Agreements....................................    55
Certain Legal Aspects of the Loan Assets........    62
Certain Federal Income Tax Consequences.........    81
ERISA Considerations............................    94
Legal Investment Matters........................    94
Plan of Distribution............................    94
Use of Proceeds.................................    95
Legal Opinions..................................    96
Index of Terms..................................    97

================================================================================

===============================================================================

                                  $733,125,000

                                 FIRSTPLUS HOME
                            LOAN OWNER TRUST 1997-2

                                [FIRSTPLUS LOGO]

                                   FIRSTPLUS
                             INVESTMENT CORPORATION
                                    (SELLER)

                           FIRSTPLUS FINANCIAL, INC.
                           (TRANSFEROR AND SERVICER)
                  -------------------------------------------

                             PROSPECTUS SUPPLEMENT
                  -------------------------------------------

                            PAINEWEBBER INCORPORATED
                          BANC ONE CAPITAL CORPORATION
                            BEAR, STEARNS & CO. INC.
                              MERRILL LYNCH & CO.

                                 JUNE 12, 1997




================================================================================